As filed with the Securities and Exchange Commission on February 24, 1999


                                                      Registration No. 333-41611

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                           MEDCARE TECHNOLOGIES, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

DELAWARE              87-0429962B                  8093
--------              -----------                  ----
(State or other       (IRS Employer                (Primary Standard Industrial
jurisdiction of       Identification Number)       Classification Code Number)
incorporation or
organization)

                        1515 West 22nd Street, Suite 1210
                            Oak Brook, Illinois 60521
                                 (630) 472-5300
               (Address, including zip code, and telephone number,
                        including area code, registrant's
                          principal executive offices)
                           --------------------------
                      Corporate Creation Enterprises, Inc.
                      686 North DuPont Boulevard, Suite 302
                             Milford, Delaware 19963
                                 (302) 424-4866
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:
                               Gary R. Blume, Esq.
                              Blume Law Firm, P.C.
                     11801 North Tatum Boulevard, Suite 108
                           Phoenix, Arizona 85028-1612

Approximate date of commencement of proposed public offering: This is for the resale of securities previously sold.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of each                               Proposed
class of                     Amount         Maximum           Proposed                  Amount of
Securities to                to be          Offering Price    Maximum                   Registration
be registered                Registered     Per Share (1)     Offering Price (1)        Fee
-----------------------------------------------------------------------------------------------------
Common Stock,                1,500,000      $     9.6875      $   14,531,250.00         $   4,541.02
Par Value $0.001, estimate
of shares underlying
conversion of Regulation D
offering  dated  June 1997.
Includes conversion warrants,
placement agent warrants

Common Stock, Par Value      500,000        $     9.6875      $    4,843,750.00         $   1,513.67
$0.001, Underlying
1995 Stock Option Plan

Common Stock, Par Value      300,000        $     9.6875      $    2,906,250.00         $     908.20
$0.001, Underlying
1996 Stock Option Plan

Common Stock, Par Value      500,000        $     9.6875      $    4,843,750.00         $   1,513.67
$0.001, Underlying
1997 Stock Option Plan

Common Stock, Par Value      176,000        $     9.6875      $    1,705,000.00         $     532.81
$0.001, Underlying Private
Placement, Regulation D
sold February 4, 1997

Common Stock, Par Value      600,000        $     9.6875      $    5,812,500.00         $   1,816.41
$0.001, Underlying Warrants
(300,000) and Common Stock
sold in reliance on
Regulation D, July 7, 1997

TOTALS:                                                       $   34,642,500.00         $  10,825.78
-----------------------------------------------------------------------------------------------------

(1) Estimated solely for calculation of the amount of the registration fee calculated pursuant to Rule 457(c).

         The Exhibit Index appears on page 93 of the sequentially numbered pages of this Registration Statement. This Registration Statement, including exhibits, contains 98 pages.

                                               CROSS REFERENCE SHEET

Item No.                                                                        Sections in Prospectus
1        Front of the Registration Statement and Outside
         Front Cover of Prospectus..............................................Cover Page
2        Inside Front and Outside Back Cover Pages of
         Prospectus        .....................................................Front Cover Pages; Table of
                                                                                Contents
3        Summary Information and Risk Factors...................................Summary Information and
                                                                                Risk Factors
4        Use of Proceeds   .....................................................Use of Proceeds
5        Determination of Offering Price........................................Determination of Offering Price
6        Dilution          .....................................................Dilution
7        Selling Security Holders...............................................Selling Security Holders..
8        Plan of Distribution...................................................Plan of Distribution
9        Legal Proceedings......................................................Legal Proceedings
10       Directors, Executive Officers, Promoters and Control Persons...........Management
11       Security Ownership of Certain Beneficial Owners and Management.....    Principal Shareholders
12       Description of Securities..............................................Description of Securities
13       Interest of Named Experts and Counsel..................................Interest of Named Experts
                                                                                and Counsel
14       Disclosure of Commission Position on Indemnification
         for Securities Act Liabilities.........................................Statement as to Indemnification
15       Organization within Last Five Years....................................Organization within Last Five Years
16       Description of Business................................................Description of Business
17       Management's Discussion and Analysis or Plan of Operations.............Management's Discussion and Analysis
                                                                                or Plan of Operation
18       Description of Property................................................Description of Property
19       Certain Relationships and Related Transactions.........................Certain Transactions
20       Market for Common Equity and Related Stockholder Matters...............Market for Common Equity and
                                                                                Related Stockholder Matters
21       Executive Compensation.................................................Executive Compensation
22       Financial Statements...................................................Index to Financial Statements
23       Changes In and Disagreements With Accountants on.......................Changes In and Disagreements With
         Accounting and Financial Disclosure                                    Accountants
24       Indemnification of Directors and Officers..............................Indemnification of Directors
                                                                                and Officers
25       Other Expenses of Issuance and Distribution............................Other Expenses of Issuance
                                                                                and Distribution
26       Recent Sales of Unregistered Securities................................Recent Sales of Unregistered
                                                                                Securities
27       Exhibits          .....................................................Exhibits
28       Undertakings      .....................................................Undertakings

                           MEDCARE TECHNOLOGIES, INC.
                              RESALE OF SECURITIES

         MedCare Technologies, Inc. (the "Company") is registering for the resale of up to 1,500,000 shares of Common Stock reserved pursuant to a Certificate of Designation filed with the State of Delaware and the terms of a sale of securities in reliance on Regulation D, Rule 506 (the "Offering"), which will occur upon various conversions and warrant exercises.

         The common stock is comprised of common stock converted under the terms of the preferred shares ("Common"), common stock issued under conversion warrants ("Conversion Warrants"), and common stock underlying the placement agent warrants ("Placement Warrants"). The conversions and exercises must happen prior to Common Shares being issued. Also registered for resale is 1,300,000 Shares of Common Stock issued pursuant to Stock Option Plans for 1995, 1996 and 1997 (the "Option Securities"). The options must be exercised prior to issuance of common shares. Registration of the common stock underlying two private placements of 776,000 shares of common stock in reliance on Regulation D, Rule 506 is also sought ("Offering Common"). The Common, Conversion Warrants, Preferred Warrants, Option Securities and Offering Common (collectively, the "Securities") were each offered separately and are separately transferable at any time from the dates of the agreements through which they were issued.

         This registration statement is for the resale of the above listed Securities.

         The offering prices of the securities have been determined according to the terms of a Certificate of Designation, the terms of a preferred stock offering, Conversion Warrants, Preferred Warrants, Placement Warrants, Option Securities under employee stock option plans for 1995, 1996 and 1997 and shares of a private placement (the "Securities"). Those Securities have been previously issued and sold in reliance on certain exemptions from registration. The securities being registered for resale hereunder may be sold by the Selling Security Holders, under those terms. The securities that are part of the private placement and the employee stock option plans will be sold into the market. All selling security holders, whether under the preferred stock, the private placement or the employee option plan, may sell their stock at the then-market price or at a price greater or less than that of market price, which may affect the market for the Company's stock. The Selling Security Holders and brokers involved in the resales may be deemed to be underwriters under the Securities Act of 1933. The Company will receive payments upon exercise of warrants, opinions, and the other Securities registered for resale herein, but will not receive any proceeds from the resales of Common Stock by the Selling Security Holders or for any warrants converted into stock via cashless exercise. See "RISK FACTORS", "DESCRIPTION OF STOCK -- COMMON STOCK WARRANTS."


         Prior to this Registration, the Common Stock of the Company has been traded on the OTC Bulletin Board. As of approximately July 20, 1998, the Company is listed on The Nasdaq Small Cap MarketTM ("Nasdaq") under the symbol MCAR. The Company is required to file, and has filed, periodic reports with the Securities and Exchange Commission. The most recent filing has been the Company's Form 10Q-SB/A, quarterly report for the quarter ended September 30, 1998.


         The summary of the prospectus required by Item 503 of Regulation S-B regarding material risks in connection with the purchase of the securities may be found under Item 3 of this Form SB-2.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             Price to Public         Proceeds to Company
Total                        $N/A                    $N/A

The securities registered pursuant to this SB-2 are for resale only and will be offered to the public. The underlying sales have been completed and only the resale of these securities is being registered.


          The date of this Registration Statement is February 24, 1999

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH ANY OFFER CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS CONSTITUTE AN OFFER OF ANY SECURITIES OR AN OFFER OF THE SHARES IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected at Room 1024 of the office of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, or at its Regional Offices located at Suite 1300, 7 World Trade Center, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filing made through the
Electronic Data Gathering Analysis and Retrieval System are also publicly available through the Securities and Exchange Commission's Web site (http://www.sec.gov).

         Investors are cautioned that this registration statement contains certain trend analysis and other forward looking statements that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward looking statements. These statements are based on current expectations and projections about the healthcare industry and assumptions made by management and are not guarantees of future performance. Therefore, actual events and results may differ materially from those expressed or forecasted in the forward looking statements due to factors such as the effect of changing economic conditions, material changes in currency exchange rates, conditions in the overall healthcare market, risks associated with product demand and market acceptance risks, the impact of competitive products and pricing, delays in new product development and technological risks and other risk factors identified in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K Report.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus.

                                   THE COMPANY

         MedCare Technologies, Inc. (the "Company") manages urinary incontinence clinics throughout the United States utilizing a proprietary biofeedback-based protocol known as the MedCare Program. The Company's executive offices are located at 1515 West 22nd Avenue, Suite 1210, Oak Brook, Illinois, 60521. Its telephone number is (630) 472-5300.

                                THE REGISTRATION

Securities to be Registered
---------------------------

MedCare Technologies, Inc. (the "Company") is registering for the resale of up to 1,500,000 shares of Common Stock reserved pursuant to a Certificate of Designation filed with the State of Delaware and the terms of a sale of securities in reliance on Regulation D, Rule 506 (the "Offering"), which will occur upon various conversions and warrant exercises. The common stock is comprised of common stock converted under the terms of the preferred shares ("Common"), common stock issued under conversion warrants ("Conversion Warrants"), and common stock underlying the placement agent warrants ("Placement Warrants"). The Company is required to register for 1,500,000 shares by the Registration Rights Agreement signed by the Company. The number of shares that will actually be issued may be more or less than the 1,500,000 shares being registered, because the conversion of the preferred stock into common stock is based on a formula that is dependent upon the Company's share price. If the Company's share price decreases, the number of shares that would be required to be issued increases. The 1,500,00 shares being registered in this registration statement was determined in order to provide adequate reserve to cover any realistic increase in the number of shares required.


The conversions and exercises must happen prior to Common Shares being issued. Also registered for resale is 1,300,000 Shares of Common Stock issued pursuant to Stock Option Plans for 1995, 1996 and 1997 (the "Option Securities"). The options must be exercised prior to issuance of common shares. Registration of the common stock underlying two private placements of 776,000 shares of common stock in reliance on Regulation D, Rule 506 is also sought ("Offering Common"). The Common, Conversion Warrants, Option Securities and Offering Common (collectively, the "Securities") were each offered separately and are separately transferable at any time from the dates of the agreements through which they were issued. This registration statement is for the resale of the above listed Securities.

Offering Price
--------------

All shares were offered under the terms of their individual offerings and proceeds have been received by the Company. This registration is for the resale of those Securities.

Shares of Common Stock Outstanding
----------------------------------


As of January 26, 1999, there are 7,825,105 outstanding shares of common stock. The outstanding shares includes the common stock issued in the private placement of 176,000 shares sold February 4, 1997 and the private placement of 300,000 shares sold July 7, 1997. This registration will result in up to 2,661,364 additional shares of the Company's common stock being introduced to the market as detailed below:

June 1997 offering shares to be registered                    1,500,000
1995 employee stock option plan                               500,000
1996 employee stock option plan                               300,000
1997 employee stock option plan                               500,000
Options underlying February 4, 1997 offering                  300,000
Less: options/warrants converted as of January 26, 1999       (438,636)
                                                              ---------
         Total                                                2,661,364

If all options, warrants and other instruments are exercised as detailed in this Registration Statement, there will be 10,486,469 shares outstanding.

In addition to the above, there are securities, options and warrants outstanding that are not subject to this registration statement that would result in an additional 311,344 shares of the Company's common stock being brought to the market as detailed below:

Concordia Partners L.P. new preferred stock warrants          11,344
Lyons Capital private placement dated 11/6/98                 300,000
                                                              -------
         Total                                                311,344

In total, if all the securities, options, warrants and employee stock options, including those not subject to this registration statement, were to be exercised, it would result in 10,797,813 shares outstanding.


Use of Proceeds
---------------

The Category "Use of Proceeds" is not applicable to this registration, as it is being conducted for purposes of resale of previously offered securities.

Risk Factors
------------

Investment in the Company involves certain general business risks and risks specifically inherent in the medical industry. As detailed elsewhere, this is a start-up company subject to federal and state regulation. Conversion of preferred stock and related warrants may obligate the Company to issue more shares than the number to be registered. In theory, there is no limit to the number that would be required, should the share price fall substantially below historical levels; this may have a negative effect on the market price of the shares of the common stock of the Company. This registration involves the resale of up to 3,576,000 shares of common stock of the Company. Past investors received the protection of the regulations regarding restricted securities and the inability of the holder to freely trade those securities. With this registration the securities will be freely tradeable and may cause a negative impact on the market if exercised and traded. See "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION

         The following tables set forth the summary financial information and other equity information of the Company. The summary financial information in the tables is derived from the financial statements of the Company and should be read in conjunction with the financial statements, related notes and other financial information included herein. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS" and "FINANCIAL STATEMENTS."

Statement of Operations Data
----------------------------

                                                    Years Ended
                                                   December 31,

                                    1995                      1996                      1997
Revenues                            $       0                 $       0                 $     91,802

Expenses
    General and Administrative        689,713                   452,037                    1,515,459
                                      -------                   -------                    ---------
Total Expenses                        689,713                   452,037                    1,515,459

Other Income and Expenses
   Interest Income                          0                     2,801                      119,146
Loss from Discontinued
   Operations                               0                         0                       (4,489)
Gain on Sale of Subsidiary                  0                         0                       15,770
                                            -                         -                       ------

Net Loss                            $(689,713)                $(449,236)                $ (1,293,230)

Less: Preferred Deemed Dividends            0                         0                     (247,712)
                                            -                         -                     ---------
Net Loss Available to
  Common Stockholders                (689,713)                 (449,236)                  (1,540,942)

Net (Loss) Per Share of
   Common Stock                     $   (0.35)                $   (0.08)                $      (0.35)
                                       =======                   =======                      =======


Balance Sheet Data:

                                     ASSETS

                                    As of 12/31/96            As of 12/31/97

Cash                                $219,775                  $3,440,791
Accounts Receivable - Trade            7,351                      47,286
Prepaid Expenses                      29,117                      63,813
                                      ------                      ------
Total Current Assets                 256,243                   3,551,890
Property and Equipment
   Office Equipment                    5,274                      21,069
   Medical Equipment                  11,953                      29,799
                                      ------                      ------
                                      17,227                      50,868

Less Accumulated Depreciation          7,796                      17,342
Net Book Value                         9,431                      33,526
Other Assets
    Intangible Assets-The MedCare
      Program - Note 3                 1,000                       1,000
   Security Deposits                       0                           0
                                           -
   Total Other Assets                  1,000                       1,000


Total Assets                        $266,674                  $3,586,416
                                    ========                  ==========


                                   LIABILITIES

                                                              1996                      1997

Current Liabilities


         Accounts Payable and Other Accrued Liabilities       $     19,791              $     15,796

         Notes Payable - Related Parties                            25,000                     1,000
                  Notes Payable - Officers                          12,500                         0
                                                                    ------                         -
                  Total Current Liabilities                         57,291                    16,796


Stockholders' Equity

         Preferred Stock: $0.25 Par Value, Authorized
         1,000,000; Issued and Outstanding, 165
         Convertible Series A Shares at December 31,

         1997 and None at December 31, 1996                              0                        41


         Common Stock: $0.001 Par Value, Authorized
         100,000,000; Issued and Outstanding, 6,992,185
         Shares at December 31, 1997 and 6,445,185 at

         December 31, 1996                                           6,445                     6,992

         Additional Paid-In Capital                              1,372,631                 6,284,505
         Loss Accumulated During the Development Stage          (1,169,693)               (2,721,918)
                                                                ----------                ----------
                  Total Stockholders' Equity                       209,383                 3,569,620
                                                                   -------                 ---------

Total Liabilities and Stockholders' Equity                    $    266,674                $3,586,416
                                                                  ========                 ==========


                                  RISK FACTORS

         The securities being registered for resale hereby are speculative and involve a high degree of risk of loss of part or all of the investment. Exercise of the options, warrants and other conversions of the Securities could result in variations in the market price for the common stock of the Company. This variation in the market price of the common stock may have negative effects on all holders of common stock, those covered by this registration statement and those other shareholders of the Company. Resale of the Securities registered may cause market volatility that the Company cannot predict.

No Market Studies
-----------------

         In formulating its business plan, the Company has relied on the judgment of its officers, directors and consultants. No formal independent market studies concerning the demand for the Company's proposed services have been conducted, nor are any planned. The effect of the resale of the Securities has not been analyzed for its effect on the operations of the Company, the ability of the Company to obtain funds or financing or the variations in share price due to additional shares being available for resale.

Lack of Operating History
-------------------------


         Although the Company was organized in 1986, it did not become active until 1995 and has been continually developing its Program since that time. Since the Company has not proven the essential elements of profitable operations, investors will be furnishing venture capital to the Company and will bear the risk of complete loss of their investment in the event the Company's business plan is unsuccessful. The Company has only limited experience in managing the clinics and is expanding its operations which may or may not provide profits to the Company. The Company has had no revenues in 1995 or 1996 and only $91,802 in 1997. The Company has also not been profitable, having an accumulated loss of $1,169,693 in 1996, which increased to an accumulated loss of $2,721,918 in 1997.


Resale of Securities May Negatively Affect Funding Attempts
-----------------------------------------------------------


         The resale of the securities may cause difficulty in the Company obtaining funding which may impede the operations in a negative way. As of January 26, 1999, there are 7,825,105 outstanding shares of common stock. The outstanding shares includes the common stock issued in the private placement of 176,000 shares sold February 4, 997 and the private placement of 300,000 shares sold July 7, 1997. This registration will result in up to 2,661,364 additional shares of the Company's common stock being introduced to the market as detailed below:

June 1997 offering shares to be registered                    1,500,000
1995 employee stock option plan                               500,000
1996 employee stock option plan                               300,000
1997 employee stock option plan                               500,000
Options underlying February 4, 1997 offering                  300,000
Less: options/warrants converted as of January 26, 1999       (438,636)
                                                              ---------
         Total                                                2,661,364

If all options, warrants and other instruments are exercised as detailed in this Registration Statement, there will be 10,486,469 shares outstanding.

In addition to the above, there are securities, options and warrants outstanding that are not subject to this registration statement that would result in an additional 311,344 shares of the Company's common stock being brought to the market as detailed below:

Concordia Partners L.P. new preferred stock warrants          11,344
Lyons Capital private placement dated 11/6/98                 300,000
                                                              -------
         Total                                                311,344


In total, if all the securities, options, warrants and employee stock options, including those not subject to this registration statement were to be exercised, it would result in 10,797,813 shares outstanding. This will have the effect of causing a dilution of the share price of the Common Stock. This dilution may cause various potential funders and financiers to not consider the Company or to cause the Company to receive less favorable funding due to the dilution of the market value of the Company. The Shares registered will cause the Company to receive funds as a result of the exercise of the options and warrants at a price less than the current market price of the Common Stock. This will result in downward pressure on the price of the Common Stock. If the price of the Common Stock is reduced some potential financiers will either wait to see what effect the Shares will have on the market or offer funding at rates unacceptable to the Company.


Continued Control by Existing Management
----------------------------------------


         The Company's management currently owns a substantial stake in the Company's outstanding Common Stock. Many of the shares of Common Stock will be issued as a result of the exercise of the Options, Warrants and other instruments will provide that management will obtain additional shares in the common stock of the Company. Accordingly, new shareholders will lack an effective vote with respect to the election of directors and other corporate matters.


Dividends
---------

         The Company's Board of Directors presently intends to cause the Company to follow a policy of retaining earnings, if any, for the purpose of increasing the net worth and reserves of the Company. Therefore, there can be no assurance that any holder of Common Stock will receive any cash, stock or other dividends on his shares of Common Stock. Future dividends on Common Stock, if any, will depend on future earnings, financing requirements and other factors. Since the time of inception the Company has paid no dividends to shareholders.

Dependance on Executive Officers
--------------------------------

         The  Company  is highly  dependent  on the  services  of its  officers.
Attracting and retaining qualified personnel is critical to the Company's business plan. No assurances can be given that the Company will be able to retain or attract such qualified personnel or agents, or to implement its business plan successfully. Should the Company be unable to attract and retain the qualified personnel necessary, the ability of the Company to implement its business plan successfully would be limited.

Dilution to Shareholders
------------------------


         The securities currently held by investors will be subject to dilution in market value as more securities are available for trading. As detailed elsewhere in this registration statement (see "DILUTION"), if all of the securities, options, warrants and employee stock options, including those not subject to this registration statement, were to be exercised, it would result in 10,797,813 shares outstanding, as opposed to a total of 7,825,105 shares of common stock outstanding as of January 26, 1999. Even though not all of these shares will be free trading, all of them may cause the market price of the shares of common stock of the Company to decrease. This registration for resale removes the protection afforded to current shareholders under Rule 144, regarding the issuance and resale of restricted securities. Under that rule securities were required to be held for a period of time and only resold under the provisions of the rule.


Nasdaq Eligibility and Maintenance
----------------------------------

         Under the current rules promulgated by the Securities and Exchange Commission (the "Commission"), for Nasdaq SmallCap listing, a company must have at least $4,000,000 in total assets, at least $2,000,000 in stockholders' equity, and a minimum bid price of $3.00 per share. For continued listing, a company must maintain at least $2,000,000 in total assets, at least $1,000,000 in stockholders' equity and a minimum bid price of $1.00 per share. The Company's Nasdaq SmallCap Market application was accepted on July 15, 1998 and the Company began trading on that market on July 20, 1998. If, at any time after issuance, the Company's Common Stock is not listed on Nasdaq, and no other exclusion from the definition of a "penny stock" under the Securities and Exchange

Act of 1934, as amended, were available, transactions in the Securities would become subject to the penny stock regulations which impose additional sales practice requirements on broker-dealers who sell securities.


         If the Company should experience losses from operations, it may be unable to maintain the standards for continued listing on the Nasdaq SmallCap market and the listed securities could be subject to delisting from Nasdaq Trading. The listed securities would be delisted from Nasdaq trading and would thereafter be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet the Nasdaq listing requirements or in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Securities.


Risk of Low Priced Stocks
-------------------------

         If the Company's Securities were delisted from Nasdaq, and no other exclusion from the definition of a "penny stock" under applicable Securities and Exchange Commission regulations were available, such Securities would be subject to the penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as investors with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase and must have received the purchaser's written consent to the transaction prior to sale.

Adverse Effect of Shares Eligible for Future Sale
-------------------------------------------------


         Substantially all of the 7,825,105 outstanding shares of Common Stock of the Company are freely tradeable, without restriction or registration under the Securities Act (other than the sale volume restrictions of Rule 144 applicable to shares held beneficially by persons who may be deemed to be affiliates of the Company). The Company's Directors, Officers and family members of the Officers and Directors are under no lockup letters or other form of restriction on the sale of their securities. Following this registration an additional 2,661,364 shares will be available for sale by the affiliates and other persons. This is an estimate of the probable number of shares to be resold. Under the terms of this registration statement, up to 2,661,364 shares may be resold, depending on the various terms and agreements in place and the occurrence of certain contingencies. Any sale of these securities could have a detrimental effect on existing shareholders.


Protection of Proprietary Treatment Program
-------------------------------------------

         The Company's ability to compete and expand effectively will depend, in part, on its ability to develop and maintain certain proprietary aspects of its treatment program for bladder and bowel incontinence and its business and marketing models and strategies. The Company relies on an unpatented proprietary treatment protocol and there can be no assurances that others may not independently develop the same or similar program or otherwise obtain access to the Company's unpatented proprietary protocols. There can be no assurance that any confidentiality agreements between the Company and its employees will provide meaningful protection for the Company's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know-how or other proprietary information. While certain proprietary aspects of MedCare's clinical and business protocols remain an important part of the business, the Company believes its long term success as a business will depend primarily upon its high quality clinical outcomes and service, continued business development and marketing skills.

Reimbursement and Related Matters
---------------------------------


         In both the United States and elsewhere, sales of health care products and services are dependent, in part, on the availability of reimbursement from third party payors, such as government and private insurance plans. In the United States and in certain foreign countries, third-party reimbursement is currently generally available for certain procedures, such as surgery and biofeedback training by EMG application, and generally unavailable for patient management products such as diapers, pads, and urethral plugs. While the Company's treatment program is currently covered by many third party payers, there can be no assurances that such coverage will remain in effect in the future.

Regulation by Federal and State Government
------------------------------------------

         The business of the Company is heavily regulated at a federal and state level. Legislation relating to the manner in which patients receive treatment is being enacted on a continuous basis. This legislation may have a negative effect on the way the Company does business in ways that cannot be predicted by the Company. This poses a serious risk to the viability of the programs of the Company and whether or not the Company can do business in the future. Should legislation be enacted negative to the programs of the Company it could cause the business of the Company to terminate.

Regulation and Changes in Health Care Programs
----------------------------------------------

         Under the Practice Management Agreement, MedCare is not a provider of health care services. MedCare merely supplies personnel, equipment and proprietary techniques to providers of health care. The physicians or medical groups that contract with MedCare are the providers of services to their own patients. MedCare simply manages the incontinence treatment programs in the physician offices. If properly structured, implemented and operated, these arrangements should not create a referral relationship between the physician and MedCare. If a Practice does not properly implement and operate the MedCare Program, a referral relationship may be inadvertently created which could cause the business of the Company to be terminated.

Regulation and Referral Issues
------------------------------

         There are also referral issues relevant to the operation of an incontinence treatment program by a physician or medical group. A physician makes a self-referral when he or she refers a patient for therapy provided through the physician's incontinence treatment program. In particular, these self-referral arrangements are encompassed by the referral prohibitions of the federal "Stark II" physician referral statute (42 U.S.C. S.1395nn) unless there is an applicable exception. The MedCare Program and the Program Management Agreement are designed to allow medical groups and physicians that contract for MedCare's management services to meet that exception. Again, if a Practice does not properly implement and operate the MedCare Program, a referral relationship may be inadvertently created which could cause the business of the Company to terminate. See "THE PROGRAM MANAGEMENT AGREEMENT -- GOVERNMENTAL REGULATION AND THE PROGRAM MANAGEMENT AGREEMENT."

Going Concern Status
--------------------

         The Company is a development stage Company as defined in Financial Accounting Standards Board Statement No. 7. The Company is devoting substantially all of its present efforts in establishing a new business and although planned principal operations have commenced, there have been no significant revenues. Management's plans regarding the matters which raise doubts about the Company's ability to continue as a going concern are disclosed in Note 1 to the financial statements. These factors raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                     EFFECT OF MARKET PRICE ON SHARES ISSUED
                 FROM WARRANTS AND PREFERRED STOCK CONVERSIONS


         Under the conversion formulas various amounts of shares could be issued, depending upon the price of the Company's stock at the time of the exercise of the options and warrants. The formula [[(.08)(N/365)(10,000)+10,000] / Conversion Price] provides that the number of shares of Common Stock issuable for one share of preferred is variable and is dependent upon the Conversion Price (as defined). N is the number of days from the Closing Date, July 8, 1997. The formula for the Conversion Price provides it will be the lesser of $7.346, which is 115 percent of the average closing bid price for the five trading days ending June 6, 1997, or 80 to 90% of the average bid price for the five trading days preceding the conversion. The following table indicates various amounts of Common Stock that would be issued assuming 80 to 90% of the average bid price for the five days preceding the conversion. The following table indicates various amounts of Common Stock that would be issued assuming 80% or 90% as the X variable and variable average bid prices.

Column 1                            2                3                          4
Ave Bid                             X%               No of Shares of            Total Common
Price                                                Common                     Assume all exercised
1                                   80               13,500                     675,000
1                                   90               12,000                     600,000
3                                   80               4,500                      225,000
3                                   90               4,000                      200,000
3.75                                80               3,600                      180,000
3.75                                90               3,200                      160,000
5                                   80               2,700                      135,000
5                                   90               2,400                      120,000
6                                   80               2,317                      115,850
6                                   90               2,060                      103,000
7                                   80               1,929                      96,450
7                                   90               1,714                      85,700

         The first column is a listing of the possible share price of the common stock. In column two, X% is to indicate the percentage, highest and lowest, that could be applied to the conversion price as indicated in the equation. The number of shares of common stock is the result of the application of the formula [((.08) (N/365) (10,000) + 10,000)/Conversion Price is detailed in column three. The fourth column assumes all warrants and options are exercised and 50 preferred shares are converted, resulting in a calculation based upon the following formula: [column 3 x 50].

         As of January 26, 1999, 190 shares of preferred stock have been issued and, of that number, 140 preferred shares have already been converted into common stock. The 140 shares were converted into common stock using the above formula at the time of their conversion and resulted in 272,646 shares of common stock. The remaining 50 shares outstanding are owned by Concordia Partners.

         The Common Stock of the Company has a price range as indicated below under "Price Range of Common Stock." The price has not been below $3.75 since 1995. The risk is that, if the share price is below $7.346, additional shares may be required under the terms of the conversion, as indicated in the table. In theory, there is no limit to the number of shares that would have to be issued should the price fall substantially below historical levels; moreover, if the Selling Security Holders sell their shares at below-market price, this may result in a decline in the market price of the Company's common stock. Management believes, however, that the registration of 1,500,000 shares provides enough overallotment shares in the event of falling share price. As indicated in the table, the share price would have to go below $1.00 before the amount of shares registered would have to be increased beyond that number. The lowest price of the Common Stock during the most recent quarter (Q4 1998) was $4.875. During Q4 of 1998, the common stock price ranged from $4.875 to $7.4375. During January 1999, the stock price ranged from $6.50 to $8.25. Should the price decline, management has the ability to redeem these shares, and it is anticipated that management would exercise that right should the share price fall so precipitously. See "SELLING SECURITY HOLDERS" and "DESCRIPTION OF SECURITIES -- COMMON STOCK."


                          PRICE RANGE OF COMMON STOCK

         The following table sets forth for the periods indicated the high and low closing prices for the common stock, $0.0001 per value, of the Company (the "Common Stock") in transactions on the OTC Bulletin Board.


                  1998                 1997                   1996                      1995
                  ----                 ----                   ----                      ----
Quarter       High    Low           High    Low        High            Low         High          Low
1st           $9.375  $7.375        $8.1875 $5.125     $4.785          $4.25
2nd           $11.25  $9.00         $8.25   $6.25      $5.625          $4.75
3rd           $9.31   $6.00         $9.00   $6.25      $5.625          $4.75
4th           $7.4375 $4.875        $8.125  $7.625     $5.125          $4.375      $6.00         $3.75


                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of December 31, 1996 and 1997.

                                                       December 31, 1996        December 31, 1997
Current Liabilities

Accounts Payable                                       $      19,791            $      15,796
Notes Payable-- Officers and Related Parties                  37,500                    1,000
                                                              ------                    -----
Total Current Liabilities                                     57,291                   16,796


Stockholders' Equity:

   Preferred Stock, $.25 Par Value, Series
   A, Authorized 1,000,000 Shares; Issued
   and Outstanding, at December 31, 1997, 165

   Shares and at December 31, 1996, NONE                           0                       41

   Common Stock, $0.001 Par Value,
   Authorized 100,000,000 Shares;
   Issued and Outstanding, 6,992,185
   Shares at December 31, 1997 and
   6,445,185 Shares at December 31, 1996                       6,445                    6,992


Additional Paid in Capital                                 1,372,631                6,284,505


Loss Accumulated During

   The Development Stage                                  (1,169,693)              (2,721,918)
                                                          ----------               ----------

Total Stockholders' Equity                                   209,383                3,569,620
                                                             -------
Total Liabilities and Stockholders' Equity             $     266,674            $   3,586,416
                                                       =============            ==============


                                 USE OF PROCEEDS

         This registration is for purposes of resale of issued shares only. As a result, there are no use of proceeds to be disclosed. The uses of proceeds obtained from the offerings of which these securities were a part are disclosed in the section entitled "Description of Business." The Company will not receive any proceeds from the sale of the selling security holders' securities. The Company will receive proceeds from the exercise of warrants and stock options as discussed elsewhere in this registration statement. The use of those proceeds has been detailed in each of their offering memorandums.

                         DETERMINATION OF OFFERING PRICE

         Because this registration is for purposes of resale of issued shares only, there was no determination of offering price. The manner in which the offering prices for the offerings, warrants and options of which these securities are a part have been previously disclosed under the terms of each of the offerings, warrants and options.


                                    DILUTION


         This registration statement is for the resale of certain securities. As of January 26, 1999, there are 7,825,105 outstanding shares of common stock. The outstanding shares includes the common stock issued in the private placement of 176,000 shares sold February 4, 1997 and the private placement of 300,000 shares sold July 7, 1997. This registration will result in up to 2,661,364 additional shares of the Company's common stock being introduced to the market as detailed below:

June 1997 offering shares to be registered                    1,500,000
1995 employee stock option plan                               500,000
1996 employee stock option plan                               300,000
1997 employee stock option plan                               500,000
Options underlying February 4, 1997 offering                  300,000
Less: options/warrants converted as of January 26, 1999       (438,636)
                                                              ---------
         Total                                                2,661,364

If all options, warrants and other instruments are exercised as detailed in this Registration Statement, there will be 10,486,469 shares outstanding.

In addition to the above, there are securities, options and warrants outstanding that are not subject to this registration statement that would result in an additional 311,344 shares of the Company's common stock being brought to the market as detailed below:

Concordia Partners L.P. new preferred stock warrants   11,344
Lyons Capital private placement dated 11/6/98          300,000
                                                       -------
         Total                                         311,344

In total, if all the securities, options, warrants and employee stock options, including those not subject to this registration statement were to be exercised, it would result in 10,797,813 shares outstanding. If we assume all additional shares are to be exercised and made available for sale and that the market value of the Company remains set, the introduction of additional shares to the market could have a detrimental effect on the price of the shares.


                            SELLING SECURITY HOLDERS


         The following table sets forth the number and percentages of shares of Common Stock that are being registered by this Prospectus for the account of Series A Preferred Selling Shareholders. The Series A Preferred Selling Shareholders have received shares of Common Stock upon conversion of the Series A Convertible Preferred Stock. Additionally, 165 shares of Preferred Stock ("New Preferred") were provided for in an agreement dated June 1998. Only 25 of these shares were actually sold.

     This paragraph will detail the assumptions and attempt to calculate the number of shares to be registered in relation to the terms of the private offering. The previous private placement offering has been closed and 165 actual shares have been sold. As detailed below, an additional 25 shares have been sold pursuant to "Preferred Warrants" as defined in the Subscription Agreement of the Regulation D offering of the 20th of June, 1997. The formula for the conversion provides a method for determining the number of shares of common stock resulting from the conversion of preferred shares. The formula is (.08) times the number of days since the close divided by 365 times 10,000 plus 10,000 divided by the conversion price equals the number of shares of common stock provided for each preferred share purchased. The conversion price is the lower of $7.346 or a price based on the number of months between the last closing and the date of conversion times the Closing Bid Price of the Company's common stock for five days preceding the conversion reduced 10% to 20%, depending on the number of months between the last closing and the date of conversion. The 12 month range for the price of the common stock of the Company from January 6, 1998 to December 31, 1998 was approximately $4.875 to $9.375. For most of this period, the price was in excess of the minimum price of $7.346, therefore the minimum price is used in the calculations. Only 190 (including "Preferred Warrant" shares) of the possible 1,000 shares were sold and no additional shares will be sold. Of the 190 shares sold, 140 shares (as of January 26, 1999) have been converted into common stock using the above formula. The 140 shares resulted in the issuance of 272,646 common shares. For the remaining 50 outstanding preferred shares (owned by Concordia Partners), $7.346 will be used as the denominator, resulting in 68,064 estimated shares, assuming full conversion. The number could be as low as zero if none are converted. The nine, twelve and fifteen month warrants also provide that an additional 224,610 shares could be converted under those separate warrant agreements at a price of $7.346. All of the original nine, twelve and fifteen month warrants are still outstanding, except for 36,755 which were forfeited upon the early conversion of preferred stock. In addition, the placement agent was originally granted warrants to purchase 36,244 shares and has exercised all but 9,052 of those warrants as of January 26, 1999. The warrants were exercised using a cashless exercise option and resulted in 8,990 shares being issued. The Registration Rights Agreement provides that 1,500,000 shares of common stock are to be registered for resale as a part of this registration statement. This amount is in excess of the 546,607 calculated above, but is required as part of the Registration Rights Agreement and to provide excess shares in the event of change in the underlying assumptions due to revisions to the warrant agreements (even though no such revisions are planned or expected by the Company), or in the event of changes in the share price. In addition, the additional shares are for overage allowance in the event the share price drops below $7.346 on the date of the exercise of the conversion. This will provide for an overallotment of 953,393 shares.


         The following table lists the purchasers of the Preferred Stock and an estimate of the Common Stock registered for resale:


                               Total Number of
                               Preferred Shares   Common Shares      Common Shares      Common Shares    Percentage
                   Relation to Owned Prior        Owned Prior        Offered for        Owned After      Owned After
Name               Registrant  to Registration    to Registration    Holder's Account   Registration     Registration
                                                  (1,2,3)
Lakeshore
International      None        25                 91,060             91,060             -0-              0

Queensway
Financial
Holdings Limited   None        100                299,524            299,524            -0-              0

Concordia
Partners L.P.(4)   None        50                 102,096            102,096            -0-              0

The Matthew
Fund N.V.          None        15                 35,885             35,885             -0-              0

Placement
Agent Shares(5)    None        0                  18,042             18,042             -0-              0
                               ---                -------            -------             -               -
Totals                         190                546,607            546,607            -0-              0



(1) The shares depend on various factors contained below and in the Preferred Stock offering documents. These totals reflect the conversion of the preferred stock and exercising of the conversion warrants and the preferred warrants.
(2) Percentage of shares owned prior to this offering is equal to less than one percent of the shares outstanding prior to this offering.

(3) All shares are rounded to the nearest share.
(4) The figure for Concordia includes its 25 shares of New Preferred Stock. (5) See table below for details regarding the issuance of shares to the Placement Agent.


         The following shares indicate the number of promoter shares detailed in the above table. The following table details the holders of the shares and warrants.

Common Stock Warrants held by Promoter:



                                                  Shares to
                                  Shares Owned    be Offered    Shares          Percentage
                    Relation to   Prior to        for Holder's  Owned After     Owned After   Exercise
Name                Registrant    Registration(1) Account       Registration    Registration  Price    Expiration
Swartz Family
Partnership LP      None          4,205           4,205         0               0             $7.346   June 20, 2002
Kendrick Family
Partnership LP      None          4,205           4,205         0               0             $7.346   June 20, 2002
Carlton M.
Johnson, Jr.        None          711             711           0               0             $7.346   June 20, 2002
Davis C. Holden     None          407             407           0               0             $7.346   June 20, 2002
Dwight B. Bronnum   None          806             806           0               0             $7.346   June 20, 2002
Glenn R. Archer     None          2,151           2,151         0               0             $7.346   June 20, 2002
Michael E. Stough   None          3,227           3,227         0               0             $7.346   June 20, 2002
P. Bradford
Hathorn             None          710             710           0               0             $7.346   June 20, 2002
Robert L. Hopkins   None          807             807           0               0             $7.346   June 20, 2002
Glenn A. Adams      None          813             813           0               0             $7.346   June 20, 2002
Total Number
of Warrants         None          18,042         18,042        0               0             $7.346   June 20, 2002

(1) Of the original 33,692 Swartz warrants, 27,192 have been exercised using the cashless exercise option, resulting in 8,990 common shares. 6,500 warrants remain unexercised as of January 26, 1999. In addition, 2,552 warrants were issued to the promoter with the issuance of the 25 shares of new preferred stock to Concordia.

(2) Application has been made by all promoters to remove the restrictions on the shares issued using the cashless exercise in reliance on Rule 144.
(3) Assuming all shares are sold.

         These warrants have been issued pursuant to a Placement Agent Agreement between the Company and Swartz Investments, LLC, a Georgia limited liability company, as Placement Agent. According to this agreement, the Placement Agent agreed to find subscribers for the Company's Preferred Stock Series A offering in exchange for a placement fee of 5-1/2% of the aggregate gross subscription proceeds of the offering, a non-accountable expense allowance of 2% of the aggregate gross subscription proceeds, and, if a subscriber exercises a preferred warrant, a fee consisting of 7-1/2% of the aggregate exercise price, as defined in the Preferred Warrant. The Placement Agent Agreement also grants to the Placement Agent three sets of warrants (i) warrants to purchase stock equal to 7-1/2% times the aggregate gross subscription proceeds divided by the Fixed Conversion Price (as defined in the Certificate of Disclosure), (ii) warrants to purchase stock equal to 7-1/2% of the number of Conversion Warrants placed in the offering (as defined in the Subscription Agreement) and (iii) upon the exercise of a Preferred Warrant by a Stockholder, warrants to purchase stock equal to 7-1/2% of the gross proceeds received by the Company upon the exercise of the Preferred Warrant divided by the Exercise Price (as defined in the Preferred Warrant). All three of these warrants are for a period of five years at a fixed conversion price of $7.346 per share, as defined in the Certificate of Disclosure. The Placement Agent Agreement also contains cashless exercise and reset provisions. This registration statement is for the common stock that underlies these warrants. The total has been included in the estimate of common stock to be registered.

         The following is a list of securities held by persons holding options pursuant to the Company's 1995,1996 and 1997 stock option plans:


                                    Amount and
                                    Shares Held      Shares to be        Shares Held    Percentage
                  Relation to       Prior to         Offered for         After          Owned After
Name              Registrant        Registration     Holder's Account    Registration   Registration(1)
Michael M. Blue   Director          119,000          115,000             4,000          0.05%
Valerie Boeldt-   Former
 Umbright         Director          155,000          155,000             -0-            0

Jeff Aronin       President         251,000          251,000             1,000          0.001%
Bhupinder Mann    Employee          100,000          100,000             -0-            0
Ranjit Bhogal     Employee          310,000          310,000             -0-            0
Herdev S. Rayat   None              100,000          100,000             -0-            0
Frank Mueller     None              10,000           10,000              -0-            0
Sarbjit Thouli    None              10,000           10,000              -0-            0
Grant Mackney     None              10,000           10,000              -0-            0
Todd Weaver       None              10,000           10,000              -0-            0
Dave Gamache      None              10,000           10,000              -0-            0
Terry Johnson     Employee          200,000          200,000             -0-            0

(1)Based upon outstanding shares on January 26, 1999 in the amount of 7,825,105.


Additional shares and options being offered for resale subject to this registration statement are held by the following entities:

                                    Amount and
                                    Shares Held      Shares to be        Shares Held    Percentage
                     Relation to    Prior to         Offered for         After          Owned After
Name                 Registrant     Registration     Holder's Account    Registration   Registration(1)
Greystone
 Management Ltd.     None           176,000          176,000             -0-            0
Matrix Capital
 Corporation         None           600,000(2)       600,000             -0-            0


(1) Based upon outstanding shares on January 26, 1999 in the amount of 7,825,105.

(2) The 600,000 shares listed for Matrix Capital Corporation consists of 300,000 shares and 300,000 options.

Series A Preferred Selling Shareholder Plan of Distribution
-----------------------------------------------------------

         The Series A Preferred Selling Shareholders are not restricted as to the prices at which they may sell their shares and sales of such shares at less than the market price may depress the market price of the Company's Common Stock. Further, the Series A Preferred Selling Shareholders are not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time which may also have a depressive effect on the market price of the Company's Common Stock. However, it is anticipated that the sale of the Common Stock being offered hereby will be made through customary brokerage channels either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the shares in the over-the-counter market, or a private sale in the over-the-counter market or otherwise, as negotiated prices related to prevailing market prices and customary brokerage commissions at the time of the sales, or by a combination of such methods. Thus, the period for sale of such shares by the Series A Preferred Selling Shareholders may occur over an extended period of time. The preferred share holders exercised the preferred warrants on or about June 5,1998 through June 10, 1998 and executed various exercise forms. All 165 preferred shareholders exercised the preferred warrants, as detailed below:


         As a result of delays in registration which resulted in the original contractual deadline being passed, the parties entered into an Agreement and Amendment and an Escrow Agreement. In addition to this an investor warrant was granted for the 3 month purchase of common stock under the terms of the warrant. The Agreement and Amendment provided for the exercise of all Preferred Warrants for Preferred Stock pursuant to the original agreement (the "New Preferred Stock"), resulting in an increase in Preferred shares actually issued from 165 to 330, and for an increase in the maximum authorized amount of Series A Preferred Stock to be offered from $3,000,000 to $3,300,000. The New Preferred Stock was placed in an escrow account to be released on the date the Registration Statement became effective; if the registration statement was not effective as of November 20, 1998, the Company would redeem the New Preferred Stock at a rate of $10,000 per share. This Agreement permits New Preferred Stock holders to convert only up to 20% of their New Preferred Stock into common stock each month for the first five months after the date the Preferred Warrants were exercised, with any unconverted amount carried forward to subsequent months. Additionally, Queensway Financial Holdings Limited was given $180,000 by the Company under the terms of its original Agreement with the Company, due to the late filing of the registration statement. Since the Registration Statement did not become effective as of November 20, 1998, Queensway, Lakeshore, and Matthew Fund chose to redeem their New Preferred Stock; these 140 shares thus no longer exist. Concordia chose to retain its 25 shares and the associated 11,344 3 month warrants, which may be exercised up to three months after the issuance date of December 10, 1998. This warrant is not part of this registration and thus upon issuance will be subject to the restrictions as imposed by Rule 144 of the Securities Act of 1933, as amended. The Agreement and Amendment and Escrow Agreement are filed with this Form SB-2 registration statement as exhibits 4i through 4n.


         There are no contractual arrangements between or among any of the Series A Preferred Selling Shareholders and the Company with regard to the sale of the shares and no professional underwriter in its capacity as such will be acting for the Series A Preferred Selling Shareholders. The terms of the offer and sale of the Preferred Shares is detailed in exhibits 3 through 9 filed with this Form SB-2 registration statement. There are no current or future plans, proposals, agreements, arrangements or understandings of the Selling Security Holders with respect to resale transactions, other than those presently disclosed. Application has been made to the Company to remove the restrictions on the cashless exercised common shares held by the promoters in reliance on Rule 144.

         1995 Stock Option Plan. The 1995 Stock Option Plan has 500,000 shares reserved for issuance at $3.00 per share until December 31, 2001 and have no vesting period. The options have been authorized by the Company to be issued to employees of the Company at the discretion of the board of directors. The following table summarizes the options that have been granted and the current number that have been exercised. Note that this table reflects a transfer of options from Harmel S. Rayat to Terry Johnston and Ranjit Bhogal, pursuant to the resolution of the Board of Directors dated September 18, 1998.


Name of Optionee                    Total Reserved            Number Exercised          Year Exercised
Bhupinder Mann                      100,000                   13,000                    1996
                                                              17,000                    1997
                                                              11,000                    1998
Ranjit Bhogal                       150,000                   11,000                    1996
                                                              17,000                    1997
                                                              13,000                    1998
Herdev S. Rayat                     100,000                   13,000                    1996
                                                              18,500                    1997
                                                              7,000                     1998

Frank Mueller                       10,000                    None                      N/A
Sarbjit Thouli                      10,000                    1,500                     1997
Grant Mackney                       10,000                    None                      N/A
Todd Weaver                         10,000                    None                      N/A
Dave Gamache                        10,000                    None                      N/A
Terry Johnson                       100,000                   None                      N/A

1996 Stock Option Plan. The 1996 Stock Option Plan has 300,000 shares reserved for issuance at $4.50 per share until June 20, 2001 and have no vesting period. The options have been authorized by the Company to be issued to employees of the Company at the discretion of the board of directors. The following table summarizes the options that have been granted and the current number that have been exercised. Note that this table reflects a transfer of all 1996 options from Harmel S. Rayat to Ranjit Bhogal, pursuant to the resolution of the Board of Directors dated September 18, 1998.

Name of Optionee                    Total Reserved            Number Exercised          Year Exercised
Valerie Boeldt-Umbright             40,000                    None                      N/A
Terry Johnson                       60,000                    3,000                     1996
                                                              17,000                    1997
                                                              6,000                     1998
Ranjit Bhogal                       160,000                   None                      N/A
Michael M. Blue                     40,000                    None                      N/A

1997 Stock Option Plan. The 1997 Stock Option Plan has 500,000 shares reserved for issuance. 200,000 options are exercisable at $4.50 per share until November 18, 2001 and 300,000 options are exercisable at $6.50 per share until July 1, 2005. The options have been authorized by the Company to be issued to employees of the Company at the discretion of the board of directors. The following table summarizes the options that have been granted and the current number that have been exercised:

Name of Optionee                    Total Reserved   Exercise Price      Number Exercised        Year Exercised
Valerie Boeldt-Umbright             100,000          $4.50               None                    N/A
                                    15,000           $6.50               None                    N/A

Terry Johnson*                      40,000           $4.50               3,000                   1997
                                                     $4.50               6,000                   1998
                                    20,000           $6.50               None                    N/A

Michael M. Blue                     60,000           $4.50               None                    N/A
                                    15,000           $6.50               None                    N/A

Jeff Aronin**                       250,000          $6.50               None                    N/A

* Twenty thousand (20,000) shares were transferred from Nicole Alagich and Charles Grahn to Mr. Johnson and approved by Board on March 16, 1998. ** Subject to employment agreement with 100,000 options already vested and 100,000 vesting each year for 4 years beginning July 1998.


Private Placement February 4, 1997
----------------------------------

         Under the terms of a private placement done by the Company in reliance on Regulation D, Rule 506 176,000 shares of common stock of the Company was sold to Greystone Management, Ltd. The offering was closed on February 28, 1997 and resulted in receipt by the Company of $1,100,000. Greystone Management was an accredited investor and is located in Belize City, Belize. This registration is for the resale of those shares of common stock.

Private Placement July 7, 1997
------------------------------

         Under the terms of a private placement done by the Company in reliance on Regulation D, Rule 506 300,000 shares of common stock of the Company and 300,000 warrants to purchase shares of common stock of the Company were sold to Matrix Capital Corp. The offering was closed on July 7, 1997 and resulted in receipt by the Company of $1,800,000. Matrix Capital Corp. was an accredited investor and is a corporation existing under the laws of the British West Indies. This registration is for the resale of those shares of common stock. The two Rule 506 offerings were within 6 months of each other and subject to the integration provisions of Rule 502. Fewer than 35 unaccredited investors acquired the shares and the requirements of Rule 506 have been met with both offerings separately or together.

Private Placement November 6, 1998
----------------------------------

         Under the terms of a private placement done by the Company in reliance on Regulation D, Rule 506, 300,000 shares of common stock in the Company at $5.00 per share with a warrant effective until October 14, 2004 to purchase an additional 300,000 shares at $5.00 per share were sold to Lyons Capital Corp., a Bermuda corporation and an accredited investor. The offering was closed on November 6, 1998, and resulted in receipt by the Company of $1,500,000. This Registration does not apply to these shares.

                                LEGAL PROCEEDINGS

         Neither the Company nor any of its subsidiaries or Divisions has any legal proceedings against it.

                                   MANAGEMENT

Directors and Executive Officers
--------------------------------

Name/Age                            Title
Harmel S. Rayat                     Chairman of the Board
Jeffrey Aronin                      President, Chief Executive Officer, Director
Alan P. Jagiello                    Chief Financial Officer
Greg Wujek                          Director, Secretary, Treasurer, Vice President of Managed Care
Michael M. Blue, Bsc, M.D.          Director
Jake Jacobo, M.D.                   Director

     Mr. Harmel Rayat was elected to the board of directors in 1995. Dr. Blue was elected directors in 1996. Dr. Jacobo and Mr. Aronin were elected to the board in 1997. Mr. Wujek was elected in 1998.

HARMEL S. RAYAT (Age 37) Chairman of the Board. Mr. Rayat is one of the co-developers of the MedCare Program. Mr. Rayat has been in the venture capital industry since 1981 and since January 1993 has been the president of Hartford Capital Corporation, a company which specializes in providing early stage funding and investment banking services to emerging growth corporations. From January 1989 through December 1992 Mr. Rayat was the President and CEO of K.S. Rayat & Company, an investment banking and venture capital company, where he was responsible for research, due diligence and investment strategy in early stage, start-up venture capital investments. From April 1996 to the present he has been President and CEO of Hartford Capital Management, Inc., an investment management company where he is responsible for researching and making direct equity investment in emerging growth public corporations. Mr. Rayat has been a director of the Company since September 1995, President from June 1996 until June 1997 and is currently Chairman. Mr. Rayat is also a director of American Alliance Corporation, a non-reporting company trading on the NASDAQ OTC Bulletin Board.

JEFFREY S. ARONIN (Age 30) President and Chief Executive Officer, Director. Mr. Aronin has extensive experience in the health care industry, with particular expertise in Corporate Development, Sales Management, Health Care Marketing and Managed Health Care. Mr. Aronin joined Carter Wallace, a major pharmaceutical firm, in May of 1989. At Carter Wallace, Mr. Aronin held many positions as he advanced through management in sales marketing and managed care. In September 1995, Mr. Aronin left Carter Wallace to join American Health Products Corporation, where he ran the Marketing division and focused on Marketing and Business Development and made significant contributions toward the growth of AHPC's business. Mr. Aronin joined MedCare Technologies as its President and Chief Operating Officer on July 8, 1997, at which time he also became a member of the Board of Directors of the Company. He holds a degree in marketing and financing, as well as an MBA in management.


ALAN P. JAGIELLO (Age 33) Chief Financial Officer.Mr. Jagiello is a certified public accountant with over 10 years of experience in public accounting. Prior to joining Medcare in December 1998, Mr. Jagiello worked in Arthur Andersen's U.S. Professional Standards Group, where he consulted with clients and audit engagement teams on technical matters of accounting and SEC reporting. The Professional Standards Group sets, monitors and dissemniates policies on accounting and auditing standards for Arthur Andersen worldwide and represents the firm before FASB, SEC, AICPA and IASC. Before joining this group, Mr. Jagiello assisted numerous clients ranging from large, multinational corporations to closely held businesses, and has provided due diligence services on acquisitions, performed benchmarking projects and prepared internal control recommendations. Mr. Jagiello attended Northern Illinois University, has authored a number of publications regarding technical accounting issues and is a member of the American Institute of Certified Public Accountants.


GREGORY WUJEK (Age 37) Vice President of Managed Care, Secretary, Treasurer, Director. Mr. Wujek has over 10 years of health care experience, primarily in sales and marketing to the managed care market. Prior to joining MedCare in November 1997, Mr. Wujek held the position of Vice President of Sales at SMG Marketing Group, a consulting firm to the health care industry, and was a Director of Managed Care at Forest Laboratories, an international marketer of ethical pharmaceuticals. Mr. Wujek is responsible for the development and negotiation of unique reimbursement and marketing strategies in managed care, long term care, integrated health networks, hospitals, Medicare/Medicaid and fee for service.

MICHAEL M. BLUE, M.D. Director. Dr. Blue is a Board-certified urologist who has practiced general urology for twenty years. He is a member of the American Medical Association, Oklahoma State Medical Association, South Central Urological Association and the American Urological Association. Dr. Blue has been a sole practitioner in private practice for the past twenty years. Dr. Blue joined the Board of Directors of the Company on August 15, 1996 and is responsible for supervising and continuing the development of all medical aspects of the MedCare program, as well as interacting and answering questions from other doctors within the MedCare system.

JAKE JACOBO, M.D. (Age 53) Director. After completing his Residency in Urology at the University of Iowa Hospitals and Clinics, Dr. Jacobo participated as a Clinical Investigator with the National Prostatic Cancer Project and the National Bladder Cancer Project during 1975 and 1976. In July of 1977, he joined Northern Iowa Urology Associates in Waterloo, Iowa and remained in private practice until 1989. During his tenure with Urology Associates, Dr. Jacobo initiated the Urodynamic program for Covenant Medical Center and in 1986 introduced Prostate Ultrasonography for the diagnosis of prostate lesions, this being the first Prostate Ultrasound Program for the state of Iowa and started a new modality, together with PSA testing, for the early diagnosis of prostate cancer. In April of 1989, Dr. Jacobo started Urology Consultants in the Orlando, Florida area. Urology Consultants has since expanded to five clinics and three urologists, and in 1997 Urology Consultants opened the first MedCare Program site in the state of Florida. Dr. Jacobo joined the Board of Directors on September 17, 1997.

                             PRINCIPAL SHAREHOLDERS


         The following table sets forth, as of January 26, 1999, the beneficial ownership of the Company's Common Stock by each person known by the Company to beneficially own more than 5% of the Company's Common Stock outstanding as of such date and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly.


-----------------------------------------------------------------------------------------------------
(1)                  (2)                             (3)                                (4)
                     Name and address of             Amount and Nature                  Percent of
Title of Class       beneficial owner                Of Beneficial Ownership(1)         Class(1)
-----------------------------------------------------------------------------------------------------
Common stock         Harmel S. Rayat                 2,000,000                          21.9%
                     216-1628 West First Avenue
                     Vancouver, B.C.  V6J 1G1 Canada

Common stock         Michael Blue                    119,000                            1.1%
                     500 East Robinson, Suite 800
                     Norman, Oklahoma  73071

Common stock         Jeff Aronin                     251,000                            2.4%
                     1515 West 22nd Street
                     Oak Brook, Illinois 60523

Common stock         Lyons Capital Corporation       600,000                            5.6%
                     Brenda C. Pratt, President
                     and sole shareholder
                     24 Reid Street
                     Hamilton, HM11 Bermuda

Common stock         Matrix Capital Corp.            600,000                            5.6%
                     Eric Smith, President
                     and sole shareholder
                     P.O. Box 69, Front Street
                     Grand Turk, Turks & Caicos Islands

Common stock         Directors and Officers          2,370,000                          21.9%
                     as a group (3 persons)


(1) Assuming conversion of all options. The totals reflect inclusion of the shares and options held by these persons. These options include a total of 500,000 reserved for the 1995 Stock Option Plan, 300,000 reserved as part of the 1996 Stock Option Plan and 500,000 reserved for the 1997 Stock Option Plan. All options are currently exercisable except for those held by Jeff Aronin, which are subject to an employment agreement.


(2) The percentages listed after the beneficial owners of Queensway Financial Holdings Limited indicate the percentage of the common stock of Queensway held by each of these entities.


                            DESCRIPTION OF SECURITIES

Common Stock
------------

         Holders of the Common Stock are entitled to one vote for each share held by them of record on the books of the Company in all matters to be voted on by the stockholders. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available, and in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. Declaration of dividends on Common Stock is subject to the discretion of the Board of Directors and will depend upon a number of factors, including the future earnings, capital requirements and financial condition of the Company. The Company has not declared dividends on its Common Stock in the past and the management currently anticipates that retained earnings, if any, in the future will be applied to the expansion and development of the Company rather than the payment of dividends.

         The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock currently outstanding is, and the Common Stock offered by the Company hereby will, when issued, be validly issued, fully paid and nonassessable.

Preferred Stock and Preferred Stock Warrants
--------------------------------------------

         The Company is authorized to issue up to one million (1,000,000) shares of Preferred Stock, par value $0.25 per share. Pursuant to a Certificate of Designation filed with the State of Delaware on July 7, 1997, one thousand of those shares have been designated as Series A Preferred Stock, par value $0.25 per share and with a purchase price of $10,000 per share plus an 8% per annum interest rate. This stock ranks senior to all Common Stock of the Company, senior to any series or class of stock so designated in the future, junior to any series or class of stock designated as such in the future, and in parity with any series or class of stock so designated in the future. There are no dividends or dividend rights provided for this stock. The Preferred Stockholders also have no voting rights, but must receive notice of all shareholders' meetings.

         The liquidation ranking of the Preferred Stock Series A is after any senior securities, prior to any junior securities and on a par with any parity securities. Upon liquidation, holders of Series A Preferred Stock shall receive an amount per share equal to the original Issue Price per outstanding share plus an amount equal to eight percent of the original Series A Issue Price per annum for the period that has passed since that date in connection with the consummation of the purchase by the Holder of shares of Series A Preferred Stock from the Company. If the Company does not possess sufficient funds, assets and other holdings to provide for the complete liquidation price, holders of Series A Preferred Stock shall receive funds based upon the ranking of the stock.

         Holders of Series A Preferred Stock may convert their shares into shares of Common Stock via the following formula:

                          (.08)(N/365)(10,000) + 10,000
                          -----------------------------
                                Conversion Price

where N is equal to the number of days between the date full payment was received by the Escrow Agent or the Company for the shares in question and the Date of Conversion and where "Conversion Price" is equal to the lesser of 115% of the average Closing Bid Price for the five trading days ending on June 6, 1997, which is $7.346 or X% of the average Closing Bid Price of the Company's Common Stock for the five trading days immediately preceding the Date of Conversion, as defined below:

# of months between Last Closing
and Date of Conversion                      "X"
4-6 months                                  90%
6 months, 1 day-9 months                    87.5%
9 months, 1 day-12 months                   85%
more than 12 months                         80%

         "Last Closing Date" means the date of the last closing of a purchase and sale of the Series A Preferred Stock that occurs pursuant to the offering of the Series A Preferred Stock by the Company and accompanying warrants (for purposes of this definition, the Series A Preferred Stock obtained upon exercise of the Preferred Warrants shall be deemed to be acquired at the closing when such Preferred Warrants were issued).

         To convert shares, the shareholder must send via facsimile a copy of the Notice of Conversion to both the Company and the Transfer Agent by 11:59 p.m. New York City time on the date of conversion. No fractional shares will be issued.

         Three years after the Last Closing Date, or the first business day thereafter, all Series A Preferred Stock will be automatically converted into Common Stock, or will be redeemed for cash in an amount equal to the Stated
Value, at the Company's discretion, where the Stated Value is equal to the Original Series A Issue Price plus the accreted but unpaid Premium. The Redemption price is calculated as follows:

                                                                  % of
   Date of Notice of Redemption at Company's Election             Stated Value
   12 months and 1 day to 18 months following Last Closing Date   130%
   18 months and 1 day to 24 months following Last Closing Date   125%
   24 months and 1 day to 30 months following Last Closing Date   120%
   30 months and 1 day to 36 months following Last Closing Date   115%


         The Company and the Preferred Stockholders entered into an Agreement and Amendment and an Escrow Agreement. In addition to this an investor warrant was granted for the 3 month purchase of common stock under the terms of the warrant. The Agreement and Amendment provided for the exercise of all Preferred Warrants for additional Preferred Stock (the "New Preferred Stock") and for an increase in the maximum amount of Series A Preferred Stock to be offered from $3,000,000 to $3,300,000. The New Preferred Stock was placed in an escrow account until the Registration Statement becomes effective. Since the Registration Statement did not become effective by November 20, 1998, Lakeshore, Queensway, and Matthew Fund have chosen to terminate their agreement and have . withdrawn their money from escrow. Concordia remains a party to the agreement, and has chosen to exercise its 25 Preferred Warrants. No late fees or payments have been made as a result of this delay in registration. This Agreement permits New Preferred Stock holders to convert only up to 20% of their New Preferred Stock into common stock each month for the first five months after the date the Preferred Warrants were exercised, with no restrictions on the shares that may be converted into common stock after the first five months. Additionally, Queensway Financial Holdings Limited was given $180,000 by the Company under the terms of its original Agreement with the Company.


Conversion Warrants
-------------------

         Each purchaser of Series A Preferred Stock pursuant to the Preferred Offering of July 1997 also received certain warrants for the purchase of shares of common stock. The "Conversion Warrants" are a feature of the Preferred Stock that allows the holder to convert the Preferred Stock into shares of Common Stock of the Company. The Preferred Warrants, when exercised for shares of Preferred Stock, also provide for Conversion Warrants. The number of shares of Common Stock issuable upon exercise of a conversion warrant, either directly or indirectly (for one share of Preferred Stock, which in turn can be converted to Common Stock as determined by the conversion formula), is not a set number but, rather, is calculated based upon the same conversion formula used to convert Series A Preferred Stock.

         The warrants issued include (i) a warrant or warrants to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent (33 1/3%) multiplied by the aggregate purchase price of the Subscriber's Preferred Stock outstanding on the date which is nine (9) months following the closing hereunder divided by the Fixed Conversion Price, as defined in the Certificate of Designation; (ii) a warrant or warrants to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent (33 1/3%) multiplied by the aggregate purchase price of the Subscriber's Preferred Stock outstanding on the date which is twelve (12) months following the closing hereunder divided by the Fixed Conversion Price, as defined in the Certificate of Designation; and (iii) a warrant or warrants to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent (33 1/3%) multiplied by the aggregate purchase price of the Subscriber's Preferred Stock outstanding on the date which is fifteen (15) months following the closing hereunder divided by the Fixed Conversion Price, as defined in the Certificate of Designation. The terms of the Nine Month Warrants, including the terms on which the Nine Month Warrants may be exercised for Common Stock, are set forth in the form of the Nine Month Warrants filed with this Form SB-2 registration statement. The terms of the Twelve Month Warrants, including the terms on which the Twelve Month Warrants may be exercised for Common Stock, are set forth in the form of the Twelve Month Warrants filed with this Form SB-2 registration statement. The terms of the Fifteen Month

Warrants, including the terms on which the Fifteen Month Warrants may be exercised for Common Stock, are set forth in the form of the Fifteen Month Warrants filed with this Form SB-2 registration statement.

         The Company has issued the following warrants in connection with its offering of Series A Preferred Stock:

                                                              Number of         Price per
Warrantee                           Type of Stock             Shares            Share            Exercise Date(1)(2)
---------                           -------------             ------            -----            -------------------
Swartz Investments, L.L.P.          Common Stock              33,692            $7.346           June 20, 2002
Lakeshore International             Common-9 months           11,344            $7.346           June 20, 2002
The Matthew Fund N.V.               Common-9 months           6,806             $7.346           June 20, 2002
Concordia Partners L.P.             Common-9 months           11,344            $7.346           June 20, 2002
Queenway Financial Holdings         Common-9 months           45,376            $7.346           June 20, 2002
Lakeshore International             Common-12 months          11,344            $7.346           June 20, 2002
The Matthew Fund N.V.               Common-12 months          6,806             $7.346           June 20, 2002
Concordia Partners L.P.             Common-12 months          11,344            $7.346           June 20, 2002
Queenway Financial Holdings         Common-12 months          45,376            $7.346           June 20, 2002
Lakeshore International             Common-15 months          11,344            $7.346           June 20, 2002
The Matthew Fund N.V.               Common-15 months          6,806             $7.346           June 20, 2002
Concordia Partners L.P.             Common-15 months          11,344            $7.346           June 20, 2002
Queenway Financial Holdings         Common-15 months          45,376            $7.346           June 20, 2002
                                                     Total:   258,302 Common Share Warrants

(1) Last date on which the options may be exercised

(2) Of the original 258,302 conversion warrants that were issued, 36,755 shares were forfeited due to the early conversion of preferred shares. In addition, Swartz Investments has exercised all but 6,500 of its warrants utilizing the cashless exercise option, resulting in 8,990 shares being issued. The remaining conversion warrants are still outstanding.

In June of 1998, the investors converted 165 preferred warrants into preferred stock. Upon conversion of the preferred warrants, the investors and the Company deposited into an escrow account the proceeds of $1,650,000 and the related preferred stock pending final approval of the Company's registration statement. In addition, the Company and the investors entered into an agreement which provided for the investors to receive 3 month warrants at an exercise price of $7.346 per share and to forfeit any rights to additional preferred warrants, nine month warrants, twelve month warrants and fifteen month warrants. Of the original four investors who participated in the escrow agreement, three withdrew their proceeds of $1,400,000 and forfeited the related preferred stock and warrants. The forfeited preferred stock and related warrants were canceled. The remaining investor, Concordia Partners, released its investment of $250,000 to the company and received 25 shares of new preferred stock and 11,344 warrants exercisable three months after their issuance date at an exercise price of $7.346 per share. The warrants and associated common shares are unregistered and are not included in this registration statement.


         The Company has also issued warrants for 300,000 shares of Common Stock pursuant to the issuance of 300,000 shares of Common Stock via a Private Placement Memorandum pursuant to Regulation D, Rule 506 dated July 7, 1996. These warrants are exercisable at $6.00 per share until July 7, 2002.

         When exercised, all warrants will be converted into Common Stock and holders thereof will have all of the rights and prerogatives of all holders of Common Stock of the Company (see "Common Stock" above). The warrants may be converted into Common Stock at an Exercise Price of $7.346 per share and by either or both of two payment methods: cash exercise and cashless exercise. Cash exercise is the payment of the Exercise Price via cash, certified or cashier's check or wire transfer. Cashless exercise involves the surrender of the warrant to the Company's principal office with a notice of cashless election. Only the Swartz warrants may be exercised using the cashless exercise option. In this event the Company issues the Holder a number of shares of Common Stock computed using the following formula, as defined in the warrant document:

                                 "X = Y (A-B)/A
where:   X =  the number of shares of Common Stock to be issued to Holder.

         Y = the number of shares of Common Stock for which the warrant is being exercised.

         A = the Market Price of one ( l ) share of Common Stock (for purposes of this Section 3(ii), the "Market Price" shall be defined as the average closing price of the Common Stock for the five (5) trading days prior to the Date of Exercise of this Warrant (the "Average Closing Price"), as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), or if the Common Stock is not traded on the Nasdaq Small Cap Market, the Average Closing Price in the over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the Average Closing Price on such exchange. If the Common Stock is/was not traded during the five) trading days prior to the Date of Exercise, then the closing price for the last publicly traded day shall be deemed to be the closing price for any and all (if applicable) days during such five (5) trading day period.

         B = the Exercise Price."

For example, if a warrant holder wants to exercise 100 of his warrants (Y) and the current market price (A) is $8.50 per share. this results in an equation of X = 100(8.5-7.346)/8.5 which equals 13.576. (The exercise price (B) will always be $7.346). Rounding up, the warrant holder would receive 14 shares of stock upon exercise of his 100 warrants.

         Shares issued via a cashless exercise are deemed to be issued on the date the warrant was issued and are subject to Rule 144. The complete texts of the warrants issued in connection with the Preferred Stock offering are listed in Exhibits 5 through 7.


         Under the conversion formulae various amounts of shares could be issued, depending upon the price of the Company's stock at the time of the exercise of the options and warrants. The formula [[(.08)(N/365)(10,000)+10,000] / Conversion Price] provides that the number of shares of Common Stock issuable for one share of preferred is variable and is dependent upon the Conversion Price (as defined). N is the number of days from the Closing Date, July 8, 1997. The formula for the Conversion Price provides it will be the lesser of $7.346, which is 115 percent of the average closing bid price for the five trading days ending June 6, 1997, or 80 to 90% of the average bid price for the five trading days preceding the conversion. The following table indicates various amounts of Common Stock that would be issued assuming 80 to 90% of the average bid price for the five days preceding the conversion. The following table indicates various amounts of Common Stock that would be issued assuming 80% or 90% as the X variable and varable average bid prices.

Column 1                            2                3                          4
Ave Bid                             X%               No of Shares of            Total Common
Price                                                Common                     Assume all exercised
1                                   80               13,500                     675,000
1                                   90               12,000                     600,000
3                                   80               4,500                      225,000
3                                   90               4,000                      200,000
3.75                                80               3,600                      180,000
3.75                                90               3,200                      160,000
5                                   80               2,700                      135,000
5                                   90               2,400                      120,000
6                                   80               2,317                      115,850
6                                   90               2,060                      103,000
7                                   80               1,929                      96,450
7                                   90               1,714                      85,700

         The first column is a listing of the possible share price of the common stock. In column two, X% is to indicate the percentage, highest and lowest, that could be applied to the conversion price as indicated in the equation. The number of shares of common stock is the result of the application of the formula [((.08) (N/365) (10,000) +

10,000)/Conversion Price is detailed in column three. The fourth column assumes all warrants and options are exercised and 50 preferred shares are converted, resulting in a calculation based upon the following formula: [column 3 x 50].

         As of January 26, 1999, 190 shares of preferred stock have been issued and, of that number, 140 preferred shares have already been converted into common stock. The 140 shares were converted into common stock using the above formula at the time of their conversion and resulted in 272,646 shares of common stock. The remaining 50 shares outstanding are owned by Concordia Partners.

         The Common Stock of the Company has a price range as indicated below under "Price Range of Common Stock." The price has not been below $3.75 since 1995. The risk is that, if the share price is below $7.346, additional shares may be required under the terms of the conversion, as indicated in the table. In theory, there is no limit to the number of shares that would have to be issued should the price fall substantially below historical levels; moreover, if the Selling Security Holders sell their shares at below-market price, this may result in a decline in the market price of the Company's common stock. Management believes, however, that the registration of 1,500,000 shares provides enough overallotment shares in the event of falling share price. As indicated in the table, the share price would have to go below $1.00 before the amount of shares registered would have to be increased beyond that number. The lowest price of the Common Stock during the most recent quarter (Q4 1998) was $4.875. During Q4 of 1998, the common stock price ranged from $4875 to $7.4375. During January 1999, the stock price ranged from $6.50 to $8.25. Should the price decline, management has the ability to redeem these shares, and it is anticipated that management would exercise that right should the share price fall so precipitously. See "SELLING SECURITY HOLDERS" and "DESCRIPTION OF SECURITIES -- COMMON STOCK."



Reserved Common Stock
---------------------

         The Reserved Common Stock shall be issued in exchange for shares of Series A Preferred Stock upon Notice of Conversion by the Shareholder or at the Company's discretion on a date three years after the Last Closing Date. The Reserved Common Stock shall have all of the rights and privileges of the Common Stock of the Company (see "Common Stock" above).

Voting Requirements
-------------------

         The Articles of Incorporation require the approval of the holders of a majority of the Company's voting securities for the election of directors and for certain fundamental corporate actions, such as mergers and sales of substantial assets, or for an amendment to the Articles of Incorporation.

         There exists no provision in the Articles of Incorporation or Bylaws that would delay, defer or prevent a change in control of the Company.

Transfer Agent
--------------


         The transfer agent and registrar for the Company's Common Stock is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona, 85251. Its telephone number is (602) 481-3941.


Shares Eligible for Future Sale
-------------------------------


         As of December 31, 1998, the Company had 7,825,105 shares of Common Stock and 50 shares of Preferred Stock outstanding. Of the 7,825,105 shares of Common Stock outstanding, 2,005,000 shares of Common Stock are beneficially held by "affiliates" of the Company. In addition, options and warrants to purchase 2,972,708 shares of Common Stock will be outstanding. All shares of Common Stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by "affiliates" of the Company as defined for purposes of the Securities Act.


         In general, under Rule 144 as currently in effect, a person who has beneficially owned "restricted" securities for at least two years, including persons who may be deemed to be "affiliates" of the Company, may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the Common Stock then outstanding or, (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. A person who is not deemed an "affiliate" of the Company and who has beneficially owned shares for at least three years would be entitled to sell such shares under Rule 144 without regard to the volume and other limitations described above.

         Prior to this registration, the Common Stock has traded on the OTC Bulletin Board under the symbol "MCAR." No prediction can be made of the effect, if any, of future public sales of "restricted" shares or the availability of "restricted" shares for sale in the public market at the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Company's "restricted" shares in any public market that may develop could adversely affect prevailing market prices.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Because this registration is for purposes of resale of securities only, this section is not applicable.

                         STATEMENT AS TO INDEMNIFICATION

         The Company has indemnified all officers, directors and controlling persons of the Company against all liabilities from the sale of securities which might arise under the Securities Act of 1933 other than as stated under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to such persons pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                           THE COMPANY AND BACKGROUND

         The Company, formerly known as Multi-Spectrum Group, Inc., was incorporated under the name Santa Lucia Funding, Inc., in the State of Utah on January 17, 1986, with an authorized capital of 50,000,000 common shares with a par value of $0.001 for the purposes of raising capital in order to seek business opportunities believed to hold potential for profit. On February 8, 1990, the Company adopted a plan of merger with Multi-Spectrum Group, Inc., a Delaware corporation, and Santa Lucia Funding, Inc., a Utah corporation, which then changed its name to Multi-Spectrum Group, Inc. The outstanding shares of Multi-Spectrum Group, Inc. were converted into common shares of Santa Lucia
Funding, Inc. at the exchange rate of 55,305 shares of Santa Lucia for each common share of Multi-Spectrum then issued and outstanding. In addition, the number of common shares authorized was increased from 50,000,000 to 100,000,000 with the par value remaining at $0.001. On November 13, 1992, the Company issued 8,7722,800 shares of its Common Stock to Group of Five, Inc. in exchange for services rendered.

         The Company was inactive during the period from February 1990 to August 1995, at which point the Company acquired the MedCare program for treating incontinence.

         On August 11, 1995, a reverse split of the common stock by a ratio of one new for 1,200 old was effected, with the par value remaining at $0.001. This reduced the total number of shares issued and outstanding to 58,519. On August 14, 1995, the Company acquired the rights to the MedCare Program, a urinary incontinence procedure, in exchange for 2,000,000 shares of its common stock. On August 25, 1995, the Company approved an increase in the authorized capital to 101,000,000 shares of stock, comprised of 100,000,000 common shares with a par value of $0.001 per share and 1,000,000 preferred shares with a par value of $0.25 per share, and approved a name change to MedCare Technologies, Inc.

         On October 1, 1995, the Company's wholly owned subsidiary, MedCare Technologies Corporation, acquired 100% of Manon Consulting Ltd., an Alberta, Canada, corporation, for a nominal value from its owners, Diane Nunziato, a MedCare Technologies, Inc. director, and Philip Tolley and Mel Tolley. The operations of Manon Consulting were terminated on December 31, 1996.

         Narinder Thouli, a member of the Board of Directors, resigned on November 1, 1996. He resigned for personal reasons and did not have any disagreements with the Company. On October 4, 1996 a migratory merger was completed changing the Company's domicile from Utah to Delaware.

         On July 8, 1997, Jeffrey Aronin joined the Company as its President and Chief Operating Officer. He was also elected a Director of the Company. Harmel
S. Rayat, the previous president, remains with the Company in the capacity of Chief Executive Officer and Chairman of the Board.

     On September 17, 1997, Diane Nunziato resigned as a director of the Company and Dr. Jake Jacobo joined the Company as a director. Ms. Nunziato resigned for personal reasons and did not have any disagreements with the Company.

         On August 6, 1998, Kundan S. Rayat resigned as Secretary, Treasurer and a Director of the Company and Valerie Boeldt- Umbright resigned as a Director of the Company. Both Mr. Rayat and Ms. Boeldt-Umbright resigned for personal reasons. Greg Wujek was then elected to the Board of Directors and was named the new Secretary and Treasurer. At this same meeting, Harmel S. Rayat resigned as the Chief Executive Officer of the Company and Jeffrey S. Aronin was elected to replace him. Harmel Rayat will remain as a Director and Chairman of the Board.


         On November 7, 1997, Greg Wujek joined the Company as its Vice President of Managed Care.

          On December 3, 1998, Alan P. Jagiello was appointed as Chief Financial Officer.

         On January 21, 1999, the Company formed a new entity which will be a wholly-owned subsidiary of the Company. Medcareonline.com, Inc. is incorporated in the state of Nevada and is authorized to issue one hundred million
(100,000,000) shares of common stock, par value $0.0001 per share, and one million (1,000,000) shares of preferred stock, par value $0.01 per share. The Company filed a Form 8-K announcing the formation of this subsidiary on February 9, 1999, which included the new subsidiary's Articles of Incorporation.

         With the recent beta launch of www.medcareonline.com, a healthcare portal offering comprehensive medical information, Medcareonline.com, Inc. intends further to develop brand building and marketing initiatives designed to increase site traffic and repeat visitors. Part of the Company's strategy is to increase site content, features and services, including adding an on-line magazine and advertising on traditional and non-traditional mediums. To date, Medcareonlline.com, Inc. has not generated any revenues and has incurred only minimal expenses.


                             DESCRIPTION OF BUSINESS

         MedCare Technologies, Inc. ("MedCare" or the "Company") has developed The MedCare Program, a non-surgical, non-drug, non-invasive and cost effective treatment program for urinary incontinence (UI), as well as pelvic pain, chronic constipation, fecal incontinence, and disordered defecation. The MedCare Program is a multi-modality program based primarily on behavioral techniques for treatment. These techniques include biofeedback using electromyography (EMG), pelvic floor muscle exercises, and bladder and bowel retraining. The program is designed to activate and strengthen the various sensory response mechanisms that maintain bladder and bowel control. The therapy is provided through computerized instrumental EMG biofeedback and is based on operant conditioning strategies whereby specific physiological responses are progressively shaped, strengthened, and coordinated.

         Affecting an estimated 25 million Americans, urinary incontinence is the involuntary loss of bladder control and represents a significant cause of disability and dependence. Incontinence is one of the most prevalent, yet severely unrecognized problems in health care today1. And as society ages, the physical, emotional and financial costs to those suffering and the costs to their caregivers, as well as the health care system, is expected to increase dramatically.

         Despite the prevalence of incontinence, it is widely under diagnosed and under reported primarily because of the social stigma attached to UI. Many individuals are either too ashamed or too embarrassed to report the problem to their doctor or to a health care professional2, 3. Instead, a large number of people prematurely turn to the use of

-----------
1  Urinary  Incontinence  Guideline  Panel.  "Urinary  Incontinence  in  Adults:
Clinical Practice Guidelines. AHCPR Pub 9-2-0038. Rockville, MD: Agency for Health Care Policy & Research; PHS, HHS: March 1992.

2 Lagace, EA, et al. "Prevalence and severity of urinary incontinence in ambulatory adults: an UPRNet study." J Fam Pract 35, 610-4: 1993 June.

3 Wallace, K. "Female pelvic floor functions, dysfunctions, and behavioral approaches to treatment." Clinics in sports medicine, Vol 13, No 2, 459-481:
April 1994. Overflow Incontinence urinary tract. For example, each year about 500,000 men undergo surgery for prostate cancer and approximately 10% of these patients suffer sphincter damage during the procedure, leading to incontinence.

absorbent materials and supportive aids without having their condition properly diagnosed and treated. When sufferers do inquire, they discover that very few doctors are knowledgeable about UI. In fact, so few medical professionals have the adequate training to diagnose and offer treatment options that the U.S. Department of Health and Human Services, Agency for Health Care and Policy and Research, has recommended that information about UI be included in the curricula of undergraduate and graduate health professional schools.

Urinary Incontinence
--------------------

         In  March  1996,  the US.  Department  of  Health  and  Human  Services
published a Clinical Practice Guideline which estimated that urinary incontinence affects approximately 13 million Americans (of which 85% are woman) at an annual cost of $16 billion. Because the incidence of incontinence is so widely under reported and under diagnosed, many industry observers believe that the total number of sufferers is well over 25 million, with approximately one third of these individuals also experiencing problems with bowel control.

         While most people associate the lack of bladder control with very old people, urinary incontinence affects adults of all ages and crosses all social, economic, racial and gender lines. Ingrid Nygaard, Assistant Professor of Obstetrics and Gynecology at the University of Iowa, conducted a study with 144 female exercisers between the ages of 18 and 21. An amazing 28% of these relatively young individuals experienced urine loss at some point.

         The psychosocial impact of UI imposes a tremendous burden on individuals, their families and health care providers. Patients experience odor, dampness, discomfort, depression, withdrawal from daily activities and a significant quality of life problem. Social interaction with friends and family, and even sexual activity, is restricted or avoided in the presence of incontinence. Many UI sufferers eventually confine themselves to a life of exile in their own homes. The U.S. Department of Health states that urinary incontinence is one of the major reasons why people institutionalize elderly family members, accounting for upwards of 50% of all admissions into nursing homes.

         Incontinence is a symptom rather than a disease. UI can be caused from a variety of pathologic, anatomic and physiological factors including: Damage to pelvic muscles from pregnancy; spina bifida; spinal injury; bladder infections; drug side effects; multiple sclerosis; Parkinson's disease; stroke; diabetes; age related changes in lower urinary tract; obesity and surgery (hysterectomy, cesarean section or prostatectomy) that may damage the bladder or

Types of Incontinence
---------------------

         There are six types of UI: urge, stress, overflow, reflex, functional and mixed. Of these six, urge and stress incontinence account for over 90% of all urinary incontinence.

Urge Incontinence
-----------------

         The involuntary loss of urine as a result of an abrupt and strong desire to void. The detrusor muscle, which controls bladder contractions, is irritated, unstable and contracts erratically. Individuals suffering from urge incontinence have the urge to urinate but can not "hold it" until they reach the bathroom. Urge incontinence is more common in older adults.

Stress Incontinence
-------------------

         The involuntary loss of urine during coughing, sneezing, laughing, exercise or other physical activity causes a sudden increase in intra-abdominal pressure. Stress incontinence is seen predominantly in women under 60 and is often caused by a decrease in pelvic muscle strength due to childbirth, surgery or reduced hormones associated with menopause. Men often suffer from stress incontinence after prostate surgery.

         Overflow incontinence occurs when the bladder becomes too full as a result of blockage in the lower urinary tract or injury. This type of incontinence may have a variety of symptoms, including constant dribbling and/or frequency, which is not improved by lying down. In men, it can be the result of an enlarged prostate.

Reflex Incontinence
-------------------

         Reflex incontinence is the loss of bladder control due to impaired nerve function.

Functional Incontinence
-----------------------

         Functional incontinence is caused by factors outside the urinary tract, such as chronic impairments of physical and/or cognitive functioning.

Mixed Incontinence
------------------

         Mixed incontinence sufferers display more than one type of symptom. The most common form of mixed incontinence is a combination of stress and urge incontinence.

Other Relevant Definitions
--------------------------

Electromyography (EMG)

         The study of muscle activity via the measurement of electrical signals that muscles give off as they contract.

Biofeedback
-----------

         The technique of making unconscious or involuntary bodily processes (such as heartbeats or brain waves) perceptible to the senses (using an oscilloscope or other device) in order to manipulate them by conscious mental control.

Biofeedback using Surface Electromyography (sEMG)
-------------------------------------------------

         The pelvic floor muscles are assessed with EMG surface vaginal or rectal sensors. The abdominal muscles are also assessed. The sensors are connected to a computer which changes the information into a signal that can be seen on the computer screen in the form of lines or graphs by the clinician and patient. The information received from the biofeedback is used to teach the patient how to make fine adjustments in their muscle activity.

Various Behavioral Programs
---------------------------

         Such as toileting programs, bladder and bowel retraining programs, etc., to help establish a regular schedule for elimination or evacuation.

Behavioral Strategies and Home Programs
---------------------------------------

         Generalize physiological advancements acquired within each treatment session to the patient's life situation.

Bladder Disorders Secondary to Neurological Disorders
-----------------------------------------------------

         Stroke, multiple sclerosis, incomplete spinal cord injury, etc.

Urinary Urgency and Frequency
-----------------------------

         Feeling of constantly having to urinate and/or urinating small amounts of urine numerous times throughout the day and/or night. (Usually one or two times an hour or more).

Hyperactive or Dyssynergic Sphincters
-------------------------------------

         Discoordination of the bladder and the urinary sphincters.

Urinalysis and Culture
----------------------

         Used to check for abnormal ties and/or infection in the urine which can contribute to urinary incontinence.

Bladder Ultrasound
------------------

         Used to assist in bladder training and in assessing how well the bladder empties during voiding.

Urodynamics
-----------

         Neurologic diagnostic tool that measures the transport, storage and elimination functions of the urinary tract.

Electrical Stimulation
----------------------

     Application of electrical current to sacral and pudendal afferent nerve fibers via anal and/or intravaginal electrodes to inhibit bladder instability and improve stiated sphincter and levator ani contractility and efficiency. It can also help to identify the location of pelvic floor muscles.

Vaginal Cones
-------------

         Weighted cones placed in the vagina to help strengthen the pelvic floor muscles.

Anorectal Manometry
-------------------

         Insertion of a catheter into the rectum which is connected to a computer to evaluate resting pressures, squeeze pressures, normal responses in the rectum with rectal distention and aid in pelvic floor muscle retraining and defecation.

Rectal Balloons
---------------

         Inserted in the rectum to help increase sensation and aid in defecation retraining.

Bowel Dysfunction
-----------------

Fecal Incontinence
------------------

         The involuntary loss of stool.

Disordered Defecation
---------------------

         Problems evacuating stool usually due to a non-relaxing puborectalis muscle and/or internal or external anal sphincters.

Bowel Disorders Secondary to Neurologic Disorders
-------------------------------------------------

         Stroke, Spina Bifida, Multiple Sclerosis, etc.

Other Colon Rectal Disorders
----------------------------

         Imperforated Anus, Hirschbrung's Disease, Irritable Bowel Syndrom, etc.

Pelvic Floor Disorders
----------------------

Levator Ani Syndrome
--------------------

         Pain and/or spasm of the levator ani muscle.

Perineal Descent Syndrome
-------------------------

         The pelvic floor is anatomically lower than normal usually due to weak pelvic floor muscles.

Spastic Floor Syndrome
----------------------

         Pain and spasm of the pelvic floor muscles usually due to weakness or excessive tightness of the pelvic floor muscles.

Pelvic Floor Muscle Exercises
-----------------------------

         A series of exercises used to help increase pelvic floor muscle strength and endurance.

Current Treatment Options and Their Limitations
-----------------------------------------------

     There are a number of treatment alternatives currently available in the marketplace. Most, however, are either inadequate, too expensive, have adverse side effects, involve health risks, have certain limitations for UI or do not enhance the patient's quality of life. For the minority of UI sufferers that actually seek treatment, gynaecologists, urologists and urogynaecologists usually prescribe a program of therapy that corresponds to the severity of the condition and the physician's familiarity with available treatment methods.

The MedCare Program for Incontinence
------------------------------------

         The MedCare Program is individualized for each patient's needs and circumstances. It focuses on their clinical, cognitive, and residential status to produce a comprehensive program for bladder and bowel disorder sufferers. The MedCare Program is a multi-modality program based primarily on behavioral techniques for treatment. These techniques include biofeedback using EMG, pelvic floor muscle exercises, and bladder and bowel retraining. The Program is designed to activate and strengthen the various sensory response mechanisms that maintain bladder and bowel control. The therapy is provided through computerized instrumental EMG (electromyography) biofeedback and is based on operant conditioning strategies whereby specific physiological responses are progressively shaped, strengthened, and coordinated. All patients entering the MedCare Program are initially evaluated by a physician and a biofeedback clinician whose expertise is in bowel and bladder control.

         The MedCare Program is individualized for each patient's needs and circumstances. It focuses on their clinical, cognitive, and residential status to produce a comprehensive program for bladder and bowel disorder sufferers. The fundamental goals for the MedCare Program, as they relate to bladder and bowel function, are:

1. Increase the strength and tone of the pelvic floor muscles that prevent incontinence;
2.  Augment the motor  efficiency  of the  striated  pelvic floor muscles;
3. Enhance sensory-response systems that trigger motor activity that prevent or limit incontinence;
4. Decrease abnormal motor substitutions that are ineffective in preventing incontinence;
5. Reestablish normal muscle activity that may contribute to voiding and defecation dysfunction;
6. Provide patients with strategies that establish normal bowel and bladder habits; and
7. Reduce incontinence and symptoms of urgency and frequency.

To reach these goals the MedCare Program may use the following treatments or procedures:

1.  Biofeedback  using  EMG  (electromyography);
2.  Bladder  ultrasound;
3.  Aerodynamicist;
4.  Electrical  stimulation  of the pelvic  floor  muscles;
5.  Anorectal Manometry;
6.  Weighted vaginal cones;
7.  Rectal pressure balloons;
8.  Pelvic floor muscle exercises;
9.  Various  behavioral  programs for bladder and bowel re-training;
10. Behavioral strategies and home programs which generalize gains made within each treatment session to the patient's life situation.

The following disorders respond to this treatment:

Urinary Dysfunction
-------------------

1.  Stress incontinence;
2.  Urge incontinence;
3.  Mixed stress and urge incontinence;
4.  Bladder disorders secondary to neurologic disorders;
5.  Urinary frequency and urgency;
6.  Hyperactive or dyssynergic sphincters;
7.  Pelvic floor muscle strengthening prior to bladder suspension surgery;

Bowel Dysfunction
-----------------

1. Fecal incontinence, idiopathic, or due to muscle or nerve damage from obstetrical trauma, or surgery;
2. Disordered defecation caused by excessive spasm or activity of the pelvic floor muscles, i.e. constipation, acquired megacolon;
3. Bowel disorders secondary to neurologic disorders, i.e. CVA (stroke), incomplete spinal cord injury, multiple sclerosis, spina bifida, etc.;
4.  Hirschbrung's  disease;
5.  Irritable bowel syndrome;
6. Adjunct to surgical procedures such as muscle transpositions, ostomy reversal surgeries, anal spincteroplasty, and imperforated anus;

Pelvic Floor Disorders
----------------------

1.  Levator ani syndrome;
2.  Perineal descent syndrome;
3.  Spastic floor syndrome.

Admission to The MedCare Program
--------------------------------

         Admission into The MedCare's Program is by a physician's order for pelvic floor muscle strengthening or pelvic floor muscle spasm. The referral may come from a physician who has completely evaluated the patient and has determined that EMG biofeedback therapy in conjunction with behavioral programs is a reasonable treatment for the patient. The referral may also come from a physician who would like more assessment of the patient. In that case, the patient would be referred to the physician working with MedCare's program for evaluation to see if he or she is an appropriate candidate for EMG biofeedback therapy. A patient can also self refer to the MedCare program, but must first be evaluated by the physician working with MedCare's program to see if they are appropriate. The cost of the MedCare program is covered by most insurance companies.

Course of  Treatment
--------------------

         The MedCare Program begins by having the clinician review the patients medical history. The clinician then conducts an in depth verbal interview with the patient regarding his or her bladder or bowel dysfunction. A patient diary is then given to the patient to fill out for a week at a time to better keep track of their symptoms. This diary is reviewed each visit and helps to track patient progress and improvement. The patient then undergoes a physical assessment which varies according to the patients disorder and symptoms. In the case of bladder dysfunction the physical assessment may include EMG measures of the pelvic floor showing baselines, maximum contraction/relaxation, and degree of maladaptive abdominal substitution with attempts at pelvic floor muscle contraction. A bladder scan, catheterization, or aerodynamicist may also be done. These help to evaluate the patients post void residual volumes, bladder compliance, presence of uninhibited bladder contractions, and sensation related to increasing levels of bladder infusion. In the case of bowel dysfunction the physical assessment consists of EMG measures of the pelvic floor muscles showing baselines, maximum contraction/relaxation, degree of maladaptive abdominal substitution with attempts at pelvic floor muscle contractions, and the ability to relax with defecation maneuvers. Anal manometry, may also be done, to show the dynamic characteristics of the pelvic floor, coordination and synchrony of the internal and external anal sphincters, and sensation in response to varying degrees of rectal distention.

         After the evaluation identifies the patients dysfunctional motor patterns, the MedCare treatment program is then individualized to include the modalities that will be used and a home exercise program. At each consecutive treatment session the patient's progress is reviewed, new goals are set, and the patient's program is changed to accommodate their current situation and symptoms.

Length of  Treatment
--------------------

         Treatment sessions are usually one hour in length, one week apart initially with the inter treatment interval increasing thereafter for most ambulatory non neurological compromised outpatients. As a result most patients will be seen over a three to four month period with an average of six to eight treatment sessions. MedCare's program relies on patients following a specific individual home exercise program that is updated during each treatment session. However, if the patient's condition demands more intensive therapy (e.g. neurologic disorders, cognitive dysfunction, pediatric patients), or if the patient's ability to perform the home program is compromised the treatment sessions may need to be scheduled more frequently and over a longer period of time.

Contradictions to Treatment
---------------------------

         The most significant contradictions to MedCare's program is the patient's lack of motivation, inability to follow directions, and failure to remember to do their home exercise program. However, since each patient is assessed carefully and followed closely, the clinician can determine if the patient will benefit from the program. If the patient is found to be inappropriate for therapy, other methods of treatment will be offered such as regular toileting or adaptive equipment. In addition, the evaluating physician may also determine contradictions to therapy such as anatomic obstruction, severe descensus, prolapse, or severe neurologic disorder.

Effectiveness Of EMG Biofeedback
--------------------------------

         The value and effectiveness of neuromuscular reeducation therapy and behavioral techniques has been well documented by many notable and respected researchers. Studies in the various application of biofeedback (EMG) combined with behavioural treatments, similar to those used in the MedCare Program, report a range of 54% to 95% improvement in incontinence across different patient groups. The researchers of one such study4 were able to obtain a mean 82% reduction in stress incontinence and a range of 30% to 100% reduction in urge incontinence. With regard to fecal incontinence with various age groups, including geriatric patients and children with spina bifida, reports5, 6, 7 indicate a range of 66% to 77% using behavioural and neuromuscular re-education techniques.

         A combined analyses of 22 articles that dealt with behavioral techniques in community dwelling adults were reviewed8 by a subcommittee of behavioral experts and then by external reviewers. The number of patients (both male and female) studied in the combined analyses was 887, with an average age of 53 years. The number of

-------------------------

4 Burgio, KL, Whitehead, WE, & Engel, BT. "Urinary Incontinence in the Elderly: bladder/sphincter biofeedback and toileting skills training." Annals of Internal Medicine, 103, 507-515: 1985.

5 Engel, BT, Nikoomanesh, P & Shuster, MM. "Operant conditioning in the treatment of fecal incontinence." The New England Journal of Medicine, 290, 646-649: 1974.

6 Whitehead, WE, Burgio, KL & Engel, BT. "Biofeedback treatment of fecal incontinence in geriatric patients." Journal of American Geriatric Society, 33, 320-324: 1985.

7 Wald, A. "Biofeedback for neurogenic fecal incontinence: rectal sensation is a determinant of outcome." Journal of Pediatric Gastroenterology and Nutrition, 2, 302-306: 1983.

8  Urinary  Incontinence  Guideline  Panel.  "Urinary  Incontinence  in  Adults:
Clinical Practice Guidelines." AHCPR Pub 9-2-00388. Rockville, MD: Agency for Health Care Policy & Research; PHS, HHS: March 1992.

baseline incontinent episodes ranged from 4 to 21 per week, per article, with an overall average of 6 per week. Based on the weighted combined data, the average percent reduction in incontinence frequency at the end of treatment was 64.6%, with a 95% confidence interval ranging from 58.8% to 70.4%.

         The Company has completed an informal, unpublished study of its own in which 18 subjects with stress, urge or mixed incontinence were chosen. There were 3 males and 15 females, with an average age of 64.6 years and an average of
5.5 incontinent episodes per day. After the treatment program, only 2 out of the 18 displayed any symptoms of incontinence, representing an 89% success rate. The Company plans to complete its first ever national multi-center clinical outcomes study on the use of conservative therapy in the treatment of urinary incontinence. The results of this study will be independently verified and published by leading researchers and investigators.

     Successful application of behavioral treatment and neuromuscular re-education therapy using biofeedback is highly dependent on the knowledge and skill of the health care provider. This very important factor is the principle reason for such a wide percentage range in the studies mentioned above. In contrast, MedCare's protocols are in depth, standardized and comprehensive. All MedCare trained clinicians receive training in every aspect of the treatment program, including familiarity with evaluation techniques, anatomic and physiologic correlates of the different forms and symptoms of bladder dysfunction, instrumentation and behavioral principles that guide the MedCare program for incontinence.

         At MedCare's developmental clinic, a study of randomly selected volunteers was conducted to rate the effectiveness of the program. Eighteen subjects with stress, urge or mixed incontinence were chosen with the approval of their physicians. There were three males and fifteen females, with an average age of 64.6. The results of this study revealed a statistically significant reduction in incontinent episodes in the randomly selected patient population. Before the treatment program began, the subjects had an average of 5.5 incontinent episodes per day. After the treatment program, only 2 out of the 18 patients displayed any symptoms of incontinence -- representing an 89% success rate. A 12 month follow-up revealed no tendency for relapse.

         A study using a large patient population base was conducted by Cheryl Aikey. Out of 200 patients, ranging in age from 17 to 89 years of age, the study revealed an overall improvement rate of 77%. The high success rate of MedCare's program, along with ample positive clinical evidence from other independent researchers, supports the Company's expectations that a conservative approach in treating incontinence will become the preferred treatment choice of all sufferers in the near future. At present, the only hindrance to this conversion of treatment modality (surgery, drugs and diapers being the current modalities of choice) is the ignorance of the patient population and the medical community -- few realize that an alternative treatment program exists at the present time.

Expansion of The MedCare Program
--------------------------------

         The MedCare Program is available through the practices of physicians (urologist, urogynecologist, gastroenterologist, and/or colon rectal surgeon) either in a private office, clinic, or a hospital setting.

     For the physician, the MedCare Program is a turn key system that includes equipment, trained personnel, model policies and procedures, billing and collections assistance and an active marketing program in each local community where the Program is available.


     As of January 26, 1999, the Company had 82 contracted MedCare program sites. These site are located in the following cities: Norman, OK (Dr. Michael
M. Blue), Anderson, SC (Dr. Bill Hinnat), Athens, GA (Dr. Mark Ellsion), Augusta, GA (2) (Dr. Goldsmith and Dr. Harry Oldman), Birmingham, AL (Dr. William Johnson), Marietta, GA (Dr. Brian Thomas), Roswell, GA (Dr. Omar Eubanks), Warner Robins, GA (Dr. F. Marshall Parker), Savannah, GA (Dr. David Ostman), Glen Cove, NY (Dr. Eric Hochberg), Greensburg, PA (Dr. James Mayo), Jersey City, NJ (Dr. Anthony Mangia), Mine Hill, NJ (Dr. Marc Colton), Natick, MA (Dr. Emmanuel Friedman), New York, NY (Dr. Robert Gluck), Stamford, CT (Dr. Jonathan Waxberg), Yonkers, NY (Dr. Stanley Boczko), Alexandria, VA (Dr. Roger Weiderhorn), Baltimore, MD (2) (Dr. Marcella Ronneburg), Fayetteville, NC (Dr. Garrett Franzoni), Owings Mills, MD (2), Dr. Sanford Siegel), Raleigh, NC (Dr. Richard Kane), Shelby, NC (Dr. Shem Blackley), Newport News, VA (Dr. Peter Han), Suitland, MD (Dr. Selwa Diwani), Chantilly, VA (Dr. Fadul), Jacksonville, NC (Dr. Robert Kell), Wilmington, NC (Dr. John Cashman), Fremont, CA (Dr. Scott Kramer), Kirkland, WA (Dr. John Paul Isabell), Los Gatos, CA (2) (Dr. Anthony Damore and Dr. Robert Panvini), Reno, Nevada (Dr. Angelo Kanellos), San Mateo, CA (Dr. Hessell), Concord, CA (Dr. Nigro), Walnut Creek, CA (Dr. Nigro), San Francisco, CA (Dr. David A. Ronk), Beverly Hills, CA (Dr. Sherman Bruckner), Fullerton, CA (Dr. Nicholas Thanos), Los Angeles, CA (Dr. William Barba), Mission Viejo, CA (Dr. Marc Winter), Laguna Hills, CA (Dr. Marc Winter), Orange, CA (Dr. Arthur Goldstein), Newport Beach, CA (Dr. Arthur Goldstein), Rancho Mirage, CA (Dr. Sheldon Barroff), Oceanside, CA (Dr. Bradley Frasier), Downey, CA (Dr. Msihal), Tarzana, CA (Dr. Richard Leff), Palm Beach, CA (Dr. E. Jacome), San Rapeal, CA (Dr. John Hessell), Dallas, TX (Dr. Brian Feagins), Fort Worth, TX (Dr. A.E. Thurman), Kingwood, TX (Dr. Robert Rosen), Scottsdale, AZ (Dr. Mary Ellen Shannon), San Antonio, TX (2) (Dr. Tristan Castaneda and Dr. Robert Schorlemer), Oklahoma City, OK (Dr. Sam Little), Elyria, OH (Dr. J. Patrick Spirank), Findlay, OH (Dr. Prem Agrawal), Fridley, MN (Dr. J. Randolph Beahrs), Huntington, WV (Dr. Larry Caserta), Indianapolis, IN (Dr. Sally Bradley), Maplewood, MN (Dr. Ingrid Wilbrand), Terre Haute, IN (Dr. Douglas Claybrook), Toledo, OH (Drs. Haselhuhn and Seal), Dayton, OH (Dr. Daniel Miller), Milwaukee, WI (Dr. Ike Bae), St. Paul, MN (Dr. Siegel), Batavia, IL (Dr. John Zito, Jr.), Bloomington, IL (Dr. Vicken Chalian), Buffalo Grove, IL (Dr. Randall Kahan), Chicago, IL (Dr. Maura Brennan), Elgin, IL (Dr. James I. Pinto), Galesburg, IL (Dr. Jeffrey Koszczuk), Joliet, IL (Dr. Gregory Lewis), Kankakee, IL (Dr. Joel Slutsky), Lake Forest, IL (Dr. David Schewitz), Kirkwood, MO (Dr. N. Saha), Wentzville, MO (Dr. Stan Hanks).


Marketing of The MedCare Program
--------------------------------

         In a study of 3,638 patients over age 20 who saw their physicians during an 11 week period, 43% of women and 11% of men (33% overall) reported current UI. 75% of these patients had not yet informed a health care professional, however, more than a third said they would see a physician if treatment were available. In the meantime, many are prematurely drawn to the use of absorbent products as a result of extremely effective marketing by major manufacturers, such as Kimberly Clark, Procter & Gamble and Johnson & Johnson, thus allowing millions of sufferers to hide their condition without anyone ever discovering their UI and resulting in an average sufferer waiting between 7 and 9 years before seeking help.

         This study reveals the crux of the problem: a significant number of incontinence sufferers do not seek medical guidance of any kind either because they are too embarrassed, believe their condition is a normal part of aging or bearing children or are not aware that a genuine medical treatment is available. This general ignorance on the part of the patient is compounded by the fact that so few people in the medical community are knowledgeable.

         When an effort is made to educate and market to incontinence sufferers, most are amazed at the significant drawing power of simple marketing and sales programs. For example, The New York Times reported an incidence in which the authors of "Staying Dry: A Practical Guide to Bladder Control" (Dr. Kathryn L. Burgio, K. Lynette Pearce and Dr. Angelo J. Lucco) were rejected by 50 publishers before Johns Hopkins Press accepted the manuscript. Within several days of a mention of the book in an Ann Landers column, Johns Hopkins Press was flooded by over 20,000 letters. Within a matter of months, over 50,000 copies of the book had been sold, becoming the biggest selling book of its kind in such a short period of time.

         MedCare's marketing and sales strategy is designed to promote general awareness of incontinence and that an effective treatment program is readily available. The majority of the Company's advertising is directed towards the sufferer through a combination of brochures, print ads, direct mail, radio, TV, doctor referrals, seminars and general public relations within a defined area. The Company's past experience with such marketing has been favorable, with print and referrals being the best source of new patient flow.

         The Company targets much of its marketing and advertising to those individuals that are prime candidates, namely women over the age of 35, men who have undergone prostate surgery, nursing home residents, new mothers, female athletes and current incontinence patients. A secondary audience for MedCare's advertising will be friends and family and the professional audience, which includes gynecologists/obstetricians, general practitioners, family practitioners, geriatricians, gastroenterologists, nurse practitioners, and nursing home administrators. Past experience indicates that once an effective marketing program has been launched, continued draw comes from word of mouth referrals from patients and doctor referrals.

The Program Management Agreement
--------------------------------

         Each physician or practice ("the Practice") who participates in the MedCare Program signs a Program Management Agreement which defines the terms of the Program by which the physician is bound. The Practice is given exclusive authority and responsibility for professional supervision and judgements required in the diagnosis of patients with Conditions and in the selection and performance of Procedures on the Practice's patients. MedCare provides various support and administrative services and assistance in operating the Program, but is specifically excluded from being a provider or supplier of medical or professional services. The Practice also must give MedCare permission to use his or her name, address, phone number and type of practice in lists of MedCare participants and in written and verbal communications with other practicitioners.

Medcare's Obligations
---------------------

         Equipment. MedCare agrees to lease to the Practice the Program Equipment, which is selected, installed and maintained by MedCare and available for use by the Practice on a full-time basis as long as he or she is a member of the MedCare Program. MedCare also assists the Practice in procuring all permits and licenses necessary for the installation and operation of the Program Equipment or any items thereof. Medcare agrees, furthermore, to pay all fees, taxes and other charges that may be levied upon MedCare's ownership of the Program Equipment, although its failure to do so does not constitute a default under the agreement. The physician pays all taxes and charges associated with its use of the Program Equipment. The Company also does not have an obligation to provide new or improved Equipment.

         Technologists. The Program Management Agreement provides for the leasing of employees by MedCare to the Practice who are licensed, qualified and trained to operate the Program Equipment under physician supervision and assist the Practice in the operation of the Program. The Practice has the right to approve or disprove of each Technologist provided by MedCare and must supervise all activities of the Technologist. While present at the Location, the Technologist is considered an employee of the Practice and is subject to the Practice's continued approval and works the hours assigned by the Practice. The Technologist's salary and any other benefits, however, are paid by MedCare. If the Practice so desires, the Company will require the Technologist to sign an employment agreement with the Practice.

         Policies and Protocols. MedCare provides the Practice with model clinical and administrative protocols necessary for the Program, subject to the Practice's approval, in the form of a Policies and Procotols Manual. This manual reflects the clinical activities and methods in which the Technologist is trained and prepared to perform under the supervision of the Practice. The Practice, however, has the ultimate responsibility for approving policies and procedures applicable to the Program and the provision of Procedures to patients of the Practice. MedCare assumes responsibility for coordinating the Practice's billing, collection and other reimbursement services related to the Program; however, the Practice is responsible for performing all billing and collection functions and all billing shall be done in the name of the Practice. The Technologist is responsible for maintaining all patient data for reference and development of case histories in a manner consistent with accepted standards and the Practice's policies and procedures. MedCare will also provide the Practice with training, education and information relative to the Program on an ongoing basis.

The Practice's Obligations
--------------------------

         The Practice agrees to engage MedCare on an exclusive basis as manager of the Practice's programs for the diagnosis and treatment of the Conditions using behavioral and biofeedback techniques. The Practice is required to provide, at its own expense, an area of sufficient space for the performance of the Procedures and for the Program Equipment. This Location must be in or adjacent to the offices of the Practice and must be available on a full-time basis for the operation of the Program. All janitorial and other services necessary for the cleaning and maintenance of the Location must be provided by the Practice. The Practice must also supply all usual office and clinic supplies, furnishings and equipment.

         Program Equipment. The Practice must, at its own expense, provide utilities for the installation and ongoing operation of the Program and the Equipment. MedCare will provide information and specifications regarding required utilities. The Practice is not allowed to remove the Equipment from the Location without the prior written consent of MedCare and must not subject the equipment to any levies, liens or encumbrances.

         Procedures. For each Procedure conducted as part of the Program, the Practice shall determine the appropriate intervention and shall provide the Technologist with information regarding the patient relevant to the Procedure to be conducted. The Practice shall be responsible for obtaining informed consent from the patient prior to the performance of any Procedures. The Practice shall be professionally responsible for, and shall supervise, all such Procedures. The Practice shall also be responsible for the administration of other tests, treatments and procedures not provided as part of the Program as deemed necessary or appropriate by the Practice.

         Technologist. The Practice agrees that the Technologist is an asset of MedCare, and that during the term of this Agreement, and for one year thereafter, no proposal of any business relationship with the Technologist, other than pursuant to the Agreement, shall be made, offered or accepted by the Practice without MedCare's written consent. Otherwise, the Practice may control and direct the Technologist assigned to the Practice by MedCare as a common-law employee.

         Group Practice. If the Practice consists of two or more physicians, it is required to warrant that it meets the definition of a "Group Practice" under 42 USC Section 1395nn and any applicable state laws.

Financial Arrangements
----------------------

         The Practice agrees to pay MedCare a management fee which shall be invoiced monthly by MedCare. Fees not paid on time are subject to a monthly interest charge of no more than 1-1/2 percent multiplied by all amounts past due. The Management fee is a total amount allocated among administration, technologist, billing, intellectual property and equipment costs. Prior to June 1, 1998, MedCare's management fee was calculated as a percent of the practice's charges for the MedCare managed activities of the practice. Effective June 1, 1998, the management fee became a flat rate per appointment. The initial rate is a fixed fee of $145.00 per appointment, with higher rates for certain specialized services.

     The Company does not make any payments to physicians who have the MedCare Program in their offices. The start up costs are expenses related solely to pay for equipment and computer and software owned by the Company ($16,000), expenses related for the recruitment and training of the clinicians ($5,000 - $8,000), and miscellaneous expenses such as installation of telephones, furniture and supplies ($4,000 - $6,000). Since the physician is required to provide office space at no cost, there are no fees, or ongoing fees paid to the physician. Shown below, is an updated and revised listing of expected monthly expenses on a per site basis:

         Insurance                          $    500.00
         Advertising                        $    815.00
         Salary and Benefits for Clinician  $  3,625.00
         Telephone                          $    250.00
         Medical/Office Supplies            $    600.00
                                            -----------
         Total Average Monthly Exp:         $  5,790.00

Term and Termination
--------------------

         Each Practice Management Agreement is for a period of five years following the Effective Date. The term may be automatically extended for additional five year periods following the expiration of the original term, or following the expiration of each extension period thereafter, unless either the Practice or MedCare notifies the other in writing, within 90 days of the expiration of the applicable period, of its intention to terminate the Agreement. MedCare may terminate for cause if the Practice fails to make payment when due under this Agreement or any other Agreement with MedCare, provided that payment is not made within ten days after notice of such failure has been delivered to the Practice. Either party may terminate the agreement if the other files a petition in bankruptcy, has a receiver, trustee or other court officer appointed, takes advantage of the insolvency laws of any jurisdiction, makes an assignment for the benefit of its creditors or is voluntarily or involuntarily dissolved. Furthermore, either party may request the renegotiation of the terms of this Agreement if any legislative or regulatory change or determination, whether federal or state, would have a significant adverse impact on either party in connection with the performance of this Agreement.

Confidentiality
---------------

         The Practice is prohibited from disclosing or discussing any Information with any person except the Practice's representatives for one year after the Information has been initially disclosed to the Practice. The Practice must use the Information solely in connection with the Program and the provision of Procedures to its patients, and is restricted from using the Information in any way that may be deemed detrimental to MedCare. Upon the request of MedCare, the Practice must promptly return all original documents and all reproductions of information in the possession of the Practice. All derivative documents in the possession of the Practice containing or reflecting any Information must be destroyed under the supervision of an authorized officer of the Practice and written certificate of the destruction must be provided to MedCare by the Practice. For the course of this Agreement and for two years after its termination, the Practice and its members, employees, agents, representatives and affiliates are restricted from entering into any joint venture, independent contract or other business relationship with any MedCare employees without the Company's express consent.

Insurance
---------

         The Practice is responsible for all professional liability risks associated with the performance of the Procedures on its patients, including the performance of Procedures by the Technologist under the supervision of a physician member of the Practice. The Practice agrees to maintain professional liability insurance of no less than $1,000,000 aggregate liability per policy year. MedCare agrees to maintain comprehensive general liability insurance covering MedCare's responsibilities pursuant to the Agreement with a limit of liability of no less than $1,000,000 aggregate per policy year, as well as worker's compensation insurance covering the Technologist and products liability insurance with a limit of liability of no less than $1,000,000 aggregate per policy year.

Governmental Regulation Issues Concerning the Program Management Agreement
--------------------------------------------------------------------------

         Under the Company's Program Management Agreement, MedCare is not a provider of health care services. MedCare merely supplies personnel, equipment and proprietary techniques to providers of health care. The physicians or medical groups that contract with MedCare are the providers of services to their own patients. MedCare simply manages the incontinence treatment programs in the physicians offices.


         This management model is analogous to the arrangements employed by many other physician practice management companies, including PhyCor, MedPartners and others. In MedCare's model, only part of the physician's practice is managed. Such partial management arrangements are utilized primarily in conjunction with the provision of ancillary services that require specialized personnel, equipment, procedures, etc. For example, many physician office laboratories and imaging centers are operated under management agreements with organizations that have special expertise in the operation of such services. Like these specialized managers, MedCare offers a global management package, including equipment, personnel, policies, procedures, reimbursement expertise, etc., necessary to support a physician's practice in providing a specialized health care service.

         Under Stark II legislation, physicians are prohibited from referring Medicare or Medicaid eligible patients for designated health services to persons or entities with which the physician has financial relationship. Stark II also prohibits the recipient of the referral from billing Medicare for a designated service furnished pursuant to a prohibited referral. However, Stark II contains several general exceptions to its referral prohibitions The MedCare Program and the Program Management Agreement are designed to allow medical groups and physicians that contract for MedCare's management services to meet the requirements of Stark II's "In-Office Exception". Basically, the In-Office Exception allows a physician to perform and bill for designated services provided to the physician's own patients in conjunction with the provision of physician services

         However, there are still referral issues relevant to the operation of an incontinence treatment program by a physician or medical group. In particular, these self-referral arrangements are encompassed by the referral prohibitions of the Stark II laws unless there is an applicable exception. The MedCare Program and the Program Management Agreement are designed to allow medical groups and physicians that contract for MedCare's management services to meet the requirements of Stark II's "In-Office Exception".

         The specific features of the MedCare Program and the Program Management Agreement that ensure that the physician or group practice comply with the relevant Stark II requirements follows:

1. In the Program Management Agreement, the physician represents and warrants that if the practice consists of two or more physicians, they meet the definition of a "group practice" for the purpose of Stark II;

2. The Program Management Agreement and the supporting materials clearly state that the physician or group is the responsible provider of incontinence treatment services for all purposes including licensure and reimbursement. The technician leased by the physician from MedCare serves as the physician's employee and works under the direct supervision of the physician. The physician also bills for the incontinence treatment services in the same manner as any other medical or ancilliary services provided by that physician or group practice; and

3. In order to contract with MedCare for management of an incontinence treatment program, a physician or group must secure a physical location that is part of, or adjacent to the physician's or group practice's existing office space.

Competitive Treatment Options for UI
------------------------------------

         Some currently available alternatives for the treatment of urinary incontinence include:

         Absorbent Products and Diapers: Similar to baby diapers, adult diapers and pads capture urine upon leakage. While the product has improved over the last few years, most users find the bulky size, inconvenience, lack of control over urine flow, discomfort from wetness, embarrassment over the appearance and odor of urine and ongoing cash outlay to be major disadvantages. It has been estimated that the typical UI sufferer in the United States spends between $1200 to $1500 annually on these types of products. Retail sales of adult absorbent products surpassed $1.6 billion last year according to industry sources, compared to $496 million in 1987 and just $173 million in 1982. Early dependency on absorbent products is often a deterrent to continence by giving the wearer a false sense of security and removes their motivation to seek evaluation and treatment. When used improperly, absorbent products may contribute to skin breakdown and urinary tract infections. As a result, meticulous care and frequent changes are required.

         Surgery: A variety of surgical procedures are utilized more for stress incontinence than urge or mixed incontinence. Surgeries usually involve elevating and stabilizing the urethra and the bladder neck in order prevent hypermobility. These procedures are delicate, complicated procedures whose success depends on a number of factors, including the degree of the pathology and the operating physician's experience. Accordingly, outcomes are generally varied. Surgery is quite an expensive and traumatic procedure requiring a hospital stay and several weeks of recovery time. A typical bladder suspension, for example, costs over $10,000 to perform. An estimated 60,000 bladder suspension procedures are performed annually in America.

         Indwelling Catheters: An indwelling, or Foley, catheter is a closed sterile system inserted into the bladder through the urethra in order to allow for drainage of the bladder directly through a tube into a urine collection bag. While the individual typically remains dry, most experience the inconvenience of the long tube and collection bag. For continuous users, urinary tract infections are of concern.

         Implanting Devices and Injectable Materials: Implantation of foreign materials into the body, such as an artificial sphincter, are used relatively infrequently due to the highly invasive and high complication rate as compared with other procedures. Injectables, which include collagen, polytetrafluoroethylene and other materials, are inserted into the tissue surrounding the urethral sphincter using a small-gauge hypodermic needle under local anaesthesia. The injection of the material increases muscle tone of the sphincter by increasing bulk and offering greater resistance to urine flow.

         Periurethral injections generally show promise when used in patients suffering from specific anatomical defects, principally intrinsic sphincteric deficiency, thus limiting its use to about 10% to 15% of the UI population. In addition to the high cost of such injections, around $2,500, there is some degree of side effects.

     Electrical Stimulation: Electrical stimulation involves the application of a low level electric current to stimulate or inhibit the pelvic muscles or their nerve supply.

         Mechanical Devices: Most mechanical devices, such as vaginal pessaries, diaphragm rings and other inflatable and non-inflatable devices, work by supporting the urethrovesical junction. Despite their wide availability, these products have not gained wide acceptance among UI sufferers. In addition to the difficulty of properly fitting patients with these devices, other potential adverse side effects include vaginal discharge and tissue erosion.

         Drugs: Drugs typically used for the treatment of incontinence act on the nerve receptors associated with the bladder neurotransmitter system and generally alleviate the symptoms in part but are seldom curative. Drugs also may cause adverse side effects, often affecting the cardiovascular and circulatory systems, along with the possibility of urinary retention and unwanted interactions with other drugs. Currently, most drugs require continual, life long usage in order to control urinary incontinence symptoms.

         "Ma & Pa" Clinics: At present, there are a number of small incontinence clinics, or ancillary programs, offered by doctors, hospitals or therapists, scattered across North America that use a combination of currently available non-invasive alternative treatment options to treat UI patients. While most of these clinics have limited financial strength for adequate marketing and advertising and often operate a "ma and pa" type of business, the Company expects better financed and more sophisticated competition to emerge in the future.

         Ignorance of Sufferers And The Medical Community: The greatest competition, by far, comes from the ignorance of the marketplace. A significant number of incontinence sufferers do not seek medical guidance of any kind either because they are too embarrassed, believe that their condition is a normal part of aging or bearing children or are not aware that a genuine medical treatment is available. Not only are UI sufferers ignorant of the care and treatment options available for their condition, but so are a vast number of people in the medical profession. In fact, so few doctors are knowledgeable about UI that the Agency for Health Care Policy and Research recommended that information about UI be included in the curricula of undergraduate and graduate health professional schools.

Employees
---------


         At December 31, 1997, the Company employed 17 full time persons. As of December 31, 1998, the Company employed 52 full time persons. To the best of the Company's knowledge, none of the Company's officers or directors is bound by restrictive covenants from prior employers. None of the Company's employees are represented by labor unions or other collective bargaining groups.

Year 2000 Issues
----------------


         The Year 2000 issue arose because many existing computer programs use only the last two digits to refer to a year. Therefore, these computer programs do not properly recognize a year that begins with 20 instead of 19. If not corrected, many computer applications could fail or create erroneous results.

         Management has initiated a comprehensive program to prepare the Company's systems for the year 2000. The Company is actively engaged in testing and fixing applications to ensure they are Year 2000 ready. The Company does not separately track the internal costs incurred for the Year 2000 project, but such costs are principally the related payroll costs for certain corporate staff. The Company currently does not expect remediation costs to be material nor does it expect any significant interruption to its operations because of Year 2000 problems.

         The Company is in the process of contacting all third parties with which it has significant relationships, to determine the extent to which the Company could be vulnerable to failure by any of them to obtain Year 2000 compliance. Some of the Company's major suppliers and financial institutions have confirmed that they anticipate being Year 2000 compliant on or before December 31, 1999, although many have only indicated that they have Year 2000 readiness programs. To date, the Company is not aware of any significant third parties with a Year 2000 issue that could materially impact the Company's operations, liquidity or capital resources. The Company has no means, however, of ensuring that third parties will be Year 2000 ready and the potential effect of third-party non-compliance is currently not determinable.

         The Company has devoted and will continue to devote the resources necessary to ensure that all Year 2000 issues are properly addressed. There can be no assurance, however, that all Year 2000 problems are detected. Further, there can be no assurance that the Company's assessment of its third party relationships could be accurate. Some of the potential worst-case scenarios that could occur include (1) corruption of data in the Company's internal systems and
(2) failure of government and insurance companies' reimbursement programs. If any of these situations were to occur, the Company's operations could be temporarily interrupted. The Company intends to develop Year 2000 contingency plans for continuing operations in the event such problems arise.


History of the Company
----------------------

         Except for the historical information contained herein, the discussion in this Registration Statement contains certain forward- looking statements that involve risk and uncertainties, including, but not limited to, product and service demand and acceptance, changes in technology, changes in insurance reimbursement, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document. The Company's actual results could differ materially from those discussed here.

         The Company, formerly known as Multi-Spectrum Group, Inc., was incorporated under the name Santa Lucia Funding, Inc., in the State of Utah on January 17, 1986, with an authorized capital of 50,000,000 common shares with a par value of $0.001 for the purposes of raising capital in order to seek business opportunities believed to hold potential for profit. On February 8, 1990, the Company adopted a plan of merger with Multi-Spectrum Group, Inc., a Delaware corporation, and Santa Lucia Funding, Inc., a Utah corporation, merged into Santa Lucia Funding, Inc., a Utah corporation, which then changed its name to Multi-Spectrum Group, Inc. The outstanding shares of Multi-Spectrum Group, Inc. were converted into common shares of Santa Lucia Funding, Inc. at the exchange rate of 55,305 shares of Santa Lucia for each common share of Multi-Spectrum then issued and outstanding. In addition, the number of common shares authorized was increased from 50,000,000 to 100,000,000 with the par value remaining at $0.001. On November 13, 1992, the Company issued 8,7722,800 shares of its Common Stock to Group of Five, Inc. in exchange for services rendered.

         The Company was inactive during the period from February 1990 to August 1995, at which point the Company acquired the MedCare program for treating incontinence.

         On August 11, 1995, a reverse split of the common stock by a ratio of one new for 1,200 old was effected, with the par value remaining at $0.001. This reduced the total number of shares issued and outstanding to 58,519. On August 14, 1995, the Company acquired the rights to the MedCare Program, a urinary incontinence procedure, in exchange for 2,000,000 shares of its common stock. On August 25, 1995, the Company approved an increase in the authorized capital to 101,000,000 shares of stock, comprised of 100,000,000 common shares with a par value of $0.0001 per share and 1,000,000 preferred shares with a par value of $0.25 per share, and approved a name change to MedCare Technologies, Inc.

         On August 15, 1995, the Company authorized in a Private Placement Memorandum, pursuant to Regulation D, Rule 504, offering 4,200,000 shares of its common stock at a price of $0.15. This offering was conducted in order to raise money for further research and development on the MedCare Program and was broken down as follows: $300,000 for public relations and advertising, $155,000 for market research and development, $45,000 for consulting, $25,000 for miscellaneous expenses and $75,000 as a cash reserve. On September 20, 1995, the offering was completed with all shares being issued for a total value of $630,000, less offering costs of $30,000.

         On October 1, 1995, the Company's wholly owned subsidiary, MedCare Technologies Corporation, acquired 100% of Manon Consulting Ltd., an Alberta, Canada, corporation, for a nominal value from its owners, Diane Nunzianto, a MedCare Technologies, Inc. director and Philip Tolley and Mel Tolley. On December 31, 1995, the Company issued 16,666 shares of its common stock for $50,000 cash and 25,000 shares of its common stock in exchange for consulting services with a value of $75,000. The operations of Manon Consulting were terminated on December 31, 1996.

         The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 504 which was begun on June 20, 1996 and completed on August 15, 1996. This offering was for 50,000 shares of common stock at $4.75 per share for a total offering of $237,500. The proceeds from this offering were used for equipment purchase, advertising and marketing, and working capital.

         The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 504 which was begun on November 18, 1996 and completed on December 24, 1996. This offering was for 56,000 shares of common stock at $4.50 per share for a total offering of $252,000. The proceeds from this offering were used for equipment purchases, advertising and marketing and working capital.

         Narinder Thouli, a member of the Board of Directors, resigned on November 1, 1996. He resigned for personal reasons and did not have any disagreements with the Company. On October 4, 1996 a migratory merger was completed changing the Company's domicile from Utah to Delaware.

         During fiscal 1997, the Company issued three private placement memoranda. On February 1, 1997, an offering was begun pursuant to Regulation D, Rule 506 for 176,000 shares of common stock at $6.25 per share for a total offering of $1,100,000. This offering was completed on February 4, 1997. The proceeds were used for working capital and expansion of the MedCare Program.

         The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 506 on July 7, 1997 for 300,000 shares of common stock at $6.00 per share, plus 300,000 warrants exercisable at $6.00 per warrant until July 7, 2002 for a total offering of $1,800,000. This offering was completed on July 30, 1997 and the proceeds used for working capital and expansion of the MedCare Program.

         On June 20, 1997, the Company began offering for sale a Regulation D offering under Rule 506. This offering was for the Series A Preferred Stock of the Company and was sold for $10,000 per share, in minimum subscription amounts of at least ten shares ($100,000) and increments of five shares in excess thereof. The total offering was for three hundred shares for a total of $3,000,000, with a minimum offering of $1,650,000. The offering closed on July 8, 1997 with the minimum offering placed. The Preferred Stock was accompanied by warrants to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent

(33-1/3%) multiplied by the aggregate purchase price of the Subscriber's Preferred Stock outstanding on each of nine, twelve and fifteen months following the closing date of the offering, divided by the Fixed Conversion Price as defined in the Certificate of Designation. In conjunction with this offering, an Escrow Agreement was entered into with Swartz Investments LLC, a Georgia limited liability company, as Placement Agent and with First Union National Bank of Georgia as Escrow Agent.

         At this time, the Company also filed a Certificate of Designation with the State of Delaware in conjunction with this offering. This Certificate was approved on July 7, 1997 and designates 1,000 shares of the Company's one million shares of authorized preferred stock to be Series A stock. This stock has been assigned an issue price of $10,000 per share with an eight percent (8%) per annum accretion rate. The rank of this stock has been assigned as being senior to all Common Stock of the Company, junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series A Preferred Stock, senior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on par with any Series A Preferred Stock of whatever subdivision, and on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock. No dividend rights have been granted to this stock.

         The conversion terms outlined in the Certificate of Designation state that holders of the Series A Preferred Stock can convert their stock on or after a period of no less than four months from the closing date into Common Stock using the formula per share of Series A Preferred Stock:

                          (.08)(N/365)(10,000) + 10,000
                          -----------------------------
                                Conversion Price

The Conversion Price is determined as the lesser of 115% of the average Closing Bid Price for the five trading days ending on June 6, 1997, which is $7.346 or X% of the average Closing Bid Price of the Company's Common Stock for the five trading days immediately preceding the Date of Conversion, where X is determined as follows:

# of months between Last Closing
and Date of Conversion              "X"
4-6 months                          90%
6 months-1 year                     87.5%
9 months, 1 day-12 months           85%
more than 12 months                 80%

         The Company also has the right to redeem the Series A Preferred Stock upon receipt of Notice of Conversion at a rate of the Stated Value times 1.10 to
1.2 or may redeem the stock at its own election at 115% to 130%, depending on the length of time.


         Of the original 258,302 conversion warrants that were issued, 36,755 shares were forfeited due to the early conversion of preferred shares. In addition, Swartz Investments had exercised all but 6,500 of its warrants utilizing the cashless exercise option resulting in 8,990 shares being issued. The remaining conversion warrants are still outstanding.

         In June of 1998, the investors converted 165 preferred warrants into preferred stock. Upon conversion of the preferred warrants, the investors and the Company deposited into an escrow account the proceeds of $1,650,000 and the related preferred stock pending final approval of the Company's registration statement. In addition, the Company and the investors entered into an agreement which provided for the investors to receive 3 month warrants at an exercise price of $7.346 per share and to forfeit any rights to additional preferred warrants, nine month warrants, twelve month warrants and fifteen month warrants. Of the original four investors who participated in the escrow agreement, three withdrew their proceeds of $1,400,000 and forfeited the related preferred stock and warrants. The forfeited preferred stock and related warrants were canceled. The remaining investor, Concordia Investments, released its investment of $250,000 to the Company and received 25 shares of new preferred stock and 11,344 warrants exercisable three months after their issuance date at an exercise price of $7.346 per share. The warrants are unregistered and are not included in this registration statement.

         The Placement Agent and its employees and affiliates were granted a total of 165 Preferred Stock options and 258,302 Common Stock warrants in conjunction with this offering. These warrants have been issued pursuant to a Placement Agent Agreement between the Company and Swartz Investments, LLC, a Georgia limited liability company, as Placement Agent. According to this agreement, the Placement Agent agreed to find subscribers for the Company's Preferred Stock Series A offering in exchange for a placement fee of 5- 1/2% of the aggregate gross subscription proceeds of the offering, a non-accountable expense allowance of 2% of the aggregate gross subscription proceeds, and, if a subscriber exercises a preferred warrant, a fee consisting of 7-1/2% of the aggregate exercise price, as defined in the Preferred Warrant. The Placement Agent Agreement also grants to the Placement Agent three sets of warrants (i) warrants to purchase stock equal to 7-1/2% times the aggregate gross subscription proceeds divided by the Fixed Conversion Price (as defined in the Certificate of Disclosure), (ii) warrants to purchase stock equal to 7-1/2% of the number of Conversion Warrants placed in the offering (as defined in the Subscription Agreement) and (iii) upon the exercise of a Preferred Warrant by a Stockholder, warrants to purchase stock equal to 7-1/2% of the gross proceeds received by the Company upon the exercise of the Preferred Warrant divided by the Exercise Price (as defined in the Preferred Warrant). All three of these warrants are for a period of five years at a fixed conversion price of $7.346 per share, as defined in the Certificate of Disclosure. The Placement Agent Agreement also contains cashless exercise and reset provisions.


         On July 8, 1997, Jeffrey Aronin joined the Company as its President and Chief Operating Officer. He was also elected a Director of the Company. Harmel
S. Rayat, the previous president, remains with the Company in the capacity of Chief Executive Officer and Chairman of the Board.

     On September 17, 1997, Diane Nunziato resigned as a director of the Company and Dr. Jake Jacobo joined the Company as a director. Ms. Nunziato resigned for personal reasons and did not have any disagreements with the Company.

     On November 7, 1997, Mr. Greg Wujek joined the Company as its Vice President of Managed Care.


         On August 6, 1998, Kundan S. Rayat resigned as Secretary, Treasurer and a Director of the Company and Valerie Boeldt-Umbright resigned as a Director of the Company. Both Mr. Rayat and Ms. Boeldt-Umbright resigned for personal reasons. Greg Wujek was then elected to the Board of Directors and was named the new Secretary and Treasurer. At this same meeting, Harmel S. Rayat resigned as the Chief Executive Officer of the Company and Jeffrey S. Aronin was elected to replace him. Harmel Rayat will remain as a Director and Chairman of the Board.

         On November 6, 1998, the Company issued 300,000 shares of its common stock at $5.00 per share to Lyons Capital Corporation, a Bermuda corporation, with a warrant to purchase an additional 300,000 shares at $5.00 per share as an offering pursuant to Regulation D, Rule 506. The warrant is effective until October 14, 2004. These shares are unregistered and are not covered by this registration statement.

         On December 3, 1998, the Company announced that Alan P. Jagiello was appointed as Chief Financial Officer.

         On January 4, 1999, the Company announced that it had reached its goal of 90 contracted MedCare program sites by year-end 1998. With over 300 physicians in the MedCare system nationwide, the MedCare program is the largest national conservative treatment for incontinence in the United States. During 1999, the Company's number one priority is building revenues and continuing to open new MedCare program sites in select markets.

         On January 21, 1999, the Company formed a new entity which will be a wholly-owned subsidiary of the Company. Medcareonline.com, Inc. is incorporated in the state of Nevada and is authorized to issue one hundred million
(100,000,000) shares of common stock, par value $0.0001 per share, and one million (1,000,000) shares of preferred stock, par value $0.01 per share. The Company filed a Form 8-K announcing the formation of this subsidiary on February 9, 1999, which included the new subsidiary's Articles of Incorporation.

         With the recent beta launch of www.medcareonline.com, a healthcare portal offering comprehensive medical information, medcareonline.com, Inc. intends further to develop brand building and marketing initiatives designed to increase site traffic and repeat visitors. Part of the Company's strategy is to increase site content, features and services, including adding an on-line magazine and advertising on traditional and non-traditional mediums. To date, medcareonlline.com, Inc. has not generated any revenues and has incurred only minimal expenses.


         The Company has also issued shares pursuant to the following stock option plans:

         1995 Stock Option Plan (500,000 shares exercisable at $3.00 until December 31, 2001) 1996 Stock Option Plan (300,000 shares exercisable at $4.50 until June 20, 2001) 1997 Stock Option Plan (200,000 out of 500,000 shares exercisable at $4.50 until November 18, 2001) 1997 Stock Option Plan (300,000 out of 500,000 shares exercisable at $6.50 until July 1, 2005)

                                  GOING CONCERN

         The going concern opinion of the independent accountant, as disclosed in the Company's Independent Auditors Report attached to Part F/S, is as follows:

         "The Company is a development stage Company as defined in Financial Accounting Standards Board Statement No. 7. The Company is devoting substantially all of its present efforts in establishing a new business and although planned principal operations have commenced, there have been no significant revenues. Management's plans regarding the matters which raise doubts about the Company's ability to continue as a going concern are disclosed in Note 1 to the financial statements. These factors raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         The Company's executive offices are located at 1515 West 22nd Street, Suite 1210, Oak Brook, Illinois, 60521. Its telephone number is (630) 472-5300.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         The following discussion should be read in conjunction with the financial statements and notes thereto included with this Form SB-2. Except for the historical information contained herein, the discussion in this Registration Statement contains certain forward-looking statements that involve risk and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document. The Company's actual results could differ materially from those discussed here. Factors that could cause differences include those discussed above in "Risk Factors", as well as discussed elsewhere herein.

Overview
--------

         The Company has developed The MedCare Program, a non-surgical, non-drug, non-invasive and cost effective treatment program for urinary incontinence, as well as pelvic pain, chronic constipation, fecal incontinence, and disordered defecation. The MedCare program is a multi- modality program based primarily on behavioural techniques for treatment. These techniques include biofeedback using electromyography (EMG), pelvic floor muscle exercises, and bladder and bowel re-training. The program is designed to activate and strengthen the various sensory-response mechanisms that maintain bladder and bowel control. The therapy is provided through computerized instrumental electromyography biofeedback and is based on operant conditioning strategies whereby specific physiological responses are progressively shaped, strengthened, and coordinated.

         The MedCare Program is available through the practices of physicians (urologist, urogynecologist, gastroenterologist, and/or colon rectal surgeon), either in a private office, clinic, or a hospital setting. As of September 30, 1998, the Company had 24 MedCare Program sites established, and was in the process of opening an additional 12 MedCare Program sites in various parts of the country. In order to prepare for MedCare's expansion phase the company transitioned away from Solo Physician Practices to Multi Physician Practices, which typically offers a larger patient base, greater referral network and greater Managed Care influence.

         The Company plans to devote the majority of its resources to establishing new MedCare Program sites, in operating existing centers, and in developing new business models for the introduction of the MedCare Program into new markets, such as nursing homes and other institutions, and possibly foreign countries.

         To date, MedCare has not received any significant revenues due to the early stage nature of the Company's business and has incurred ongoing operating losses due to costs related to research, business development, management and staff recruitment, establishing training systems and providing ongoing training, development of advertising and marketing programs, and other costs associated with establishing corporate infrastructure necessary for expanding The MedCare Program on a national basis. Although planned principal operations have commenced, substantial revenues have yet to be realized.

Results of Operations
---------------------

         The Company had revenues of $91,802 for the year ended December 31, 1997, and $537,598 for the nine month period ending September 30, 1998. During 1997, the majority of the Company's revenues were from three early stage MedCare Program sites, and while the revenues generated were not significant, these first few sites provided much of the Company's insight with regards to advertising, marketing, billing and business development. The information gathered from these early stage developmental centers is being used to establish current MedCare Program sites, most of which are expected to open in late 1998. To date, the Company has not relied on any revenues for funding. During the next several years, the Company expects to derive the majority of its potential revenues from the opening of new MedCare Program centers in the United States, and possibly select foreign markets.


         For the nine month period ending September 30, 1998, the Company incurred $3,178,718 in General and Administrative expenses, equivalent to $0.35 per share and a 227% increase over an amount of $973,345, or $0.12 per share, for the same nine month period in 1997, and compared $1,515,459, or $0.23 per share, for the twelve month period December 31, 1997. This increase is primarily attributable to costs associated with expanding the Company's management, training and clinical infrastructure, continued development of advertising and marketing programs, public relations, travel, legal and accounting, ongoing general operating expenses, and costs associated with greater number of early stage MedCare Program locations in various parts of the US.

         The Company had revenues of $158,775 for the three-month period ending September 30, 1998 compared to $8,366 for the three-month period ending September 30, 1997. Since the Company transitioned from Solo Physician Practices to Multi Physician Practice offices, 22 of the 24 centers operating, as of September 30 1998, had just recently opened in 1998. Due to the early stage nature of each office the majority of the Company's first quarter revenues were generated by the early established sites. Each site generates revenue through patient visits, which come from referrals and direct to consumer education. The Company expects modest revenues from all newly opened sites during the first 12 months of operations. To date, the Company has not relied on any revenues for funding its activities and it does not expect to receive significant revenues from operations in the immediate future. During the next several years, the Company expects to derive the majority of its potential revenues from the opening of new MedCare Program centers in the United States, and possible abroad.

         For the three-month period ending September 30, 1998, the Company's general and administrative expenses increased to $1,092,884 compared to $442,104 for the corresponding period in 1997. The 1998 amount represents an increase of 147%, due primarily to the hiring of additional management and nursing staff, greater advertising and marketing expenses, increased expenses related to financial public relations and building processes and protocols to support future growth.

         The Company's net loss was $907,105, or $0.12 per share, for the third quarter of 1998 compared to a net loss of $379,769 or $0.05 per share, for the corresponding period in 1997. This increase was primarily due to the increase in general and administrative costs described above.

Liquidity and Capital Resources
-------------------------------

         As of September 30, 1998, the Company's cash balance was $2,168,237 compared to $4,041,324 as of September 30, 1997. The Company has financed its operations primarily through the exercise of Stock Options and Share Purchase Warrants from a previous private placement.

         As at September 30, 1998, $1,500,000 was held in an escrow account on behalf of 3 investors who originally participated in the Company's Series A preferred offering for a total of $1,650,000. These funds were being held in escrow pending final approval of the Company's Registration Statement by November 20, 1998. Prior to this date, but subsequent to September 30, 1998, 2 of the 3 investors elected to withdraw $1,250,000, without any penalties to the Company. The withdrawal of these funds will not affect the Company's operations or its ability to continue to expand. The remaining $250,000 are expected to be released to the Company, along with accrued interest, on or about December 14, 1998, without any late fees or penalties. Upon receipt of these funds, the investor will receive New Preferred Stock, under the terms and conditions outlined in an Agreement and Amendment agreement.

         On November 6, 1998, the Company completed a $1,500,000 Regulation D 506 private placement for 300,000 common shares at $5.00 per share, and 300,000 share purchase warrants exercisable at $5.00 until October 14, 2004. An 8K was filed for this private placement on November 19, 1998. The Company did not pay any commissions and issued 300,000 shares were with legend, which are subject to 144 rules. The Company plans to use the $1,500,000 for the continued expansion of The MedCare Program and for working capital.

         The Company's future funding requirements will depend on numerous factors. These factors include the Company's ability to establish and profitably operate current and future MedCare Program locations, recruiting and training qualified management and clinical personnel, competing against any potential technological advances in the treatment of urinary incontinence and other afflictions of the pelvic floor area, and the Company's ability to compete against other better capitalized corporations who offer alternative or similar treatment options for urinary incontinence and other afflictions of the pelvic floor area.

         Due to the "start up" nature of the Company's business, the Company expects to incur losses as it expands its business. While the Company has enough cash to fund its early stage expansion plans, the Company may choose to raise additional funds through private or public equity investment in order to expand the range and scope of its business operations. Even if the Company does not have an immediate need for additional cash, it may seek access to the public equity markets if and when conditions are favorable. There is no assurance that such additional funds will be available for the Company to finance its operations on acceptable terms, if at all.

Plan of Operations
------------------

General
-------


         The Company contracted to open 90 MedCare Program sites in calendar 1998. Each MedCare Program site costs includes training, equipment, travel and other miscellaneous costs. The total start-up investment does not include any lease or office infrastructure charges, as the Company's business model calls for its Program sites to be located inside physician practices, with all building and other incidental charges being covered. Since the Company's business is very early stage and there are no similar clinical systems operating within physician offices to emulate, the Company's business model has gradually evolved and has been refined as management gains actual experience. During 1999, the Company plans to build its revenues and to continue to open new MedCare program sites in select markets.


                             DESCRIPTION OF PROPERTY

         The Company's principal office is located at 1515 West 22nd Street, Suite 1210, Oak Brook, Illinois, 60521. This office is 2400 square feet and is subleased for $4800 per month, plus operating expenses of approximately $400 per month, for one year, with an option to renew every year for 5 years. The Company also leases 1,500 square feet of office space located in Vancouver, British Columbia for $2,000 per month, plus operating expenses of approximately $200 per month. This space has been leased for a period of one year, with an option to renew for a second year, and is owned by one of the Company's directors and by the Chairman's wife.

         The Company does not purchase or lease property on behalf of its MedCare Program participants. Instead, the Company typically enters into a "Practice Management Agreement" ("PMA") with a physician, usually a urologist, urogynaecologist or gynaecologist in order to manage the incontinence portion of their practice. The PMA calls for the Company to provide a trained clinician, usually a nurse, electromyography equipment and a comprehensive marketing campaign that would include direct advertising, print, speeches, etc. The physician is required to provide a dedicated examining room, typically 10' x 10' or larger in size, at no charge and for the duration of the PMA, usually for a five year term. Simply stated, the Company's advertising and marketing attracts patients who suffer from urinary incontinence, who are then evaluated by the physician, after which they are treated using the MedCare Program.

                              CERTAIN TRANSACTIONS

         On October 1, 1995, the Company acquired 100% of Manon Consulting Ltd. for nominal value. Diane Nunziato, a director of the Company until September 17, 1997, was a director and minority shareholder of Manon Consulting at the time of the transaction, which was approved by both boards after disclosure. The Company operated its Calgary clinic through Manon Consulting until the closure of this clinic on December 31, 1996. Since Manon Consulting has no historical profitability and is partially responsible for the development of the MedCare program through Manon Consulting's clinical activities, the Company acquired Manon Consulting for nominal value.

         On July 7, 1997, 300,000 shares of common stock of the Company and 300,000 warrants to purchase shares of common stock of the Company were sold to Matrix Capital Corp., which is the beneficial owner of more than five percent of the common stock of the Company. More detailed information can be found on page 19.

         In June 1998, Queensway Financial Holdings Ltd., which is the beneficial owner of more than five percent of the common stock of the Company, entered into an agreement with the Company to become a Series A Preferred Selling Shareholder, involving the purchase of additional shares and warrants. Detailed information can be found on page 17.


         On November 6, 1998, the Company issued 300,000 shares of its common stock at $5.00 per share to Lyons Capital Corporation, a Bermuda corporation, with a warrant to purchase an additional 300,000 shares at $5.00 per share as an offering pursuant to Regulation D, Rule 506. The warrant is effective until October 14, 2004. These shares are unregistered and are not covered by this registration statement.


              MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED
                              STOCKHOLDER MATTERS.

Market Information
------------------

         The Company's common stock trades on the NASD Electronic Bulletin Board under the symbol MCAR. The following table sets forth the high and low sale price information for the periods indicated:

                                            High              Low

         January-March 1997                 $8.25             $6.75
         April-June 1997                    $8.0625           $6.25
         July-September 1997                $9.25             $6.875
         October-December 1997              $8.125            $7.625
         January-March 1998                 $9.375            $7.375
         April-June 1998                    $11,25            $9.00
         July-September 1998                $9.31             $6.00
         October-December 1998              $7.4375           $4.875


Holders
-------


     As of January 26, 1999, there were approximately 311 stockholders of record of the Company's Common Stock.

Dividend Policy
---------------

         The Company has never paid a dividend and does not anticipate paying any dividends in the foreseeable future. It is the present policy of the Board of Directors to retain the Company's earnings, if any, for the development of the Company's business.

                             EXECUTIVE COMPENSATION


         The following table summarizes the compensation paid or awarded to the Company's chief executive officer and to each of the Company's three most highly compensated executive officers other than the chief executive officer whose salary and bonus for the latest fiscal year exceeded $100,000, for services rendered to the Company in 1997, 1996 and 1995.


Summary Compensation Table
--------------------------

                                                                                                 Long-Term Compensation Awards
                                    Annual Compensation                         Securities
Name and Principal                                            Other Annual      Underlying       All Other
Position                   Year     Salary           Bonus    Compensation      Options          Compensation
Harmel S. Rayat,
   Chairman                1995     $0               $0       0                 150,000          0
Valerie Boeldt-
   Umbright                1995     $0               $0       0                 0                0
   Former Director
Harmel S. Rayat,
   Chairman                1996     $0               $0       0                 160,000          0
Valerie Boeldt-
   Umbright                1996     $12,687.50       $0       0                 40,000           0
   Former Director
Harmel S. Rayat
   Chairman                1997     $40,000          $0       0                 0                0
Valerie Boeldt-
   Umbright                1997     $49,833          $0       0                 115,000          0
   Former Director
Jeffrey S. Aronin,
   President, Director     1997     $46,433          $0       0                 250,000          0

Option/SAR Grants to Officers and Directors in Last Fiscal Year
---------------------------------------------------------------

                                        Percent of total options/
                     Options/SARs       SARs granted to employees        Exercise or
Name                 Granted (#)        in fiscal year                   base price ($/Sh)       Expiration Date
----                 -----------        --------------                   -----------------       ---------------
Harmel S. Rayat,     0                  0%                               N/A                     N/A
   Chairman

Jeffrey S. Aronin,   250,000            50%                              $6.50                   July 1, 2005
   President, Director

ValerieBoeldt-       100,000            20%                              $4.50                   November 18, 2001
   Umbright          15,000             3%                               $6.50                   July 1, 2005
   Former Director

Michael M. Blue,     60,000             12%                              $4.50                   November 18, 2001
   Director          15,000             3%                               $6.50                   July 1, 2005

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
--------------------------------------------------------------------------------


                     Shares Acquired                 Number of unexercised
                     on exercise (#)                 options/SARs at            Value of unexercised
                     exercisable/       Value        FY-end (#)                 exercisable/in-the-money options/SARs
Name                 unexercisable      realized ($) unexercisable              at FY-end ($)
----                 -------------      ------------ -------------              -------------
Harmel S. Rayat,     0                  $0           310,000                    $1,077,500
   Chair & CEO
Jeffrey S. Aronin,   0                  $0           250,000                    $187,500
   President, Director
Valerie Boeldt-      0                  $0           155,000                    $396,250
   Umbright
   Former Director
Michael M. Blue,     0                  $0           115,000                    $286,250
   Director


1995 Stock Option Plan. The 1995 Stock Option Plan has 500,000 shares reserved for issuance at $3.00 per share until December 31, 2001 and have no vesting period. The individuals listed below have these options:


Name of Optionee           Total Reserved            Number Exercised           Year Exercised
Bhupinder Mann             100,000                   13,000                     1996
                                                     17,000                     1997
                                                     11,000                             1998
Ranjit Bhogal              150,000*                  11,000                     1996
                                                     17,000                     1997
                                                     13,000                             1998
Herdev S. Rayat            100,000                   13,000                     1996
                                                     18,500                     1997
                                                     7,000                      1998

Frank Mueller              10,000                    None                       N/A
Sarbjit Thouli             10,000                    1,500                      1997
Grant Mackney              10,000                    None                       N/A
Todd Weaver                10,000                    None                       N/A
Dave Gamache               10,000                    None                       N/A
Terry Johnson              100,000*                  None                       N/A

* Transferred from Harmel S. Rayat, and approved by Board on September 18, 1998.

1996 Stock Option Plan. The 1996 Stock Option Plan has 300,000 shares reserved for issuance at $4.50 per share until June 20, 2001 and have no vesting period. The individuals below have these options:

Name of Optionee           Total Reserved            Number Exercised           Year Exercised
Valerie Boeldt-Umbright    40,000                    None                       N/A
Terry Johnson              60,000                    3,000                      1996
                                                     17,000                     1997
                                                     6,000                      1998
Ranjit Bhogal*             160,000                   None                       N/A
Michael M. Blue            40,000                    None                       N/A

* Transferred from Harmel S. Rayat, and approved by Board on September 18, 1998.

1997 Stock Option Plan. The 1997 Stock Option Plan has 500,000 shares reserved for issuance. 200,000 options are exercisable at $4.50 per share until November 18, 2001 and 300,000 options are exercisable at $6.50 per share until July 1, 2005. The individuals listed below have these options:

Name of Optionee           Total Reserved            Exercise Price      Number Exercised        Year Exercised
Valerie Boeldt-Umbright    100,000                   $4.50               None                    N/A
                           15,000                    $6.50               None                    N/A

Terry Johnson*             40,000                    $4.50               3,000                   1997
                           20,000                    $6.50               None                             N/A

Michael M. Blue            60,000                    $4.50               None                    N/A
                           15,000                    $6.50               None                    N/A

Jeff Aronin**              250,000                   $6.50               None                    N/A


* Transferred from Nicole Alagich and Charles Grahn and approved by Board on March 16, 1998.
** Subject to employment agreement with 100,000 options already vested and 100,000 vesting each year for 4 years beginning July 1998.


Directors' Compensation
-----------------------

         Director received no compensation for each meeting attended except for out-of-pocket expenses.

                              FINANCIAL STATEMENTS

                                 C O N T E N T S

Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . .  F-1

Consolidated Balance Sheet at December 31, 1997 and 1996. . . . . . . .  F-2 F-3

Consolidated Statement of Operations  for the Years Ended December 31, 1997,
    1996 and 1995 and for the Period From
    Inception (January 17, 1986) Through December 31, 1997. . . . . . . . .  F-4

Consolidated Statement of Stockholders' Equity from Inception (January 17, 1986) Through December 31, 1997 . . . F-5 F-10

Consolidated Statement of Cash Flows for the Years Ended  December 31, 1997,
    1996 and 1995 and for the Period From
    Inception (January 17, 1986) Through December 31, 1997 . . . . . . F-11 F-12

Notes to the Consolidated Financial Statements . . . . . . . . . . . . F-13 F-21

   All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
MedCare Technologies, Inc. and
Subsidiaries
Oak Brook, Illinois 60521

We have audited the accompanying consolidated balance sheet of MedCare Technologies, Inc. and Subsidiaries (A Development Stage Company), (the Company), as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for the each of the three years in the period ended December 31, 1997, and from inception (January 17, 1986) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997 and 1996 and the results of its operations and its cash flows for the each of the three years int the period ended December 31, 1997, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company is a development stage Company as defined in Financial Accounting Standard Board No. 7. The Company is devoting substantially all of its present efforts in establishing a new business and although planned principal operations have commenced, there have not been any significant revenues.


Clancy  and Co., P.L.L.C.
Phoenix, Arizona
March 2, 1998

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                       CONSOLIDATED BALANCE SHEET DECEMBER
                                31, 1997 AND 1996



                                     ASSETS

                                                 1997              1996
                                                 ----              ----
Current Assets
   Cash                                          $3,440,791        $  219,775
   Accounts Receivable - Trade                       47,286             7,351
   Prepaid Expenses                                  63,813            29,117
                                                     ------            ------
   Total Current Assets                           3,551,890           256,243

Property and Equipment
   Office Equipment                                  21,069             5,274
   Medical Equipment                                 29,799            11,953
                                                     ------            ------
                                                     50,868            17,227
   Less Accumulated Depreciation                     17,342             7,796
                                                     ------             -----
   Net Book Value                                    33,526             9,431

Other Assets
   Intangible Assets - The MedCare
         Program  (Note 3)                            1,000             1,000
                                                      -----             -----
   Total Other Assets                                 1,000             1,000
                                                      -----             -----

Total  Assets                                     $3,586,416        $ 266,674
                                                  ===========       ==========



     The accompanying notes are integral part of these financial statements.

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                       CONSOLIDATED BALANCE SHEET DECEMBER
                                31, 1997 AND 1996



                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                         1997                    1996
                                                                         ----                    ----
Current Liabilities
   Accounts Payable and Other Accrued Liabilities                        $    15,796             $     19,791
   Notes Payable - Related Parties                                             1,000                   25,000
   Notes Payable - Officers                                                        0                   12,500
                                                                                   -                   ------
   Total Current Liabilities                                                  16,796                   57,291

Stockholders' Equity
    Preferred Stock: $.25 Par Value, Authorized 1,000,000; Issued
      and Outstanding, 165 Convertible Series A Shares  at
      December 31, 1997 and None at December 31, 1996                             41                        0

    Common Stock: $0.001 Par Value,  Authorized 100,000,000;
      Issued and Outstanding, 6,992,185 Shares at December 31,
      1997 and 6,445,185 at December 31, 1996                                  6,992                    6,445

    Additional Paid In Capital                                             6,284,505                1,372,631


    Loss Accumulated During The Development Stage                         (2,721,918)              (1,169,693)
                                                                          -----------              -----------
Total Stockholders' Equity                                                 3,569,620                  209,383
                                                                           ---------                  -------
Total Liabilities and Stockholders' Equity                               $ 3,586,416             $    266,674
                                                                          ==========                 ========




    The accompanying notes are integral part of these financial statements.

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF OPERATIONS
            FOR THE YEARS ENDED DECEMBER 31, 1997 1996, AND 1995, AND
                FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                            THROUGH DECEMBER 31, 1997

                                                                                    Loss
                                                                                    Accumulated
                                                                                    During The
                                    Year ended       Year ended      Year Ended     Development
                                    December         December        December       Stage
                                    31, 1997         31, 1996        31, 1995       (Unaudited)


Revenues                            $    91,802      $        0      $        0     $     91,802


Expenses
   General and Administrative         1,515,459         452,037         689,713        2,699,236
                                      ---------         -------         -------        ---------
Operating Loss                       (1,423,657)       (452,037)       (689,713)      (2,607,434)

Other Income (Expense)
   Interest Income                      119,146           2,801               0          121,947
                                                                              -          -------
   Loss From Discontinued
         Operations                      (4,489)              0               0           (4,489)
                                                                              -           -------
   Gain on Sale of Subsidiary            15,770               0                                                    15,770
                                         ------               -                                                    ------
Total Other Income
         (Expense)                      130,427           2,801                          133,228
                                        -------           -----           -----          -------

Net  Loss                            (1,293,230)       (449,236)       (689,713)      (2,474,206)

Less:  Preferred
         Deemed Dividends              (247,712)              0               0         (247,712)
                                       ---------              -               -         ---------

Net Loss Available to Common
  Stockholders                      $(1,540,942)     $ (449,236)     $ (689,713)    $ (2,721,918)
                                    ============     ===========     ===========    ============

Earnings Per Common
Share and Common
Share Equivalents                   $     (0.21)     $    (0.08)     $    (0.35)    $      (0.37)
                                    ============     ===========     ===========    ============

Weighted Number of Common
Shares Outstanding                  7,447,037        5,884,019         1,992,294       7,447,037
                                    =========        =========         =========       =========

     The accompanying notes are integral part of these financial statements.
                                       F-4

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                            THROUGH DECEMBER 31, 1997

                                                                                                        Loss
                                                                                                        Accumulated
                                                                                         Additional     During the
                                         Preferred Stock         Common Stock            Paid In        Development
                                        Shares     Amount     Shares       Amount        Capital        Stage           Total
Balance, January 17, 1986               0          $    0             0    $     0       $              $               $     0

Issued to Officers and Directors
  at $.002 Per Share                                          2,500,000      2,500          2,500                         5,000

Issued Pursuant to Public
  Offering at $.01                                            3,645,000      3,645         32,805                        36,450

Cost of Offering                                                                                          (7,946)        (7,946)

Net Loss from Inception on
 January 17, 1986 Through
 December 31, 1987                      0                                                                   (316)          (316)
                                        -                                                                   -----          -----

Balance, December 31, 1987              0               0     6,145,000      6,145         27,359           (316)        33,188

Escrow Fee for Public Offering                                                                              (200)          (200)

Net Loss Year Ended
  December 31, 1988                                                                                       (1,030)        (1,030)
                                                                                                          -------        -------

Balance, December 31, 1988              0               0     6,145,000      6,145         27,159         (1,346)        31,958

Net Loss Year Ended
   December 31, 1989                                                                                     (21,707)       (21,707)
                                                                                                         --------       --------

Balance, December 31, 1989              0               0     6,145,000      6,145         27,159        (23,053)        10,251


                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                            THROUGH DECEMBER 31, 1997

                                                                                                           Loss
                                                                                                        Accumulated
                                                                                        Additional      During the
                                        Preferred  Stock      Common       Stock         Paid In        Development
                                        Shares     Amount     Shares       Amount        Capital        Stage           Total
Issuance of Stock in Accordance
with Plan of Merger with Multi-
Spectrum Group, Inc. February 28, 1990             $       55,305,000      $ 55,305      $(55,305)      $               $       0

Net Loss Year Ended December 31, 1990 -
 Unaudited                                                                                                (10,201)        (10,201)
                                                                                                          --------       --------

Balance, December 31, 1990                   0          0  61,450,000        61,450       (28,146)        (33,254)             50

Net Loss Year Ended
 December 31, 1991 -  Unaudited                                                                                 0               0
                                                                                                                -               -

Balance, December 31, 1991                   0          0  61,450,000        61,450       (28,146)        (33,254)             50

Issued to Group Five, Inc.
 November 13, 1992                                          8,772,800         8,773             0                            8773

Net Loss Year Ended  December
 31, 1992 -  Unaudited                       0          0                                                  (8,773)         (8,773)
                                             -          -                                                  -------         -------

Balance, December 31, 1992                   0          0  70,222,800        70,223       (28,146)        (42,027)             50

Net Loss Year Ended
 December 31, 1993                                                                                              0               0
                                                                                                                -               -

     The accompanying notes are integral part of these financial statements.
                                       F-6

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                            THROUGH DECEMBER 31, 1997

                                                                                                        Loss
                                                                                                        Accumulated
                                                                                         Additional     During the
                                        Preferred  Stock      Common       Stock         Paid In        Development
                                        Shares     Amount     Shares       Amount        Capital        Stage           Total
 Balance, December 31, 1993                  0          0  70,222,800        70,223       (28,146)        (42,027)             50

Net Loss Year Ended
  December 31, 1994                                $                       $             $              $       0       $       0
                                         -----      -----  ----------       ------        ------         --------           -----

Balance, December 31, 1994                   0          0  70,222,800        70,223       (28,146)        (42,027)             50

Reverse Split 1200:1,
 August 11, 1995                                          (70,164,281)      (70,164)       70,164

Acquisition of MedCare UI
 System Assets August 4, 1995                               2,000,000         2,000        (1,000)                          1,000

Issued Pursuant to a Public
 Offering at $.15 Per Share
 September 20, 1995                                         4,200,000         4,200       625,800                         630,000

Cost of Offering                                                                          (30,000)                        (30,000)

Issued for Cash at $3.00 Per
 Share, December 31, 1995                                      16,666            17        49,983                          50,000

Issued for Services at $3.00 Per
 Share, December 31, 1995                                      25,000            25        74,975                          75,000

Net Loss Year Ended
 December 31, 1995                                                                                       (689,713)       (689,713)
                                                                                                         ---------       ---------


                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                            THROUGH DECEMBER 31, 1997

                                                                                                        Loss
                                                                                                        Accumulated
                                                                                         Additional     During the
                                        Preferred  Stock      Common       Stock         Paid In        Development
                                        Shares     Amount     Shares       Amount        Capital        Stage           Total

 Balance, December 31, 1995                  0     $    0   6,300,185       $ 6,301      $761,776      $ (731,740)      $  36,337

Issuance of Common Stock
 Under 1995 Stock Option Plan
 at $3.00 Per Share During 1996                                36,000            36       107,964                         108,000

Issuance of Common Stock
 Under 1996 Stock Option Plan
 at $4.50 Per Share During 1996                                 3,000             3        13,497                          13,500

Issuance of Common Stock Under
 Private Placement at $4.75 Per
 Share Dated June 22, 1996                                     50,000            50       237,450                         237,500

Issuance of Common Stock
 Under Private Placement at
 $4.50 Per Share Dated
 November 18, 1996                                             56,000            56       251,944                         252,000

Write Off of Excess of
 Liabilities over Assets on
 Purchase of Manon
 Consulting, Ltd.                                                                                          11,283          11,283

           The accompanying notes are integral part of these financial statements.

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                            THROUGH DECEMBER 31, 1997



                                                                                                        Loss
                                                                                                        Accumulated
                                                                                         Additional     During the
                                             Preferred  Stock      Common     Stock      Paid In        Development
                                             Shares     Amount     Shares     Amount     Capital        Stage           Total

Net Loss Year Ended
  December 31, 1996                                                                                         (449,236)    (449,236)
                                                                                                            ---------    ---------

Balance, December 31, 1996                         0    $    0   6,445,185    $  6,445   $ 1,372,631     $(1,169,693)   $ 209,383

Recovery of Write Off of Excess of Liabilities
  over Assets on  Sale of Manon Consulting, Ltd.                                                             (11,283)     (11,283)

Issuance of Common Stock Under 1996 Stock
 Option Plan at $4.50 Per Share through
 December 31, 1997                                                  17,000          17        76,483                       76,500

Issuance of Common Stock Under 1995
 Stock Option Plan at $3.00 Per Share
 Through December 31, 1997                                          54,000          54       161,946                      162,000

Issuance of Common Stock Under a
 Private Placement Dated March 25, 1997                            176,000         176     1,099,824                    1,100,000

Issuance of Preferred Stock
 Under a Private Placement
 Dated July 8, 1997                              165        41                             1,649,959                    1,650,000

Less cost of Private Placement                                                              (123,750)                    (123,750)

The accompanying notes are integral part of these financial statements.
                                      F-9

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                            THROUGH DECEMBER 31, 1997

                                                                                                        Loss
                                                                                                        Accumulated
                                                                                        Additional      During the
                                             Preferred  Stock      Common     Stock      Paid In        Development
                                             Shares     Amount     Shares     Amount     Capital        Stage           Total
 Preferred Stock Issued at the
 Closing of the Offering                                                                     247,712                        247,712

Issuance of Common Stock
 Under a Private Placement
 Dated July 7, 1997                                                  300,000       300     1,799,700                      1,800,000

Net Loss Available to Common
 Stockholders for the Year
 Ended December 31, 1997                                                                                 (1,540,942)     (1,540,942)
                                                                                                         -----------      ---------

Balance, December 31, 1997                      165     $    41    6,992,185  $  6,992   $ 6,284,505    $(2,721,918)     $3,569,620
                                                ===         ===    =========   =======   ============   ============     ==========





                The accompanying notes are integral part of these
                             financial statements.

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
                     AND FROM (INCEPTION (JANUARY 17, 1986)
                            THROUGH DECEMBER 31, 1997


                                                                                                 From
                                                                                                 Inception
                                                 Year Ended      Year Ended      Year Ended      Through
                                                 December        December        December        December
                                                 31, 1997        31, 1996        31, 1995        31, 199
Cash Flows from Operating Activities
   Net Loss                                      $ (1,540,942)   $ (449,236)     $ (689,713)     $ (2,721,918)

Adjustments to Reconcile Net Loss to Net Cash
 Provided by Operating Activities

   Preferred Deemed Dividends                         247,712                                         247,712

   Depreciation and Amortization                        9,546         7,733              63            17,342

   Common Stock Issued for Services                         0             0          75,000            83,773

   Net Assets of Manon Consulting, Ltd                (11,281)            0          10,757                 0

   Changes in Assets and Liabilities
   (Increase) Decrease in Accounts
      Receivable                                      (39,935)       (6,711)           (640)          (47,286)

    (Increase) Decrease in
       Prepaid Expenses                               (34,697)      (29,115)              0           (63,813)

    (Increase) Decrease in
       Organizational Costs                                 0            50             (57)                0

    Increase (Decrease) in
       Accounts Payable                                (3,995)       20,080             291            15,796
                                                      --------       -------         ------           -------
    Total Adjustments                                 167,350        (7,963)         85,414           253,524
                                                      --------       -------         ------           -------
Net Cash Used by Operating Activities              (1,373,592)     (457,199)       (604,299)       (2,468,394)

Cash Flows from Investing Activities
   Purchase of Property and Equipment                 (33,642)      (15,969)         (1,258)          (50,869)
                                                      --------       --------        -------          --------
Net Cash Flows from Investing
   Activities                                         (33,642)      (15,969)         (1,258)          (50,869)

The   accompanying   notes  are  integral  part  of  these financial statements.

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
                     AND FROM (INCEPTION (JANUARY 17, 1986)
                            THROUGH DECEMBER 31, 1997

                                                                                                 From
                                                                                                 Inception
                                                                                                 Through
                                                 Year Ended      Year Ended      Year Ended      December
                                                 December        December        December        31, 1997
                                                 31, 1997        31, 1996        31, 1995
Cash Flows from Financing Activities
   Proceeds from Sale of Common Stock               3,138,500       611,000         680,000         4,470,950
   Proceeds from the Sale of
      Preferred Stock                               1,650,000             0               0         1,650,000
   Offering Costs                                    (123,750)            0         (30,000)         (161,896)
   Advances (Repayments) Notes
       Payable                                        (24,000)       25,000               0             1,000
   Advances (Repayments) To Officers                  (12,500)       12,500               0                 0
                                                      --------       ------               -                 -
Net Cash Provided by Financing
    Activities                                      4,628,250       648,500         650,000         5,960,054
                                                    ---------       -------         -------         ---------

Increase (decrease) in Cash and
   Cash Equivalents                                 3,221,016       175,332          44,443         3,440,791

Cash and Cash Equivalents at
   Beginning of Period                                219,775        44,443               0                 0
                                                      -------        ------               -                 -

Cash and Cash Equivalents at
    End of Period                                 $ 3,440,791   $   219,775        $ 44,443     $   3,440,791
                                                  ===========   ===========        ========     =============

Supplemental Information
Cash paid for:
  Interest                                       $         0     $        0        $      0     $           0
                                                 ===========     ==========        ========     =============
  Income taxes                                   $         0     $        0        $      0     $           0
                                                 ===========     ==========        ========     =============

Noncash financing
   Intangible assets purchased
      with Common Stock                          $         0     $        0        $  1,000     $       1,000
                                                 ===========     ==========        ========     =============

   Common Stock issued for Services              $         0     $        0        $ 75,000     $      83,773
                                                 ===========     ==========        ========      ============


                      The   accompanying   notes  are  integral  part  of  these
financial statements.

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 1 - ORGANIZATION
---------------------

MedCare Technologies, Inc. (The Company), formerly known as Multi-Spectrum Group, Inc., was incorporated under the name Santa Lucia Funding, Inc., under the laws of the State of Utah on January 17, 1986, with an authorized capital of 50,000,000 common shares with a par value of $.001. On February 8, 1990, the Company adopted a plan of merger with Multi-Spectrum Group, Inc., a Delaware Corporation, in which Multi-Spectrum Group, Inc., would be dissolved and the name of Santa Lucia Funding, Inc., would be changed to Multi-Spectrum Group, Inc. The Company authorized a reverse split of 1200:1 to be effective August 11, 1995. On August 29, 1995, the Company approved an increase in the authorized capital to 101,000,000 of which 100,000,000 shares shall be Common Stock with a par value of $.001 and 1,000,000 shares shall be Preferred Stock with a par value of $.25 per share, and a name change to MedCare Technologies, Inc. On August 1, 1996, an agreement and plan of merger was entered into between the Company and MedCare Technologies, Inc. (A Delaware Corporation) whereby the state of incorporation was changed to Delaware from the state of Utah. The effective date of the agreement is August 27, 1996, the date accepted by the state of Delaware. The Company was inactive during the year 1991, issued stock for prior years services during 1992, and was inactive during 1993 and 1994. The Company had no revenues nor incurred any operating expenses during these inactive periods, other than the transaction during 1992.

On November 13, 1992, the Company issued 8,772,800 shares of common stock to Group Five, Inc., in exchange for services rendered at $.001 per share or $8,773.

On August 11, 1995, the Stockholders authorized a reverse split of 1200:1 reducing the outstanding common shares to 58,519.

On August 11, 1995, the Company purchased 100% of the outstanding shares of Medcare Technologies, Corporation, a Nevada corporation that was incorporated on April 26, 1995 for $1.00. Medcare Technologies, Corporation was inactive from the date of incorporation through August 11, 1995, the date the Company purchased it. Medcare Technologies, Corporation is a wholly owned subsidiary of the company.

On August 14, 1995, the Company acquired the rights to The MedCare Program, a urinary incontinence procedure in exchange for 2,000,000 shares of the Company's common stock at $0.0005, for a total value of $1,000.

On September 20, 1995, the Company authorized in a 504D Disclosure Memorandum, 4,200,000 shares of its common stock at an offering price of $0.15. On September 20, 1995, the offering was completed with all shares being issued for a total value of $630,000, less offering costs of $30,000.

                      The   accompanying   notes  are  integral  part  of  these
financial statements.

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 1 - ORGANIZATION (CONTINUED)
---------------------------------

On October 1, 1995, the Company purchased 100% of the outstanding shares of Manon Consulting, Ltd. Manon Consulting, Ltd., is a wholly owned subsidiary of the Company. Manon Consulting, Ltd., operates a clinic in Calgary, Canada.

The following is a condensed balance sheet of Manon Consulting, Ltd. at October 31, 1995:

         Total Assets                                $ 12,558
                                                     --------

         Total Liabilities                             23,841
         Total Capital
         Common Stock                                       7
         Retained Earnings-A Deficit                 ( 11,290)
                                                     --------
         Total Liabilities and Capital               $ 12,558
                                                     ========

The Company paid $7 for the outstanding common stock and assumed liabilities in excess of assets of $11,290. The excess was charged to operations during 1995. On January 1, 1997, the Company sold Manon Consulting, Ltd. and recorded a gain on the sale of $15,770. See Note 8 - Discontinued Operations.

On December 31, 1995, the Company issued 16,666 shares of its common stock at $3.00 per share or $50,000 cash.

On December 31, 1995, the Company issued 25,000 shares of its common stock in exchange for consulting services at $3.00 per share or $75,000.

During 1996, the Company issued 36,000 shares of its common stock at $3.00 per share under its 1995 Stock Option Plan, or $108,000.

During 1996, the Company issued 3,000 shares of its common stock at $4.50 per share under its 1996 Stock Option Plan, or $13,500.

On June 22, 1996, the Company issued 50,000 shares of its common stock at $4.75 per share in a 504D private place memorandum or $237,500.

On November 18, 1996, the Company issued 56,000 shares of its common stock at $4.50 per share a 504D private placement memorandum or $252,000.


    The accompanying notes are integral part of these financial statements.

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 1 - ORGANIZATION (CONTINUED)
---------------------------------

During 1997, the Company issued 17,000 shares of common stock at $4.50 per share under the 1996 Stock Option Plan or $76,500.

During 1997, the Company issued 54,000 shares of common stock at $3.00 per share under the 1995 Stock Option Plan or $162,000.

On February 4, 1997, the Company issued 176,000 shares of common stock at $6.25 per share under a private placement memorandum or $1,100,000.

On July 7, 1997, the Company issued 300,000 shares of common stock at $6.00 per share under a private placement memorandum dated June 20, 1997 or $1,800,000.

On July 8, 1997, the Company issued 165 shares of Preferred Stock Series A at $10,000 per share or $1,650,000, less offering costs of $123,750. The Preferred Stock has conversion features that allow for the conversion into 258,302 common shares, at a discount range of 10% to 20% from June 20, 1997 through June 20, 1998. The Company has computed the discount attributable to the conversion feature by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital over the minimum period in which the preferred shareholders can realize that return, which is four months. The discount was computed as the difference between the conversion price and the fair value of the common stock into which the security is convertible, multiplied by the number of shares into which the security is convertible, totaling $247,712.

On June 20, 1998, the Company reached an agreement with the holders of the Preferred Stock to issue new shares ("New Preferred Stock"); see discussion at pages 14-17 above. In that agreement, the investors placed the sum of $10,000 per share into an escrow account, to be released on the effective date of this Registration Statement, provided it became effective on or before November 20, 1998. The deadline passed before this Statement became effective; consequently, three of the four investors withdrew their money from escrow. This pro forma balance sheet for September 30, 1998, reflects the withdrawal of the money from escrow as if it had occurred on September 30, 1998:

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                  PRO FORMA INTERIM CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)

                                     ASSETS

                              SEPTEMBER 30,   PRO FORMA       PRO FORMA
                              1998            ADJUSTMENTS     SEPTEMBER 30, 1998
                              ----            ------------    ------------------
Current Assets
     Cash                     2,168,237        1,500,000(B)   3,668,237
     Accounts Receivable        140,980                         140,980
     Prepaid Expenses                 0                               0
                                      -                               -

Total Current Assets          2,309,217                       3,809,217

Property and

  Equipment, Net                213,737                         213,737


Other Assets

     Intangible Assets              950                             950
     Security Deposits            2,150                           2,150
     Escrow Funds             1,500,000       (1,250,000)(A)    250,000
Total Other Assets            1,503,100                         253,100
                              ---------                         -------

Total Assets                  4,026,054                       4,276,054
                              =========                       =========


                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                  PRO FORMA INTERIM CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                         SEPTEMBER 30,   PRO FORMA       PRO FORMA
                                         1998            ADJUSTMENTS     SEPTEMBER 30, 1998
                                         ----            -----------     ------------------
Current Liabilities
     Accounts Payable and Other

       Accrued Liabilities                  146,420                          146,420
     Notes Payable, Related Party                 0                                0
                                                  -                                -
Total Current Liabilities                   146,420                          146,420


Commitments and Contingencies                     0                                0
                                                  -                                -

Stockholders' Equity
    Preferred Stock:
         $0.25 Par Value                         59             (32)(A)           27
    Common Stock:

         $0.001 Par Value                     7,385             300 (B)        7,685
    Additional Paid In Capital            9,113,096      (1,499,700)(A)    9,362,828


     Loss Accumulated During the

       Development Stage                 (5,240,906)                      (5,240,906)
                                         -----------                      -----------

Total Stockholders' Equity                3,879,634                        4,129,634
                                          ---------                        ---------


Total Liabilities and Stockholders'

  Equity                                  4,026,054                        4,276,054
                                          =========                        =========



(A) Adjustment required to reflect the redemption of 125 shares of the Series A Preferred Stock during the fourth quarter of 1998.

(B) Adjustment required to reflect the issuance of 300,000 shares of the Company's common stock at $5.00 per share to Lyons Corporation on November 6, 1998.


The Company's future funding requirements will depend on numerous factors. These factors include the Company's ability to establish and profitably operate current and future MedCare Program locations, recruiting and training qualified management and clinical personnel, competing against any potential technological advances in the treatment of urinary incontinence and other afflictions of the pelvic floor area, and the Company's ability to compete against other better capitalized corporations who offer alternative or similar treatment options for urinary incontinence and other afflictions of the pelvic floor area.

Due to the "start up" nature of the Company's business, the Company expects to incur losses as it expands its business. While the Company has enough cash to fund its early stage expansion plans, the Company may choose to raise additional funds through private or public equity investment in order to expand the range and scope of its business operations. Even if the Company does not have an immediate need for additional cash, it may seek access to the public equity markets if and when conditions are favorable. There is no assurance that such additional funds will be available for the Company to finance its operations on acceptable terms, if at all.

The Company is a development stage company, as defined in the Financial Accounting Standards Board No. 7. The Company is devoting substantially all of its present efforts in securing and establishing a new business, and although planned principal operations have commenced, substantial revenues have yet to be realized.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------

     A. Method of Accounting
     -----------------------

               The Company's financial statements are prepared using the accrual method of accounting.

     B. Cash and Cash Equivalents
     ----------------------------

               The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash and cash equivalents.

     The accompanying notes are integral part of these financial statements.

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
----------------------------------------------------

     C. Principles of Consolidation
     ------------------------------

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Medcare Technologies, Corporation. Intercompany transactions have been eliminated in consolidation.

     D. Purchase Method
     ------------------

               Investments in companies have been included in the financial report using the equity method of accounting. The Company's wholly owned subsidiary, MedCare Technologies, Corporation is engaged in the business of medical consulting and management in the United States.

     E. Deferred Charges
     -------------------

               The Company has incurred start up costs from January 1, 1995 through September 30, 1995 amounting to $542,706. The total amount was charged to operations during the year ended December 31, 1995.

     F. Property and Equipment
     -------------------------

               Property and equipment, stated at cost, is depreciated under the straight-line method over their estimated useful lives as follows:

                  Office Equipment          3 to 5 years
                  Medical Equipment         3 to 5 years

     Depreciation charged to expense during 1997, 1996, and 1995 was $9,546, $7,733, and $63 respectively.

     G. Income Taxes
     ---------------

               There has been no provision for income taxes, because of the losses that the Company has incurred to date. The Company has net operating losses that will expire, beginning with the years 2002 through 2012, in the amount of $1,540,942, $449,236, $689,713 and $42,027 in 1997, 1996, 1995 and
prior years, respectively, unless utilized by the Company.

     H. Earnings or (Loss) Per Share
     -------------------------------

     The accompanying notes are integral part of these financial statements.

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
----------------------------------------------------

            Earnings or loss per share is computed based on the weighted average number of common shares and common share equivalents outstanding. Stock options are included as common share equivalents using the treasury stock method. The number of shares used in computing earnings (loss) per common share at December 31, 1997, 1996, and 1995 was 7,447,037, 5,884,019, and 1,992,294, respectively.

     I. Leases
     ---------

               The Company's corporate offices are located at 608 South Washington, Suite 101, Naperville, Ilinois 60540. These offices are leased for a one year period with the option to renew for an additional year, at a monthly rate of $1,550 per month. The Company currently has the use of a second office of approximately 1,500 square feet of office space, the use of one board room and all office equipment, including a computer, a postage machine, filing cabinets, a photocopier and telephone equipment. The office space is owned by one of the Company's directors and the Chairman's wife. The offices are located at Suite 216 - 1628 West 1st Avenue, Vancouver, British Columbia, Canada. The monthly rent is $2,000 per month. There is an option to renew for an additional year.

     J. Medcare Program Sites
     ------------------------

     Program sites are located in Norman, Oklahoma, Winter Park, Florida; Denver, Colorado; Raleigh, North Carolina and Kankakee, Illinois. New locations to be opened since December 31, 1997, include Kingwood, Texas; Toledo, Ohio; Lake Worth, Florida; Coral Springs, Florida; Phoenix, Arizona; Freemont,
California; New York, New York; New Rochelle, New York; Roswell, Georgia; Baltimore, Maryland; Stanford, Connecticut; West Orange, New Jersey and Clackamas, Oregon.

     K. Revenue Recognition
     ----------------------

               Revenues are recognized at the time of performance of services. The Company engages in a Program Management Agreement with each Practice, which is defined as a physician or group of physicians, involved on a regular basis in the diagnosis, evaluation and treatment of urinary and rectal incontinence as well as other pelvic dysfunction. The agreements have various expiration dates, typically run for a period of five (5) years, and may be terminated by either party a) without cause upon ninety (90) days prior written notice by either party or b) with cause upon various conditions as set forth in the Agreement.

     The accompanying notes are integral part of these financial statements.

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
----------------------------------------------------

               Each Practice is responsible for the cost of performing or arranging for the performance of all billing and collections functions related to the Program. Each practice agrees to pay, during the term of its Agreement, a percentage of the gross billings, less contractual adjustments, for the procedures and services performed. The percentage varies from eighty (80%) to ninety (90%) percent. In addition, the Practice agrees to pay the cost of any supplies purchased by the Practice from Medcare. Medcare's program is a cost effective, non-drug, non-surgical and non-invasive system for the care and treatment of patients suffering from bladder control problems or urinary incontinence. The treatment is covered by Medicare and most insurance carriers.

     L. Use of Estimates
     -------------------

               Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

     M. Presentation
     ---------------

               Certain accounts from prior years have been reclassified to conform with the current year's presentation.

     N. Pending Accounting Pronouncements
     ------------------------------------

               It is anticipated that current pending accounting pronouncements will not have an adverse impact on the financial statements of the Company.

NOTE 3 - LONG-LIVED ASSETS - THE MEDCARE PROGRAM
------------------------------------------------

     On August 14, 1995, the Company acquired the rights to The MedCare Program, a urinary incontinence procedure in exchange for 2,000,000 shares of its common stock. The transaction was accounted for in accordance with the process for valuation of intangible assets as described in Statement No. 17 of the Accounting Principles Board. The Company has continued to further enhance The MedCare Program for the treatment of urinary incontinence that significantly reduces or completely eliminates the majority of UI cases using a nondrug, nonsurgical protocol that takes into account the clinical, cognitive, functional, and residential status of the patient. The Company intends to amortize the cost of the system over 15 years, based on Management's estimated useful

    The accompanying notes are integral part of these financial statements.
                                      F-18

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 3 - LONG-LIVED ASSETS - THE MEDCARE PROGRAM
------------------------------------------------

life of the protocol, beginning with the first year in which commercial sales occur. Management reassesses annually the estimated useful life. Such amortization will result in charges against earnings of $66 per year for each of the years.

NOTE 4 - NOTES PAYABLE-OFFICERS ( RELATED PARTIES TRANSACTIONS)
---------------------------------------------------------------

     An Officer of the Company loaned the Company $1,000, which is due on demand and with no interest rate currently applicable.

NOTE 5 - STOCK OPTIONS
----------------------

     The Company has issued stock options to various directors, officers and employees. The option prices are based on the fair market value of the stock at the date of the grant. The Company makes no charge to operations in relation to option grants, unless the options granted are less than fair market, then a charge to operations would be made over the vesting period. The Company's stock option transactions for the years ended December 31, 1997, 1996 and 1995 are summarized as follows:

                                              Number of          Option
                                              Shares             Price
Options outstanding and exercisable at
     December 31, 1995                          500,000          $   3.00
Options granted in 1996                         300,000              4.50
Options exercised during 1996 under
     the 1995 Stock Option Plan                 (36,000)             3.00
Options exercised during 1996 under
   the 1996 Stock Option Plan                    (3,000)             4.50
                                                 -------
Options outstanding and exercisable
     at December 31, 1996                       761,000
Options granted in 1997                         200,000              4.50
Options granted in 1997                         300,000              6.50
Options exercised during 1997 under
     the 1995 Stock Option Plan                 (54,000)             3.00
Options exercised during 1997 under
     the 1996 Stock Option Plan                 (17,000)             4.50
                                                --------
Options outstanding and exercisable
    at December 31, 1997                      1,190,000          $   3.00-$6.50
                                              =========

     The accompanying notes are integral part of these financial statements.

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 5 - STOCK OPTIONS (CONTINUED)
----------------------------------

The Company has authorized the 1998 Stock Option Plan and reserved 500,000 shares of its common stock, of which 290,000 shares will be offered at $6.50 and the balance of 210,000 shares at a price to be determined, for issuance thereunder subject to stockholder approval at the next annual meeting.

NOTE 6 - STOCK WARRANTS
-----------------------

     In July, 1997, the Company offered 300,000 shares of common stock at $6.00 each, along with an additional 300,000 share purchase warrants at $6.00 each, good until July 7, 2002.

NOTE 7 - PREFERRED STOCK - SERIES A
-----------------------------------

     On June 20, 1997, the Company began offering for sale a Regulation D offering under Rule 506. This offering was for the Series A Preferred Stock of the Company and was sold for $10,000 per share, in minimum subscription amounts of at lease ten shares ($100,000) and in increments of five shares in excess thereof. The total offering was for $3,000,000, with a minimum of $1,650,000. The offering closed on July 8, 1997 with the minimum offering placed. The preferred stock was accompanied by warrants to purchase a number of shares of common stock of the Company equal to 33 1/3% multiplied by the aggregate purchase price of the Subscriber's preferred stock outstanding on each of nine, twelve and fifteen months following the closing date of the offering, divided by the Fixed Conversion Price as herein defined. The Series A Preferred Shareholder shall be entitled to convert, subject to the Company's right of redemption, if the conversion price is less than the Fixed Conversion Price at the time of receipt of a notice of conversion. The conversion price is equal to the lessor of 115% of the average Closing Bid Price for five trading days ending on June 6, 1997, which is $7.346 (The Fixed Conversion Price) or a discount, ranging from 10% to 20% over a 12 months period beginning July 8, 1997, of the average
Closing Bid Price for five trading days immediately preceding the Date of Conversion divided into the original purchase price of the preferred stock, plus an 8% per annum accretion rate equal to the period that has passed since the closing date. Assuming that all the of the warrants would be exercised, an additional 266,747 shares of common would be issued.

NOTE 8 - DISCONTINUED OPERATIONS OF A BUSINESS SEGMENT
------------------------------------------------------

     On January 1, 1997, the Company sold Manon Consulting, LTD at book value. No revenues or expenses are included in the consolidated financial statements for the year ended December

31, 1997 and 1996. The statement of operations for the years ended December 31, 1996 and 1995 have been restated to remove the net losses of $3,169 and

     The accompanying notes are integral part of these financial statements.
                                      F-20

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 8 - DISCONTINUED OPERATIONS OF A BUSINESS SEGMENT (CONTINUED)
------------------------------------------------------------------

$1,320, respectively. Gross revenues for the years ended December 31, 1996 and 1995 were $8,118 and $1,729. The Company reported a gain on the transaction of $15,770. The following is a condensed balance sheet and statement of operations of Manon Consulting, LTD, as of December 31, 1996 and 1995:

                                            1996              1995
Condensed Balance Sheet
    Current Assets                          $    787          $    533
    Equipment, Net                             7,203            11,132
    Other Assets                                  64               138
                                                  --               ---
                                               8,054          $ 11,803
                                               =====            ======

                                                1996              1995

    Current Liabilities                     $ 23,825          $ 24,405
      Common Stock                                 7                 7
      Deficit                                (15,778)          (12,609)
                                             --------          --------
                                            $  8,054          $ 11,803
                                            =========          ========

    Revenues                                $  8,118          $  1,729
    Expenses                                  11,287             3,049
                                              ------             -----
    Net Loss                                $ (3,169)          $(1,320)
                                            =========          ========

NOTE 9 - SUBSEQUENT EVENTS
--------------------------

     On January 5, 1998, 3 shares of preferred stock were converted to 4,851 shares of common stock at $6.45131 per share.

     On January 6, 1998, 3 shares of preferred stock were converted to 4,803 shares of common stock at $6.51875 per share.

     On February 16, 1998, 200,000 warrants to purchase common stock were exercised at $6 per share, or $1,200,000.


    The accompanying notes are integral part of these financial statements.

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                       INTERIM CONSOLIDATED BALANCE SHEET
                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                                     ASSETS

                                               SEPTEMBER 30,       DECEMBER 31,
                                               1998                1997
Current Assets
     Cash                                      $ 2,168,237         $ 3,440,791
     Accounts Receivable, net of $17,795
       at September 30, 1998                       140,980              47,286
     Prepaid Expenses                                    0              62,313
                                                         -              ------
Total Current Assets                             2,309,217           3,550,390


Property and Equipment, Net                        213,737              33,526

Other Assets
     Intangible Assets-The MedCare Program,
       Net of Accumulated  Amortization of
       $50 and $0 for September 30, 1998 and
       December 31, 1997                               950               1,000
     Security Deposits                               2,150               1,500
     Escrow Funds (Note 2)                       1,500,000                   0
                                                 ---------                   -
Total Other Assets                               1,503,100               2,500
                                                 ---------               -----

Total  Assets                                  $ 4,026,054         $ 3,586,416
                                                 =========           =========


                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                       INTERIM CONSOLIDATED BALANCE SHEET
                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                       LIABILITIES AND STOCKHOLDERS EQUITY

                                                       SEPTEMBER 30,    DECEMBER 31,
                                                       1998             1998
Current Liabilities

     Accounts Payable and Other Accrued Liabilities    $    146,420     $    15,796
     Notes Payable, Related Party                                 0           1,000
                                                                  -           -----
Total Current Liabilities                                   146,420          16,796


Commitments and Contingencies                                     0               0

Stockholders' Equity
     Preferred Stock: $0.25 Par Value, Authorized
     1,000,000; Issued and Outstanding, 235 and 165
     Convertible Series A Shares at September 30, 1998
     and December 31, 1997                                       59              41

     Common Stock: $0.001 Par Value, Authorized
     100,000,000; Issued and Outstanding, 7,384,529
     Shares at September 30, 1998, and 6,992,185 at
     December 31, 1997                                        7,385           6,992


     Additional Paid In Capital                           9,113,096       6,284,505
     Loss Accumulated During The Development Stage       (5,240,906)     (2,721,918)
                                                         -----------     -----------
Total Stockholders Equity                                33,879,634       3,569,620
                                                         ----------       ---------

Total Liabilities and Stockholders' Equity             $  4,026,054     $ 3,586,416
                                                          =========       =========


                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                  INTERIM CONSOLIDATED STATEMENT OF OPERATIONS
       FOR THE THREE MONTHS PERIOD ENDED SEPTEMBER 30, 1998 AND 1997, AND
          FOR THE NINE MONTHS PERIOD ENDED SEPTEMBER 30, 1998 AND 1997




                                    For the Three         For the Three         For the Nine      For the Nine
                                    Months Period         Months Period         Months Period     Months Period
                                    Ended                 Ended                 Ended             Ended
                                    September 30,         September 30,         September 30,     September 30,
                                    1998                  1997                  1998              1997

Revenues                            $   158,775           $   8,366             $   537,598        $    56,175

Expenses

   General and Administrative         1,092,884             442,104               3,178,718            973,345
                                      ---------             -------               ---------            -------

Operating Loss                         (934,109)           (433,738)             (2,641,120)          (917,170)


Other Income (Expense)
     Interest Income                     27,004              53,969                 122,132             66,926
     Loss From Discontinued Operations                                                                  (4,489)
     Gain on Sale of Subsidiary                                                                         15,770
                                      -----------------  ---------------      -----------------         ------

Total Other Income (Loss)                27,004              53,969                 122,132             78,207

Net Loss Available to Common

  Stockholders                      $  (907,105)     $     (379,769)            $(2,518,988)        $ (838,963)
                                       =========           =========             ===========          =========


Earnings Per Common Share
  and Common Share

  Equivalents                         $   (0.12)     $        (0.05)            $     (0.35)        $    (0.12)
                                          ======              ======                  ======             ======


Weighted Number of
  Common Shares

  Outstanding                         7,344,407           7,052,442               7,193,224          7,052,442
                                      =========           =========               =========          =========


                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                  INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS
          FOR THE NINE MONTHS PERIOD ENDED SEPTEMBER 30, 1998 AND 1997


                                                              For the Nine          For the Nine
                                                              Months Period         Months Period
                                                              Ended                 Ended
                                                              September 30,         September 30,
                                                              1998                                 1997

Cash Flows from Operating Activities

     Net Loss                                                 $   (2,518,988)       $   (838,963)


Adjustments to Reconcile Net Loss to
  Net Cash Provided by Operating Activities
     Depreciation and Amortization                                    15,920               3,336

Changes in Assets and Liabilities

     (Increase) Decrease in Accounts Receivable                      (93,694)            (58,164)
     (Increase) Decrease in Prepaid Expenses                          62,313               2,202
     (Increase) Decrease in Organizational Costs                           0                   0
     (Increase) Decrease in Security Deposits                           (650)             (1,500)
     (Increase) Decrease in Escrow Funds                          (1,500,000)                  0
     Increase (Decrease) in Accounts Payable                         130,624             102,767
                                                                     -------             -------

     Total Adjustments                                            (1,385,487)             48,641
                                                                  -----------             ------
Net Cash Used by Operating Activities                             (3,904,475)           (790,322)


Cash Flows from Investing Activities

     Purchase of Property and Equipment                             (196,081)            (25,879)
                                                                    ---------            --------

Net Cash Flows from Investing Activities                            (196,081)            (25,879)
                                                                    ---------


Cash Flows from Financing Activities

     Proceeds From Sale of Common Stock                            1,329,002            4,761,500
     Net Proceeds From Escrow Funds                                1,500,000                    0
     Payments to Related Party                                        (1,000)                   0
     Offering Costs                                                        0             (123,750)
                                                                           -            ---------
Net Cash Provided by Financing Activities                          2,828,002            4,637,750
                                                                   ---------            ---------


Increase (Decrease) in Cash and Cash Equivalents                  (1,272,554)           3,821,549

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                  INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS
          FOR THE NINE MONTHS PERIOD ENDED SEPTEMBER 30, 1998 AND 1997


                                                     For the Nine               For the Nine
                                                     Months Period              Months Period
                                                     Ended                      Ended
                                                     September 30,              September 30,
                                                     1998                       1997
Cash and Cash Equivalents, Beginning of Period       $  3,440,791               $   219,775
                                                        ---------                   -------

Cash and Cash Equivalents, End of Period             $  2,168,237               $ 4,041,324
                                                        =========                 =========

Supplemental Information:
Cash paid for:
     Interest                                        $          0               $         0
                                                                =                         =
     Income taxes                                    $          0               $         0
                                                                =                         =

Noncash Financing Transactions:
     74 Shares of Preferred Stock Converted
       to 128,506 Shares of Common Stock             $        110               $         0
                                                              ===                         =

     8,990 Common Shares Issued in Exchange
       for Warrants Exercised                        $          9               $         0
                                                                =                         =

     6,000 Common Shares Issued for Services         $     34,500               $         0
                                                           ======                         =

     1,194 Common Shares Issued to Correct a
       Prior Year Error                              $      7,500               $         0
                                                            =====                         =

                           MEDCARE TECHNOLOGIES, INC.
               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998

NOTE 1.  Statement of Information Furnished
-------------------------------------------

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with Form 10Q instructions and in the opinion of management contains all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of September 30, 1998, the results of operations for the three months period ended September 30, 1998, and for the nine months period ended September 30, 1998, and the statement of cash flows for the nine months period ended September 30, 1998. These results have been determined on the basis of generally accepted accounting principles and practices and applied consistently with those used in the preparation of the Company's 1997 Annual Report on Form 10-K.

Certain information and footnote disclosures normally included in the financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that the accompanying consolidated financial statements be read in conjunction with the financial statements and notes thereto incorporated by reference in the Company's 1997 Annual Report on Form 10-K.

NOTE 2.  Escrow Funds
---------------------

An escrow fund was established for monies and documents deposited and held in connection with the offer and sale of the warrants attached to the Series A Preferred Stock, which the Company issued and sold on or about July 8, 1997, at a purchase price of $10,000 per share. Total original escrow funds established were $1,650,000. On August 5, 1998, $150,000 was withdrawn as part of an election attached to the subscription for the Series A Preferred Stock, leaving a net escrow balance of $1,500,000. The escrow funds are noninterest bearing.

                            EXPERTS AND LEGAL MATTERS

     Legal matters will be passed upon for the Company by Gary R. Blume, Esq., Blume Law Firm , P.C., 11801 North Tatum Boulevard, Suite 108, Phoenix, Arizona 85028.

     The financial statements of the Company for the seven months ended July 31, 1997 and the year ended December 31, 1997 and 1996 appearing in this Form SB-2 Registration Statement have been audited by Clancy & Co., P.L.L.P., independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                              CHANGE IN ACCOUNTANTS

     On August 25, 1995, the accounting firm of Jones, Thomas, Jenson and Associates was replaced by William L. Clancy, CPA, as the Company's independent accounting firm. There were and are no disagreements with Jones, Thomas, Jensen and Associates. Although the former accountant had not been engaged as the Company's accountant since the completion of the 1989 audit early in 1990, the Company sent the letter to the former accountant as a courtesy. The Company did not have an accountant during the fiscal years 1990 through 1992.

     The Company's former accountant did not issue a report on the Company's financial statements for either of the past two years.

     The Company's decision to change accountants was approved by the Board of Directors on August 25, 1995.

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The officers and directors of the Company are indemnified as provided under the Delaware General Corporation Law. No additional indemnification has been authorized.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of the Registration Statement are as follows:

     Escrow Agent:                   $4,060.00
     Transfer Agent:                   $841.00
     Legal and Accounting:          $19,369.75
     TOTAL                          $24,270.75

                     RECENT SALES OF UNREGISTERED SECURITIES

     On August 15, 1995, the Company authorized in a Private Placement Memorandum, pursuant to Regulation D, Rule 504, offering 4,200,000 shares of its common stock at a price of $0.15. This offering was conducted in order to raise money for further research and development on the MedCare Program and was broken down as follows: $300,000 for public relations and advertising, $155,000 for market research and development, $45,000 for consulting, $25,000 for miscellaneous expenses and $75,000 as a cash reserve. On September 20, 1995, the offering was completed with all shares being issued for a total value of $630,000, less offering costs of $30,000. This offering was sold to the following accredited and unaccredited individuals and entities:

Name and Address of Shareholder                                    Shares Purchased
-------------------------------                                    ----------------
Tajinder Chohan                                                    290000
151 West 61st Avenue
Vancouver, British Columbia V5K 2B1 Canada
Money Talks, Inc.                                                  275000
Cockburn House, Cockburn Town
Grand Turk, Turks & Caicos Isl
Dave Gamache                                                        10000
1421 Barber Court
Banning, California 92220
Britt Weaver                                                         1500
9199 Cotters Ridge Road
Ridgeland, Michigan 49083
Equity Investors, Inc.                                              60000
4530 North 40th Street
Phoenix, Arizona 85018
Steve E. Hartmann                                                  180000
3728 East Indian School Road, #26
Phoenix, Arizona 85018
Melvin E. Richards II                                              185000
1319 West Missouri
Phoenix, Arizona 85013
Gregory Hovivan                                                    190000
3130 Harmony Place
Le Crescenta, California 91214
Caufield Capital Markets AG                                        280000
P.O. Box 108, Front Street
Grand Turk, Turks & Caicos Isl
Andrew Croson                                                      160000
4530 East Camelback Road
Phoenix, Arizona 85018
Francis Thompson                                                   290000
4920 East 29th Drive
Osawatoni, Kansas 66064
Jasvir S. Rayat                                                    185000
5131 Highgate Street
Vancouver, British Columbia V5R 3G9 Canada
Kirkland Capital SA                                                295000
Cockburn House, Cockburn Town
Grand Turk, Turks & Caicos Isl
Grant Mackney                                                        2000
102-1974 Moss Court
Kelowna, British Columbia V1Y 9L3 Canada
Allen L. Stout                                                     180000
7413 East Arlington Road
Scottsdale, Arizona 85253

Name and Address of Shareholder                                    Shares Purchased
-------------------------------                                    ----------------
Herdev S. Rayat                                                    134500
1025 Augusta Avenue
Burnaby, British Columbia V5A 3G2 Canada
Jeff Prata                                                         250000
3130 Harmony Place
Le Crescenta, California 91214
Jasbinder Chohan                                                   140000
161 West 61st Avenue
Vancouver, British Columbia V5K 2B1 Canada
Lou Prata                                                          175000
2108 West Sharon
Glendale, California 91213
Polygon Investments SA                                             295000
P.O. Box 108, Front Street
Grand Turk, Turks & Caicos Isl
Todd Weaver                                                         10000
1001 West Tropical Way
Plantation, Florida 33317
James Richards                                                     180000
6801 East Camelback Road, #C-105
Scottsdale, Arizona 85251
Thomas Heckenamp                                                   140000
2924 Mountain Pine Drive
La Crecenta, California 91214
Bob Mackney                                                          2000
102-1974 Moss Court
Kelowna, British Columbia V1Y 9L3 Canada
Cambridge Capital Corporation                                      290000
Cockburn House, Cockburn Town
Grand Turk, Turks & Caicos Isl


     The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 504 which was begun on June 22, 1996 and completed on August 15, 1996. This offering was for 50,000 shares of common stock at $4.75 per share for a total offering of $237,500. The proceeds from this offering were used for equipment purchase and working capital. The purchasers were as follows:

                  Shareholder                        Shares Purchased
                  Polygon Investments SA             21,053
                  P.O. Box 108, Front Street
                  Grand Turk, Turks & Caicos Isl

                  Perato Fund LP                     13,158
                  1400-400 Burrard Street
                  Vancouver, BC V6C 3G2 Canada

                  Herdev S. Rayat*                   15,789
                  1025 Augusta Avenue
                  Burnaby, BC V5A 1K3 Canada

*Mr. Rayat is an accredited investor and the brother of Harmel Rayat, CEO of the Company.

     The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 504 which was begun on November 18, 1996 and completed on December 24, 1996. This offering was for 56,000 shares of common stock at $4.50 per share for a total offering of $252,000. The proceeds from this offering were used for advertising and marketing and working capital. All shares of stock of this offering were sold to Daimler Enterprises, Inc., 7 Prince Street, Belize City, Belize.

     During fiscal 1997, the Company issued three private placement memoranda. On February 1, 1997, an offering was begun pursuant to Regulation D, Rule 506 for 176,000 shares of common stock at $6.25 per share for a total offering of $1,100,000. This offering was completed on February 28, 1997. The proceeds were used for working capital and expansion of the MedCare Program. All shares of stock of this offering were purchased by Greystone Management Ltd., c/o P.O. Box 392, Bowater House, 68 Knightsbridge, London, SW1X 7NT, England. The purchaser was a foreign entity with sufficient financial sophistication developed through its business dealings to properly assess this investment and complete access to registration information.

     The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 506 on July 7, 1996 for 300,000 shares of common stock at $6.00 per share, plus 300,000 warrants exercisable at $6.00 per warrant until July 7, 2002 for a total offering of $1,800,000. This offering was completed on July 30, 1997 and the proceeds used for working capital and expansion of the MedCare Program. All shares and warrants were purchased by Matrix Capital Corp., P.O. Box 170 Front Street, Grand Turk, Turks & Caicos Isl. The purchaser was a foreign entity with sufficient financial sophistication developed through its business dealings to properly assess this investment and complete access to registration information.

     On June 20, 1997, the Company began offering for sale a Regulation D offering under Rule 506. This offering was for the Series A Preferred Stock of the Company and was sold for $10,000 per share, in minimum subscription amounts of at least ten shares ($100,000) and increments of five shares in excess thereof. The total offering was for three hundred shares for a total of $3,000,000, with a minimum offering of $1,650,000. The offering closed on July 8, 1997 with the minimum offering placed. The Preferred Stock was accompanied by warrants to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent (33-1/3%) multiplied by the aggregate purchase price of the Subscriber's Preferred Stock outstanding on each of nine, twelve and fifteen months following the closing date of the offering, divided by the Fixed Conversion Price as defined in the Certificate of Designation. In conjunction with this offering, an Escrow Agreement was entered into with Swartz Investments LLC, a Georgia limited liability company, as Placement Agent and with First Union National Bank of Georgia as Escrow Agent.

         The Company and Swartz Investments, LLC entered into a Placement Agent Agreement to define the terms of their relationship for this offering. According to this agreement, the Placement Agent agreed to find subscribers for the Company's Preferred Stock Series A offering in exchange for a placement fee of 5-1/2% of the aggregate gross subscription proceeds of the offering, a non-accountable expense allowance of 2% of the aggregate gross subscription proceeds, and, if a subscriber exercises a preferred warrant, a fee consisting of 7-1/2% of the aggregate exercise price, as defined in the Preferred Warrant. The Placement Agent Agreement also grants to the Placement Agent three sets of warrants (i) warrants to purchase stock equal to 7-1/2% times the aggregate gross subscription proceeds divided by the Fixed Conversion Price (as defined in the Certificate of Disclosure), (ii) warrants to purchase stock equal to 7-1/2% of the number of Conversion Warrants placed in the offering (as defined in the Subscription Agreement) and (iii) upon the exercise of a Preferred Warrant by a Stockholder, warrants to purchase stock equal to 7-1/2% of the gross proceeds received by the Company upon the exercise of the Preferred Warrant divided by the Exercise Price (as defined in the Preferred Warrant). All three of these warrants are for a period of five years at a fixed conversion price of $7.346 per share, as defined in the Certificate of Disclosure. The Placement Agent Agreement also contains cashless exercise and reset provisions. The offering was sold to a total of five off-shore entities, not including the shares given to the Placement Agent. The purchasers were foreign entities with sufficient financial sophistication developed through their business dealings to properly assess this investment and complete access to registration information.

Integration Discussion
----------------------

     1. Rule 504, offered 8/31/95, closed 9/30/95, amount sold $630,000;
     2. Rule 504, offered 6/22/96, closed 8/15/96, amount sold $237,500;
     3. Rule 504, offered 11/18/96, closed 12/24/96, amount sold  $252,000;
     4. Rule 506, offered 2/1/97,  closed 2/28/97, amount sold $1,100,000; and
     5. Rule 506, offered 7/7/97, closed 7/30/97, amount sold $1,800,000.

     Offering 1 and offering 2 occurred more than 6 months from each other and under the general provisions of Rule 502, integration do not apply. Offerings 1 and 2 were done while Medcare was non reporting, was not an investment company and had a specific business plan. The aggregate offering price cannot exceed $1,000,000 within the twelve months before and during the offering. This aggregate offering from July 15, 1995 through July 15, 1996 was $867,500, less than the maximum amount.

     Offering 2 and offering 3 occurred more than 6 months from each other and the general provisions of Rule 502, integration do apply. The offerings were not a part of a single plan of financing, were made at different times as the opportunities came available and were not made for the same general purpose. Offerings 2 and 3 were done while Medcare was non reporting, was not an investment company and had a specific business plan. The aggregate offering price cannot exceed $1,000,000 within the twelve months before and during the offering. This aggregate offering from November 18, 1995 through December 24, 1996 was $489,500, less than the maximum amount. Since the integration provisions apply the amounts will be aggregated and examination under the exemption will still be available because less than $1,000,000 was offered.

     Offerings 3 and 4 were in reliance on Rule 504 and 506 respectively. The offerings were done within 6 months of each other and will be integrated as provided under Rule 502. The offerings should not be integrated when examined under the five factors test. Medcare has approached financing on an individual basis as opportunities have come forth from various interested investors. The offerings have not come as a result of any single plan of financing. As detailed in the offering memoranda, additional capital was needed at each stage of the funding with no plan as to the terms or the amount of funding required. Since the sales were made within six months of each other, the safe harbor is not available. The securities are common stock of the Company, but have been sold for different prices. The sales have not been made for the same purpose. The 504 offering was done essentially to provide working capital to the business and the 506 offering was to provide capital funding to develop various sites and the program. Considering the above comments, the integration provisions should not apply.

         Offerings 4 and 5 are both in reliance on Rule 506 and have been made within 6 months of each other. Even if these offerings are integrated, the exemption is available. The aggregate offerings have been sold to less than 35 unaccredited investors and all other provisions of Rule 506 have been met. The money received in these successive offerings was not part of a single plan of financing and was structured as presented to the Company. The timing of the sales was within six months, but only as made available to the purchase. Two of the offerings were common stock and the third preferred. The consideration varies among the three instruments. Each of the offerings were done and the proceeds applied in a different manner. The integration provisions should not apply.

         The Company also offered preferred stock for sale to four accredited investors in reliance on Rule 506 of Regulation D. The offering was sold to the following individuals and for the following amounts:


                            Number of      Price per
Warrantee                   Shares         Share        Exercise Date
Lakeshore International      50            $10,000      June 20, 1998
Queensway Financial
 Holdings Limited           200            $10,000      June 20, 1998
Concordia Partners L.P.      50            $10,000      June 20, 1998
The Matthew Fund N.V.        30            $10,000      June 20, 1998

                    Total:  330 Preferred Share Warrants


     At that time, the Company also filed a Certificate of Designation with the State of Delaware in conjunction with this offering. This Certificate was approved on July 7, 1997 and designates 1,000 shares of the Company's one million shares of authorized preferred stock to be Series A stock. This stock has been assigned an issue price of $10,000 per share with an eight percent (8%) per annum accretion rate. The rank of this stock has been assigned as being senior to all Common Stock of the Company, junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series A Preferred Stock, senior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on par with any Series A Preferred Stock of whatever subdivision, and on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock. No dividend rights have been granted to this stock.

Private Placement November 6, 1998
----------------------------------

         Under the terms of a private placement done by the Company in reliance on Regulation D, Rule 506, 300,000 shares of common stock in the Company at $5.00 per share with a warrant effective until October 14, 2004 to purchase an additional 300,000 shares at $5.00 per share were sold to Lyons Capital Corp., a Bermuda corporation. The purchaser was a foreign entity with sufficient financial sophistication developed through its business dealings to properly assess this investment and complete access to registration information. The offering was closed on November 6, 1998, and resulted in receipt by the Company of $1,500,000. This Registration does not apply to these shares. No integration questions arise in conjunction with this sale.


                        EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                  Exhibit           Description
                  23.               Consent of Experts and Counsel
                  23a.              Consent of Independent Auditor
                  23b.              Consent of Counsel
                  27.               Financial Data Schedule

                                  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The issuer will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act, to reflect in the prospectus any facts or events which represent a fundamental change in the information in the registration statement and to include any additional or changed material information on the plan of distribution.

         For determining liability under the Securities Act, the issuer will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         The issuer will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Naperville, State of Illinois.

                                                    MEDCARE TECHNOLOGIES, INC.

                                                    By  Jeffrey S. Aronin
                                                    ---------------------
                                                    Jeffrey S. Aronin, President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary R. Blume, Esq. as true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereon.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Harmel S. Rayat       Chairman                                  2/18/99
-------------------       --------                                  -------
Harmel S. Rayat                                                     Date

/s/ Jeffrey S. Aronin     President, CEO, Director                  2/18/99
---------------------     ------------------------                  -------
Jeffrey S. Aronin                                                   Date

/s/ Michael M. Blume      Director                                  2/18/99
--------------------      --------                                  -------
Michael M. Blue, M.D.                                               Date

/s/ Jake Jacobo           Director                                  2/18/99
---------------           --------                                  -------
Jake Jacobo, M.D.                                                   Date

/s/ Greg Wujek            Director, Secretary, VP Managed Care      2/18/99
--------------            ------------------------------------      -------
Greg Wujek                                                          Date